Registration No. 333-63907
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       to
                                    FORM S-4/A

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               TRANS ENERGY, INC.
               (Exact name of issuer as specified in its charter)

             Nevada                                             1311
 (State or other jurisdiction of                   (Primary Standard Industrial
  incorporation or organization)                    Classification Code Number)

                                   93-0997412
                                (I.R.S. Employer
                             Identification Number)

         210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170
               (Address of Principal Executive Offices) (Zip Code)

                                 Loren E. Bagley
                                210 Second Street
                         St. Marys, West Virginia 26170
                     (Name and address of agent for service)

                                   Copies to:

          Leonard E. Neilson, Esq.                   Roger V. Davidson, Esq.
          Leonard E. Neilson, P.C.                     Cohen Brame & Smith
      1121 East 3900 South, Suite C-200          One Norwest Center, Suite 1800
         Salt Lake City, Utah 84124                    1700 Lincoln Street
                                                      Denver, Colorado 80203

         Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement which relates to the merger of Natural Gas Technologies, Inc. with and into Trans Energy, Inc. pursuant to the terms and conditions of the Plan and Agreement of Merger described herein.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]




                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                              Proposed               Proposed
                                                               Maximum                Maximum              Amount of
  Title each class of Securities       Amount to be        Offering Price            Aggregate           Registration
         to be Registered               Registered          Per Share(1)         Offering Price(1)          Fee(1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                 6,415,750           $ .75 per               $ 4,811,813             $ 1,459
$.001                                     Shares                Share
================================== ==================== =====================  =====================  ===================
                                                                                      TOTAL FEE             $ 1,459

(1) Based upon approximately 6,415,350 shares of Trans Energy, Inc. common stock issued under the Merger covered by this Registration Statement and 400 shares that may be issued in rounding up of fractional shares. The fee with respect to these share and as required by Section 6(b) of the Securities Act of 1933, as amended, (the "Securities Act"), has been calculated pursuant to Rule 457(f) and 457(c) under the Securities Act and based upon the last sale price per share of the Issuer's common stock on a date within five (5) days prior to the date of filing this Registration Statement, as reported by The Nasdaq SmallCap Market.

         The Registrant hereby amends this Registration Statement on such a date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                               TRANS ENERGY, INC.
                         210 Second Street. P.O. Box 393
                         St. Marys, West Virginia 26170

         The Board of Directors cordially invites you to attend a special meeting of shareholders of Trans Energy, Inc. ("TSRG") to be held at _____ p.m., local time, on ____________, October__, 1998, at the offices of TSRG located at 210 Second Street, St. Marys, West Virginia.

         At the Special Meeting, you will be asked to consider a proposal to approve the issuance of TSRG common stock, par value $.001 per share ("TSRG Common Stock"), pursuant to a Plan and Agreement of Merger dated as of March 26, 1998 (the "Merger Agreement"), by and between TSRG and Natural Gas Technologies, Inc., a Texas corporation ("NGT"), and the transactions contemplated thereby. Pursuant to the Merger Agreement, NGT will merge with and into TSRG, the separate corporate existence of NGT will cease and TSRG shall be the surviving corporation (the "Merger"). As a result of the Merger, each share of NGT common stock, $.001 par value ("NGT Common Stock") , and each share of NGT Series 1994-B Preferred Stock, $4.00 par value ("NGT Preferred Stock"), shall be exchanged for shares of TSRG Common Stock based on the Exchange Ratio. The "Exchange Ratio shall be determined by dividing 6,415,350 (three times the number of shares of TSRG Common Stock outstanding) by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately preceding the Effective Date of the Merger.

         Shareholders will also be asked to (a) approve the proposal to amend the Articles of Incorporation to change the authorized capitalization by adding 10,000,000 shares of preferred stock , par value $.001 per share, (b) ratify the issuance of certain convertible debentures that may be converted into TSRG Common Stock, and (c) approve the proposal to empower the Board of Directors to register up to 1,000,000 shares of authorized but previously unissued TSRG Common Stock, to be offered and sold at the discretion of the Board of Directors.

         Following consummation of the proposed Merger, the combined company will have oil and gas properties and production in the Appalachian, Rocky Mountain and Permian basins.

         THE DIRECTORS OF TSRG HAVE UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF TSRG VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER

         The Merger is conditioned on approval by TSRG shareholders of the issuance of TSRG Common Stock in the Merger. Accordingly, it is important that your shares be represented at the Special Meeting. whether or not you plan to attend in person. Please complete, sign and date the enclosed Proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the Special Meeting.

         On June 5, 1998, the shares of TSRG Common Stock then outstanding were reverse split on a one (1) share for four (4) shares basis. All share of TSRG Common Stock referred to in this Joint Proxy Statement/Prospectus and in the Merger Agreement are stated on a post-split basis.

         Should you require assistance in completing your proxy card or if you have questions about the voting procedure described in this Joint Proxy Statement / Prospectus, please feel free to contact William Woodburn at the TSRG offices, (304) 684-7053.

   Thank you for your continued support.

                                           Sincerely,



                                           LOREN E. BAGLEY
                                           President and Chief Executive Officer
--------------------------------------------------------------------------------
         The Securities and Exchange Commission and state securities regulators have not approved this Joint Proxy Statement / Prospectus or the shares of TSRG Common Stock to be issued in the Merger, and they have not determined if this Joint Proxy Statement / Prospectus is truthful or complete. Furthermore, the Securities and Exchange Commission has not determined the fairness or merits of the Merger. Any representation to the contrary is a criminal offense.

SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN MATTERS YOU SHOULD
CONSIDER.
--------------------------------------------------------------------------------

         This Joint Proxy Statement / Prospectus is dated October__, 1998 and is first being mailed to shareholders on or about October __, 1998.

                               TRANS ENERGY, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           To Be Held October __, 1998

To our Shareholders:

         NOTICE is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Trans Energy, Inc., a Nevada corporation ("TSRG"), will be held on ___________, October ___, 1998, at ____ p.m. local time, at 210 Second Street, St. Marys, West Virginia for the following purposes.

                  (1) To consider and vote upon a proposal to approve the issuance of TSRG common stock, par value $.001 per share, pursuant to a Plan and Agreement of Merger dated as of March 26, 1998 (the "Merger Agreement"), by and between TSRG and Natural Gas Technologies, Inc., a Texas corporation ("NGT"), and the transactions contemplated thereby. Pursuant to the Merger Agreement, NGT will merge with and into TSRG, the separate corporate existence of NGT will cease and TSRG shall be the surviving corporation (the "Merger"). As a result of the Merger, each share of NGT common stock, $.001 par value ("NGT Common Stock"), and each share of NGT Series 1994-B Preferred Stock, $4.00 par value ("NGT Preferred Stock"), shall be exchanged for shares of common stock, $.001 par value, ("TSRG Common Stock") based on the Exchange Ratio. The "Exchange Ratio" shall be determined by dividing the 6,415,350 (three times the number of shares of TSRG Common Stock outstanding) by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately preceding the Effective Date of the Merger.

                  A copy of the Merger Agreement is annexed to the accompanying Joint Proxy Statement/ Prospectus as Annex I.

                  (2) To consider and vote upon a proposal to amend the Articles of Incorporation to change the authorized capitalization of TSRG to add 10,000,000 shares of preferred stock, par value $.001 per share.

                  (3) To consider and vote upon a proposal to ratify the issuance of up to $4,850,000 face value convertible debenture that may be converted into shares of TSRG Common Stock.

                  (4) To consider and vote upon a proposal to empower the Board of Directors to register up to 1,000,000 shares of authorized but previously unissued TSRG Common Stock, to be offered and sold at the discretion of the Board of Directors.

                  (5) To transact such other business as may properly come before the TSRG Special Meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business of _________, 1998 as the record date for determining the shareholders entitled to receive notice of and to vote at, the TSRG Special Meeting or any adjournment or postponement thereof.

         The Joint Proxy Statement / Prospectus sets forth, or incorporates by reference, information, including financial data, relating to TSRG and NGT and describes the terms and conditions of the proposed Merger. Please carefully review these materials before completing the enclosed proxy card. The Joint Proxy Statement / Prospectus forms a part of this Notice.

                          By Order of the Board of Directors,



                          LOREN E. BAGLEY
                          President and Chief Executive Officer
St. Marys, West Virginia
October ___, 1998

--------------------------------------------------------------------------------
         REGARDLESS  OF WHETHER OR NOT YOU PLAN TO ATTEND THE  SPECIAL  MEETING,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE TSRG SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE JOINT PROXY STATEMENT / PROSPECTUS.
--------------------------------------------------------------------------------

                                                              Alternative Page 1
                         NATURAL GAS TECHNOLOGIES, INC.
                          16775 Addison Road, Suite 300
                               Dallas, Texas 75248

         The Board of Directors cordially invites you to attend a special meeting of shareholders of Natural Gas Technologies, Inc. ("NGT") to be held at _____ p.m., local time, on ____________, October __, 1998, at the offices of NGT 16775 Addison Road, Suite 300, Dallas, Texas.

         At the Special Meeting, you will be asked to consider a proposal to approve the Plan and Agreement of Merger dated as of March 26, 1998 (the "Merger Agreement"), by and between NGT and Trans Energy, Inc., a Nevada corporation ("TSRG") and the transactions contemplated thereby. Pursuant to the Merger Agreement, NGT will merge with and into TSRG, the separate corporate existence of NGT will cease and TSRG shall be the surviving corporation (the "Merger"). As a result of the Merger, each share of NGT common stock, $.001 par value ("NGT Common Stock") , and each share of NGT Series 1994-B Preferred Stock, $4.00 par value ("NGT Preferred Stock"), shall be exchanged for shares of TSRG Common Stock, par value $.001 per share (the "TSRG Common Stock"), based on the Exchange Ratio. The "Exchange Ratio" shall be determined by dividing 6,415,350 (three times the number of shares of TSRG Common Stock outstanding) by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately preceding the Effective Date of the Merger. A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement/ Prospectus as Annex I.

         Following consummation of the proposed Merger, the combined company will have oil and gas properties and production in the Appalachian, Rocky Mountain and Permian basins.

         THE DIRECTORS OF NGT HAVE UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF NGT VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER.

         The Merger is conditioned on approval by NGT shareholders. Accordingly, it is important that your shares be represented at the Special Meeting. whether or not you plan to attend in person. Please complete, sign and date the enclosed Proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the Special Meeting.

         Should you require assistance in completing your proxy card or if you have questions about the voting procedure described in this Joint Proxy Statement / Prospectus, please feel free to contact Michael Stewart at the NGT offices, (972) 713-6050.

 Thank you for your continued support.

                                           Sincerely,



                                           MICHAEL STEWART
                                           President and Chairman of the Board

         REGARDLESS  OF WHETHER OR NOT YOU PLAN TO ATTEND THE  SPECIAL  MEETING,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE NGT SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE JOINT PROXY STATEMENT / PROSPECTUS.

--------------------------------------------------------------------------------
         The Securities and Exchange Commission and state securities regulators have not approved this Joint Proxy Statement / Prospectus or the shares of TSRG to be issued in the Merger, and they have not determined if this Joint Proxy Statement / Prospectus is truthful or complete. Furthermore, the Securities and Exchange Commission has not determined the fairness or merits of the Merger. Any representation to the contrary is a criminal offense.

SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN MATTERS YOU SHOULD
CONSIDER.
--------------------------------------------------------------------------------

         This Joint Proxy Statement / Prospectus is dated October __, 1998 and is first being mailed to shareholders on or about October __, 1998.

                               TRANS ENERGY, INC.
                                       AND
                         NATURAL GAS TECHNOLOGIES, INC.

                       JOINT PROXY STATEMENT / PROSPECTUS

         This Joint Proxy Statement / Prospectus is being furnished to the holders of common stock, $.001 par value ("TSRG Common Stock"), of Trans Energy, Inc., a Nevada corporation ("TSRG"), in connection with the solicitation of proxies by the Board of Directors of TSRG (the "TSRG Board") for use at a Special Meeting of Shareholders of TSRG to be held at 210 Second Street, St. Marys, West Virginia, on October __, 1998, and at any and all adjournments or postponements thereof (the "TSRG Special Meeting").

         This Joint Proxy Statement/Prospectus is also being furnished to the holders of common stock, par value $.001 par value ("NGT Common Stock"), and NGT Series 1994-B Preferred Stock, $4.00 par value ("NGT Preferred Stock") of Natural Gas Technologies, Inc., a Texas corporation ("NGT"), in connection with the solicitation of proxies by the Board of Directors of NGT (the "NGT Board") for use at a Special Meeting of Shareholders of NGT to be held at 16775 Addison Road, Suite 300, Dallas, Texas, on October __, 1998, and at any and all adjournments or postponements thereof (the "NGT Special Meeting" and, together with the TSRG Special Meeting, the "Special Meetings").

         This Joint Proxy Statement/Prospectus relates to the Plan and Agreement of Merger dated as of March 26, 1998 (the "Merger Agreement") by and between TSRG and NGT, which provides for the merger of NGT with and into TSRG (the "Merger"), with TSRG being the surviving corporate entity. Subject to the terms and conditions of the Merger Agreement, each share of NGT Common Stock and each share of NGT Preferred Stock shall be exchanged for shares of TSRG Common Stock based on the "Exchange Ratio." The Exchange Ratio shall be determined by dividing 5,415,350 (three times the number of shares of TSRG Common Stock outstanding) by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately preceding the Effective Date of the Merger, which shall be the date of the filing of the Articles of Merger or a Certificate of Merger, as applicable, with the Secretary of State of Nevada and the Secretary of State of Texas (the "Effective Date"). One additional share of TSRG Common Stock will be paid in lieu of any fractional share resulting from the Exchange Ratio.

         The consummation of the Merger is subject, among other things, (i) the approval of the Merger and issuance of TSRG Common Stock pursuant to the Merger in accordance with the terms of the Merger Agreement by the affirmative vote of a majority of the outstanding shares of TSRG Common Stock; (ii) the approval of the Merger by holders of a two-thirds (2/3) majority of the outstanding shares of NGT Common Stock, and (iii) the continued listing of TSRG Common Stock on the Nasdaq SmallCap Market. A copy of the Merger Agreement is attached hereto as Annex 1.

         This Joint Proxy Statement / Prospectus also constitutes the Prospectus of TSRG filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of TSRG Common Stock issued in the Merger. It is anticipated that approximately 6,415,350 shares of TSRG Common Stock will be issued in the Merger representing approximately 75% of the shares of TSRG Common Stock expected to be issued after giving effect to the consummation of the Merger.

         TSRG Common Stock is listed for trading under the symbol "TSRG" on The Nasdaq SmallCap Market. NGT Common Stock does not trade in a public market. On March 25, 1998, the last trading day prior to the execution of the Merger Agreement, the last reported sale price of TSRG Common Stock as reported by The Nasdaq SmallCap Market was $4.25 per share, post-split as defined herein.

         For a description of certain  significant  considerations in connection
with  the  Merger  and   related   matters   described   in  this  Joint   Proxy
Statement/Prospectus, see Section 5, "RISK FACTORS" beginning on page 12.

         This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of TSRG and shareholders of NGT on or about October ___, 1998.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
         The date of this Joint Proxy Statement/Prospectus is October __, 1998.

                              AVAILABLE INFORMATION

         TSRG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files annual, quarterly and current reports, proxy statements and other information with the Commission. Such reports, statements or other information may be inspected and copied at the Commission's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements, and other information regarding registrants (including TSRG) that file electronically with the Commission (http://www.sec.gov). TSRG Common Stock is included on The Nasdaq SmallCap Market and reports, proxy statements and other information relating to TSRG can be inspected at the offices of the NASD, 1735 K Street, Washington, D.C., 20006.

         TSRG has filed the Registration Statement to register with the Commission the shares of TSRG Common Stock to be issued to NGT shareholders in the Merger. This Joint Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of TSRG, as well as a proxy statement of NGT Special Meeting and the TSRG Special Meeting.

         As allowed by the Commission rules, this Joint Proxy Statement/Prospectus does not contain all the information that shareholders can find in the Registration Statement or the exhibits to the Registration Statement.

         The Commission allows TSRG to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that it can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information contained directly in the Joint Proxy Statement/Prospectus.

         This Joint Proxy Statement/Prospectus incorporates by reference documents that are not presented herein or delivered herewith. Copies of such documents (other than exhibits thereto which are not specifically incorporated by reference herein) are available, without charge, to any person, including any beneficial owner of shares of TSRG Common Stock or NGT Common Stock or Preferred Stock to whom this Joint Proxy Statement/Prospectus is sent, upon written or oral request to, in the case of documents relating to TSRG, Trans Energy, Inc., 210 Second Street, P.O. Box 393, St. Marys, West Virginia, 26170, telephone
(304) 684-7053 and, in the case of documents relating to NGT, Natural Gas Technologies, Inc., 16775 Addison Road, Suite 300, Dallas, Texas, 75248 telephone (972) 713-6050. In order to ensure delivery of documents prior to the applicable Special Meeting, any such request should be made not later than October __, 1998.

                           INCORPORATION BY REFERENCE

         This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that TSRG has previously filed with the Commission. These documents contain important information about TSRG and its financial condition.

         1. The TSRG Annual Report on Form 10-KSB for the year ended December 31, 1997 (File No.0-23530);

         2. The TSRG Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 1998 (File No. 0-23530);

         3. The TSRG current reports on Form 8-K dated February 11, 1998 and February 19, 1998.

         No   person   has  been   authorized   to  give  any   information   or
representations with respect to the matters described in this Joint Proxy Statement/Prospectus other than those contained or incorporated by reference herein, and, if given or made, such information or representations must not be relied upon as having been authorized by either TSRG or NGT. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor does it constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of TSRG or NGT since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                              CAUTIONARY STATEMENT

         When used in this Joint Proxy Statement/Prospectus with respect to TSRG and NGT, the words "estimate," "project," "intend," "expect," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date of this Joint Proxy Statement/Prospectus. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Such risks and uncertainties include those risks, uncertainties and risk factors identified under the heading "Risk Factors and Cautionary Statements" accompanying "Management's Discussion and Analysis or Plan of Operations" that is in the TSRG Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. TSRG does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date -hereof or to reflect the occurrence of unanticipated events.

         All information contained in this Joint Proxy Statement/Prospectus with respect to TSRG has been provided by TSRG. All information contained in this Joint Proxy Statement/Prospectus with respect to NGT has been provided by NGT.



                                                 TABLE OF CONTENTS
                                                                                                          Page
                                                                                                          ----

AVAILABLE INFORMATION............................................................................            2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................            2
CAUTIONARY STATEMENT.............................................................................            3
SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS......................................................            6
     The Companies...............................................................................            6
     TSRG Special Meeting........................................................................            7
     NGT Special Meeting.........................................................................            8
     The Merger and Merger Agreement.............................................................            9
     Risk Factors................................................................................            9
     Comparative Per Share Data of TSRG and NGT..................................................           10
     Market Prices and Dividends.................................................................           11
     The TSRG Stock Split........................................................................           11
RISK FACTORS.....................................................................................           12
     Risks Related to the TSRG / NGT Merger......................................................           12
     Risks Relating to the Business and Operations of TSRG and NGT...............................           13
     Risks Relating to the Market of TSRG Common Stock...........................................           16
TSRG SPECIAL MEETING.............................................................................           16
     Date, Time and Place........................................................................           16
     General.....................................................................................           16
     Record Date; Vote Required..................................................................           18
     Quorum......................................................................................           18
     Proxies.....................................................................................           19
     Solicitation of Proxies.....................................................................           19
     Appraisal / Dissenters' Rights..............................................................           19
NGT SPECIAL MEETING..............................................................................           20
     Date, Time and Place........................................................................           20
     General.....................................................................................           20
     Record Date; Vote Required..................................................................           21
     Quorum......................................................................................           21
     Proxies.....................................................................................           21
     Solicitation of Proxies.....................................................................           21
     Appraisal / Dissenters' Rights..............................................................           22
THE MERGER.......................................................................................           23
     General.....................................................................................           24
     Share Ownership of Affiliates...............................................................           24
     Background of the Merger....................................................................           24
     TSRG Financing Related to the Merger........................................................           25
     TSRG's Reasons for the Merger; Recommendation of the TSRG Board.............................           25
     NGT's Reasons for the Merger; Recommendation of the TSRG Board..............................           26
     Composition of the TSRG Board...............................................................           28
     Interests of Certain Persons in the Transaction.............................................           28
     Certain Federal Income Tax Consequences.....................................................           28
     Anticipated Accounting Treatment............................................................           29
     Percentage Ownership Interest of NGT Shareholders Following the Merger......................           30
     Nasdaq SmallCap Market Listing..............................................................           30
     Resale of TSRG Common Stock.................................................................           30



                                                                                                           Page
                                                                                                           ----
OTHER TERMS OF THE MERGER AGREEMENT..............................................................           31
     Conversion of Shares in the Merger..........................................................           31
     Exchange Agent; Procedure for Exchange of Certificates......................................           32
     No Fractional Shares........................................................................           32
     Representations and Warranties..............................................................           32
     Conduct of Business Pending the Merger......................................................           33
     Conditions Precedent to the Merger..........................................................           34
     Indemnification; Directors' and Officers' Insurance.........................................           35
     Termination.................................................................................           36
     Fees and Expenses...........................................................................           37
     Amendment...................................................................................           37
     Waiver......................................................................................           37
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS................................................           38
TSRG STOCK SPLIT.................................................................................           39
DIRECTORS AND MANAGEMENT OF TSRG FOLLOWING THE MERGER............................................           39
DESCRIPTION OF TSRG SECURITIES...................................................................           39
     TSRG Common Stock...........................................................................           40
     TSRG Stock Purchase Warrants................................................................           40
     TSRG Convertible Debentures.................................................................           40
     Shares Eligible for Future Sale.............................................................
COMPARISON OF THE RIGHTS OF HOLDERS OF TSRG COMMON
     STOCK AND NGT COMMON STOCK..................................................................           42
MARKET PRICE OF TSRG COMMON STOCK AND DIVIDENDS..................................................           45
BUSINESS OF TSRG................................................................................            46
BUSINESS OF NGT..................................................................................           60
CERTAIN RELATED TRANSACTIONS.....................................................................           73
SHAREHOLDERS PROPOSALS...........................................................................           73
EXPERTS..........................................................................................           73
LEGAL MATTERS....................................................................................           74
ANNUAL REPORT AND FORM 10-KSB....................................................................           74

ANNEXES TO THE JOINT PROXY STATEMENT/PROSPECTUS..................................................
     Annex I          PLAN AND AGREEMENT OF MERGER
     Annex II         NEVADA REVISED STATUES RELATING TO RIGHTS OF DISSENTING
                      SHAREHOLDERS
     Annex III        TEXAS CODE
     Annex IV         GLOSSARY OF CERTAIN TERMS RELATING TO THE MERGER

                    JOINT PROXY STATEMENT/PROSPECTUS SUMMARY

         The following is a summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. This summary highlights selected information from this document and may not contain all of the information that is important to you. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus and Annexes hereto.

         Shareholders of TSRG and NGT are urged to read this Joint Proxy Statement/Prospectus and the Annexes hereto in their entirety.

The Companies

         TSRG

         TSRG is primarily engaged in the transportation, marketing and production of natural gas and oil, and also oil and gas exploration and development activities. TSRG owns and operates oil and gas wells in West Virginia and Wyoming and also owns and operates gas transmission lines located in West Virginia. During the past three years, TSRG has engaged in limited developmental drilling and no exploratory drilling. TSRG has operated primarily in the Appalachian Basin in Northwestern West Virginia, which is geographically one of the largest gas and oil producing regions, and also in the Powder River Basin in Wyoming.

         TSRG's business strategy is to economically increase its reserves, production and sale of gas and oil from existing and acquired properties in the Appalachian Basin and elsewhere in order to maximize shareholders' return over the long term. TSRG intends to actively pursue the acquisition and development of producing properties in areas that will enhance TSRG's revenue base without proportional increases in overhead costs. To accomplish this strategy, TSRG has focused on increasing its gas and oil revenues through well recompletions, property acquisitions and exploitation programs.

         TSRG operates exclusively in the oil and gas industry. Natural gas production from wells owned by TSRG is generally sold to various intrastate and interstate pipeline companies and natural gas marketing companies. Sales are generally made on the spot market or under short-term contracts (one year or less) providing for variable or market sensitive prices. These prices often are tied to natural gas futures contracts as posted in national publications. Natural gas delivered through TSRG's pipeline network is sold under contract to one of two primary customers. As of the date hereof, TSRG employs ten people full-time and anticipates hiring additional employees as business warrants and as funds are available. See "BUSINESS OF TSRG."

         TSRG's principal executive offices are located at 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170, and its telephone number is (304) 684-7053.

         NGT.

         NGT is an energy company engaged in the exploration, development, acquisition and production of crude oil and natural gas. All of NGT's properties and its subsidiary's properties and operations are currently located in the States of Texas and Wyoming. NGT's objective is to build shareholder value through consistent growth in per share reserves, production and the resulting cash flow and earnings. To accomplish this, NGT has targeted properties which are expected to produce secondary recoveries of oil and gas through the use of new technologies, waterfloods or additional drilling. These types of properties can usually be acquired on more favorable terms than properties in primary production, although lease operating costs for these properties are higher upon acquisition than properties in primary production. Since January 31, 1997, NGT has been acquiring additional properties and reworking its existing properties using cash invested by two of NGT's directors.

         NGT has contracted with Wagman Petroleum, Inc. ("WPI") to operate its properties. WPI is approximately 45 percent owned by Brent A. Wagman, a former officer and director of NGT. Mr. Wagman is also a director and president of WPI. See "BUSINESS OF NGT."

         NGT's principal executive offices are located at 16775 Addison Road, Suite 300, Dallas, Texas 75248, and its telephone number is (972) 713-6050.

         The Combined Company. With respect to the "combined company" resulting from the Merger, approximately 57% of the pro forma combined revenues for the period ended June 30, 1998 were attributed to TSRG and 43% were attributable to NGT. As of June 30,1998 approximately 73% of the pro forma assets of the combined company were attributable to TSRG and 27% were attributable to NGT.

         Following consummation of the Merger, the combined company will be engaged in transportation, marketing and production of natural gas and oil, and also exploration and development activities. There are currently no plans for the combined company to change the nature of the operations described in the TSRG and NGT paragraphs above, except to pursue consolidations that will result in operational efficiencies.

TSRG Special Meeting

         Purpose. There will be a special meeting of shareholders of TSRG at _________________, on _______, October __, 1998, at ___ p.m. local time. At this meeting TSRG shareholders will be asked to approve the issuance of TSRG Common Stock to shareholders of NGT pursuant to the Merger and the terms of the Merger Agreement. Also, shareholders will be asked to (a) approve an amendment to the Articles of Incorporation to change TSRG's authorized capitalization to include ten million (10,000,000) shares of preferred stock, (b) ratify the issuance of certain convertible debentures that may be converted into TSRG Common Stock, and
(c) approve the proposal to empower the TSRG Board to register up to 1,000,000 shares of authorized but previously unissued TSRG Common Stock, to be offered and sold at the discretion of the TSRG Board. See "TSRG SPECIAL MEETING."

         Record Date. Only holders of record of TSRG Common Stock at the close of business on October __, 1998 (the "TSRG Record Date") are entitled to receive notice of and to vote at the TSRG Special Meeting. Each such share owned at the Record Date entitles the registered holder thereof to one vote. See "TSRG SPECIAL MEETING - Record Date."

         Quorum. The holders of more than one-third of the shares of TSRG outstanding and entitled to vote must be present at the TSRG Special Meeting in person or represented by Proxy in order for a quorum to be present. See "TSRG SPECIAL MEETING - Quorum."

         Required Vote. Once a quorum has been established, an affirmative vote of a majority of the outstanding shares of TSRG Common Stock will be required for approval of the Merger, approval of the change in authorized capitalization, ratification of the issuance of the Convertible Debentures, and approval of registration of additional shares of TSRG Common Stock. An abstention with respect to the Merger will have the effect of a vote cast against the Merger. Brokers who hold shares of TSRG Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any votes that are not cast because the nominee-broker lacks such discretionary authority will not be counted as votes cast on such proposal and will have no effect on the vote. See "TSRG SPECIAL MEETING - Quorum."

         Appraisal/Dissenters' Rights. Holders of shares of TSRG Common Stock may be entitled to obtain payment of the fair value of their shares by asserting appraisal/dissenters' rights and refraining from voting their shares "for" the Merger. See "TSRG MEETING - Appraisal/Dissenters' Rights" and "NGT MEETING - Appraisal/Dissenters' Rights."

NGT Special Meeting

         Purpose. There will be a special meeting of shareholders of NGT at 16775 Addison Road, Suite 300, Dallas, Texas, on _______, October __, 1998, at ___ p.m. local time. At this meeting NGT shareholders will be asked to approve the Merger pursuant to the terms of the Merger Agreement. The corporate law of the State of Texas provides that only such business as is specified in the notice of a special meeting may come before the meeting. See "NGT SPECIAL MEETING."

         Record Date. Only holders of record of NGT Common Stock at the close of business on October __, 1998 (the "NGT Record Date") are entitled to receive notice of and to vote at the NGT Special Meeting. Each such share owned at the Record Date entitles the registered holder thereof to one vote. See "NGT SPECIAL MEETING - Record Date; Vote Required."

         Subject to the terms and conditions of the Merger Agreement, 100% of the issued and outstanding shares of NGT Common Stock and NGT Preferred Stock will be exchanged for approximately 6,415,350 shares of TSRG Common Stock at the Exchange Ratio, which amount shall represent at least 75% of the total outstanding shares of TSRG Common Stock following the Merger.

         Quorum. The holders of more than one-half (1/2) of the shares of NGT outstanding and entitled to vote must be present at the NGT Special Meeting in person or represented by Proxy in order for a quorum to be present. "NGT SPECIAL MEETING - Quorum."

         Required Vote. Once a quorum has been established, an affirmative vote of a two-thirds (2/3) majority of the outstanding shares of NGT Common Stock will be required for approval of the Merger. An abstention with respect to the Merger will have the effect of a vote cast against the Merger. "NGT SPECIAL MEETING - Quorum."

         Appraisal/Dissenters' Rights. Holders of shares of NGT Common Stock may be entitled to obtain payment of the fair value of their shares by asserting appraisal/dissenters' rights and refraining from voting their shares "for" the Merger. See "THE MERGER - Appraisal/Dissenters' Rights."

The Merger and the Merger Agreement

         On March 26, 1998, TSRG entered into the Merger Agreement with NGT pursuant to which NGT will be merged with and into TSRG with TSRG being the surviving corporate entity. The Merger will be accomplished by way of exchanging 100% of the issued and outstanding shares of NGT Common Stock and NGT Preferred Stock for approximately 6,415,350 shares of TSRG Common Stock at the Exchange Ratio. The "Exchange Ratio" shall be determined by dividing 6,415,350 (three times the number of shares of TSRG Common Stock outstanding) by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately prior to the Effective Date. This will result in the present NGT shareholders owning at least 75% of the total number of issued and outstanding shares of TSRG Common Stock immediately after completion of the Merger. The Merger shall be voted upon by the shareholders of both TSRG and NGT and is subject to the effectiveness of TSRG's Registration Statement on Form S-4. See "THE MERGER."

         The Merger will become effective upon the filing of the Articles of Merger or a Certificate of Merger, as applicable, with the Secretary of State of Nevada and the Secretary of State of Texas (the "Effective Date"), which event shall not occur until all conditions precedent set forth in the Merger Agreement are satisfied or waived, to the extent permitted by law. See "OTHER TERMS OF THE MERGER AGREEMENT - Conditions Precedent to the Merger."

         Upon completion of the Merger, the Board of Directors of the combined company shall consist of five directors, two nominated by TSRG, two nominated by NGT, and one by mutual agreement of TSRG and NGT. See "DIRECTORS AND MANAGEMENT OF TSRG FOLLOWING THE MERGER." Until the Merger is completed, both corporations are being managed pursuant to a joint committee consisting of Loren E. Bagley and Michael Stewart. See "THE MERGER - Conduct of Business Pending the Merger."

         Certain Federal Income Tax Consequences. It is the intent of the parties to the Merger that (i) the transaction be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) TSRG and NGT will each be a party to that reorganization within the meaning of Section 368
(b) of the Code. See "THE MERGER - Certain Federal Income Tax Consequences."

         Anticipated Accounting Treatment. The Merger will be accounted for as a recapitalization of TSRG for financial accounting purposes in accordance with generally accepted accounting principles. For financial reporting purposes, the results of operations of NGT will be included in the TSRG consolidated statement of operations following the Effective Date. See "THE MERGER - Anticipated Accounting Treatment."

Risk Factors

         For a description of certain significant considerations in connection with the Merger and related matters described in this Joint Proxy Statement/Prospectus, see the section entitled "RISK FACTORS" beginning on page 12 hereof.

Comparative Per Share Data of TSRG and NGT

         The following table sets forth certain actual ("historical") per share information and certain information on a pro forma basis for TSRG and NGT. Historical data is based on the historical consolidated financial statements and related notes of each of TSRG and NGT and the Unaudited Pro Forma Combined Financial Information, including notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                                 Three Month
                                         Year Ended              Period Ended
                                      December 31, 1997          June 30, 1998
TSRG - Historical
Book value per common share              $   1.42                 $  1.44
Income (loss) per common share           $  (1.14)                $ (0.10)
    from continuing operations

                                                                 Three Month
                                      Fiscal Year Ended          Period Ended
                                        March 31, 1998           June 30, 1998
NGT - Historical
Book value per common share               $   .74                 $   .71
Loss per common share from                $  (.70)                $  (.33)
    continuing operations

                                                                    As of
TSRG / NGT - Pro Forma (unaudited                               June 30, 1998
Book value per common share                                       $   .93
Loss per common share from                                        $  (.17)
    continuing operations

Market Prices and Dividends

         TSRG Common Stock is traded on The Nasdaq SmallCap Market under the symbol "TSRG". The following table sets forth, for the periods indicated the range of quarterly high and low sales prices of TSRG as obtained from The Nasdaq SmallCap Market for the past two fiscal years. All prices have been adjusted to reflect the one share for four shares reverse split effected by TSRG on June 5, 1998. Price quotations reflect inter-dealer prices, without retail market mark-up, mark-down or commission and may not represent actual transactions.

                                                      High              Low
                                                      ----              ---
                  1996
                          First Quarter              $ 14.00          $ 10.52
                          Second Quarter             $ 24.00          $ 10.00
                          Third Quarter              $ 21.00          $ 11.52
                          Fourth Quarter             $ 25.00          $ 13.00
                  1997
                          First Quarter              $ 26.24          $  8.00
                          Second Quarter             $ 13.12          $  5.00
                          Third Quarter              $  8.00          $  2.52
                          Fourth Quarter             $  8.00          $  2.52
                  1998
                          First Quarter              $  6.68          $  2.00
                          Second Quarter             $  5.00          $  2.13
                          Third Quarter (1)          $  2.38          $   .50
                          -------------
                  (1)     Through September 16, 1998

         As of September 16, 1998, there were 187 holders of record of TSRG Common Stock, which figure does not take into account those shareholders whose certificates are held in the name of broker-dealers and other nominees. TSRG estimates that there are approximately 300 beneficial owners of TSRG Common Stock including shareholders whose certificates are held by broker-dealers or other nominees. On March 25, 1998, the date immediately preceding the announcement of the Merger, the shares of TSRG Common Stock closed at $4.25.

         TSRG has not declared or paid cash dividends or made distributions in the past and does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. TSRG currently intends to retain and reinvest future earnings, if any, to finance its operations.

         There is currently no public trading market for NGT Common Stock or Preferred Stock. As of September 8, 1998, there were 181 holders of record of NGT Common Stock and 2 holders of NGT's Series 1994-B Preferred Shares.

The TSRG Stock Split

         In May 1998, the TSRG Board declared the TSRG Stock Split in connection with the Merger. Accordingly, on June 5, 1998, the shares of TSRG Common Stock then outstanding were reverse split on a one (1) share for four (4) shares basis. All shares of TSRG Common Stock referred to in this Joint Proxy Statement/Prospectus and in the Merger Agreement, including price quotations, are stated on a post-split basis. The TSRG Stock Split will have no effect on the terms of the Merger Agreement.

                                  RISK FACTORS

         Shareholders of TSRG and of NGT should consider carefully all of the information contained in this Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus"), including, among other things, the following factors.

Risks Related to the Merger

         Fixed Exchange Ratio Despite Change in Relative Stock Values

         The Exchange Ratio, as expressed in the Merger Agreement, is a fixed ratio determined by dividing 6,415,350 (three times the number of shares of TSRG Common Stock outstanding) by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately preceding the Effective Date. Thus, the number of shares of TSRG Common Stock to be issued pursuant to the Merger shall be at least 6,415,350 shares and shall represent at least 75% of the outstanding shares of TSRG Common Stock immediately following the Effective Date. Accordingly, the number of shares to be issued will not be adjusted in the event of any increase or decrease in the price of TSRG Common Stock. The price of TSRG Common Stock at the Effective Date may vary from its price at the date of this Joint Proxy Statement/Prospectus and at the date of the Special
Meetings. Such variations may be the result of changes in the business, operations or prospects of TSRG, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors. Because the Effective Date will occur at a date later than the Special Meetings, there can be no assurance that the price of TSRG Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Date. The Effective Date will occur as soon as practicable following the Special Meetings and the satisfaction or waiver of the other conditions set forth in the Merger Agreement. Shareholders of TSRG and of NGT are urged to obtain current market quotations for TSRG Common Stock. SEE "OTHER TERMS OF THE MERGER AGREEMENT - Conditions Precedent to the Merger."

         Uncertainties in Integrating Business Operations

         In determining that the Merger is in the best interests of TSRG or NGT, as the case may be, each of the TSRG and NGT Board addressed the cost savings, operating efficiencies, revenue enhancement and other synergies that may result from the consummation of the Merger. The consolidation of functions and integration of departments, systems and procedures, present significant management challenges and require special attention. There can be no assurance that such actions will be successfully accomplished as rapidly as currently expected or that the combined company will realize any of the anticipated benefits of the Merger. See "THE MERGER - TSRG's reasons for the Merger; Recommendation of the TSRG Board - NGT's reasons for the Merger; Recommendation of the NGT Board."

         Substantial Dilution of Voting Interest of TSRG Shareholders

         The shares of TSRG Common Stock to be issued to NGT shareholders at the Effective Date are expected to represent approximately, but in no case less than 75% of the number of shares of TSRG Common Stock outstanding immediately after the Effective Date. Accordingly, the Merger will have the effect of reducing the percentage voting interest in TSRG represented by a share of TSRG Common Stock immediately prior to the Effective Date, and the percentage voting interest in NGT represented by a share of NGT Common Stock immediately prior to the Effective Date. However, as a result of the Merger, shareholders of TSRG and shareholders of NGT will each own a voting interest in a larger enterprise.

         Interests of Certain Persons in the Merger

         In considering the recommendation of the Merger by the respective Boards of Directors of TSRG and NGT, the shareholders of TSRG and NGT should be aware that certain directors and executive officers of TSRG and NGT may be deemed to have conflicts of interest with respect to the Merger. Such interests, together with other relevant factors, were considered by the TSRG Board and NGT Board in recommending the Merger to their respective shareholders and approving the Merger Agreement. See "THE MERGER - Interests of Certain Persons in the Merger."

Risks Relating to the Business and Operations of TSRG and NGT

         Going Concern

         TSRG has incurred operating losses for the years ended December 31, 1997 and 1996 and the six months ended June 30, 1998, and net operating losses during each of such periods. TSRG's management has included a footnote in TSRG's Consolidated Financial Statements for the periods ended December 31, 1996 and 1997 relating to TSRG's need for potential proceeds from contemplated debt and equity financing, increases in operating revenues from new developments and the Merger with Natural Gas Technologies to continue as a going concern. See Note 8 to TSRG Consolidated Financial Statements.

         Working Capital Deficit;  Need for Additional Capital

         At December 31, 1997, TSRG had a working capital deficit of $1,922,429, stockholders' equity of $2,012,481 and sustained a net loss of $2,029,450 for its fiscal year ended December 31, 1997. At June 30, 1998, TSRG had a working capital deficit of $6,430,985, stockholders' equity of $3,847,731, and accumulated deficit of $9,022,371 and a net loss of $282,210 for the six month period then ended. No assurance can be given that TSRG or the combined company will be profitable in the future or that it will not continue to incur substantial losses in the future. Development of the businesses of the combined company and the ongoing exploration and development of oil and gas properties will continue to require significant capital expenditures. Failure to have access to sufficient funds for capital expenditures on acceptable terms or the failure to achieve capital expenditure synergies may require the combined company to delay or abandon some of its plans, which could have a material adverse effect on the success of the proposed Merger and the combined company.

         Competition

         The oil and gas industry is extremely competitive and TSRG and NGT expect that competition will intensify in the future. TSRG and NGT face significant direct competition from numerous major and independent oil and gas companies and other companies with greater market share and resources. Many competitors are large, well-known oil and gas and/or energy companies, although no single entity dominates the industry. Many competitors possess greater financial and personnel resources enabling them to identify and more economically acquire desirable energy producing properties and drilling prospects than the TSRG and NGT. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry. See "Business of TSRG - Competition."

         Volatility of Gas and Oil Prices

         TSRG's reserves, profitability and future rate of growth are substantially dependent upon prevailing prices for gas and oil. Such prices can be volatile. Prices are affected by market supply and demand factors as well as governmental action and weather conditions which are beyond the control of TSRG. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of gas and oil. Since 1991 TSRG's annual average gas sales price has ranged from a high of $3.56 per Mcf in 1996 to a low of $2.02 per Mcf in 1995. TSRG's annual average oil sales price has ranged from a high of $19.22 per Bbl in 1996 to a low of $14.89 per Bbl in 1993. For the year ended December 31, 1997, TSRG's average sales prices for gas and oil were $2.95 per Mcf and $16.44 per Bbl, respectively. During the first half of 1998, oil prices dropped to a low of $9.00 per Bbl and, as of August 5, 1998, the price of oil was $13.80 according to the WTI Crude Oil Posted Price. This decline in oil prices has adversely affected TSRG's revenue Any significant or extended decline in the prices of gas and oil could have a material adverse effect on TSRG's financial condition and results of operations. See Business of TSRG - Estimated Proved Reserves" and Business of NGT - Estimated Proved Reserves."

         Quarterly Variations

         TSRG's operating results are subject to quarterly variation due to, among other factors, weather conditions and the supply and demand factors affecting the natural gas markets. Historically, the demand and price paid for natural gas has increased in the cold winter months and decreased in the warm summer months. Consequently, TSRG believes that its results of operations should be viewed on an annual basis.

         Uncertainties in Reserve Estimates

         Estimates of TSRG's and NGT's proved reserves and future net revenues appearing elsewhere in this Joint Proxy Statement/Prospectus are based primarily on engineering reports. Gas and oil reserves cannot be measured in an exact way, and estimates of other engineering reports might differ materially from those shown herein. Certain events, including production history, acquisitions and sales of properties, changes in prices and further drilling and development could result in increases or decreases of estimated proved reserves or estimates of future net earnings. Reported estimates of future cash flows reflect historical average gas and oil prices, however there can be no assurance that such prices will be realized or that the volumes projected will be produced during future periods. Future performance that deviates from the engineering reports could have a material adverse effect on the combined company. In addition to the uncertainties in projecting future prices and rates of production, there are numerous uncertainties inherent in estimating quantities of recoverable natural gas and oil reserves, production costs and future development expenditures, including many factors which are beyond the control of the combined company. See S.F.A.S. 69 Supplemental Disclosure Footnote to the Consolidated Financial Statements of TSRG.

         Reserve Replacement Risks

         The future success of TSRG's operations will be largely dependent upon its ability to replace and expand its gas and oil reserves through the acquisition of producing properties and the exploration for and development of gas and oil reserves. Without successful acquisitions and exploitation, exploration and development operations, the combined company will not be able to replace the reserves being depleted by production, and its assets and revenues will decline over time. There can be no assurance that TSRG's acquisition, exploitation, exploration and development activities will result in the replacement of, or additions to, the combined company's reserves.

Successful acquisition of producing properties generally requires, among other things, accurate assessments of recoverable reserves, future gas and oil prices, operating costs and potential environmental risks and other liabilities. Such assessments are necessarily inexact and their accuracy is inherently uncertain. Exploration and development of gas and oil reserves by TSRG involves a degree of risk that no commercial production will be obtained or that production will be insufficient to recover drilling and completion costs. Drilling also may be curtailed, delayed or canceled as a result of many factors, including, among other things, unacceptably low prices, title problems, weather conditions, labor shortages and equipment delivery problems.

         Marketing Risks

         The availability of a ready market for TSRG's gas and oil depends on numerous factors beyond its control, including, among other factors, the demand for and supply of gas and oil, the proximity of TSRG's natural gas and oil reserves to pipelines, the capacity of such pipelines, the cooperation of pipeline owners, general economic conditions, fluctuations in seasonal demand and the effects of inclement weather and governmental regulation. In addition, under certain gas purchase arrangements, TSRG is subject to the risk of periodic reduced purchases or access to pipelines. Any significant reduction or curtailment of production for an extended period of time could have a material adverse effect on the combined company's future results of operation. See "Business of TSRG - Marketing."

         Operating Hazards and Environmental Risks

         TSRG and NGT are subject to all risks normally incident to the exploration for and production of gas and oil, including blow-outs, uncontrollable flows of gas, oil, brine or well fluids into the environment, fires, explosions, cratering, pollution and other environmental risks. Certain of these risks, however, are relatively lower for Appalachian-based producers because of low production volumes, lower pressures and the minimal quantities of oil and brine production. The occurrence of any of these hazards could, nonetheless, result in substantial losses to the combined company due to damage or destruction of gas and oil wells, formations or production facilities, damage or injury to property and persons or suspension of operations. Based on its loss experience, TSRG believes that it has adequate insurance coverage. The occurrence of an event not fully covered by insurance could, however, have a material adverse effect on the financial condition and operations of the combined company.

         Uncertain Effects of Government Regulation

         TSRG and NGT, in common with other companies in the oil and gas industry, are extensively regulated by federal, state and local authorities. Legislation affecting the industry is constantly changing and/or expanding, particularly with respect to environmental matters. Although management believes that both TSRG and NGT are in material compliance with all such laws and regulations, there can be no assurance that new laws or regulations or new interpretations of existing laws and regulations will not subsequently increase the cost of compliance or otherwise adversely affect the combined company's future operations. See "Business of TSRG - Government Regulation."

         Federal Energy Regulatory Commission ("FERC") Order 636, as revised ("Order 636"), requires, among other things, the "unbundling" or separating of various components of the services of interstate pipeline companies, such as supply, gathering, transportation and sales. As an oil and gas producer and an intrastate pipeline company, TSRG is not directly subject to these regulations. However, because TSRG's pipelines connect to pipelines of interstate pipeline companies, and such "unbundling" could have an effect on the Appalachian Basin premium on gas prices, the combined company's future operations may be effected by these regulations. Consequently, TSRG is unable to predict the ultimate impact of these regulations on TSRG's gas sales or prices. See "Business of TSRG
- Government Regulation."

Risks Relating to the Market and TSRG Common Stock

         Possible "Penny Stock" Regulation

         Trading of TSRG's Common Stock on The Nasdaq SmallCap Market may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act. The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Section 3(a)(51)(A) of the Exchange Act provides that any equity security is considered to be a penny stock unless that security is: (a) registered or approved for registration and traded on a national securities exchange meeting specified criteria set by the Commission; (b) authorized for quotation on an automated quotation system sponsored by a registered securities association meeting certain criteria set by the Commission; (c) issued by a registered investment company registered under the Investment Company Act of 1940; (d) excluded from the definition on the basis of price (at least $5.00 per share), the issuer's net tangible assets; or
(e) exempted from the definition by rule, regulation or order of the Commission. If TSRG's shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

         For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in TSRG's Common Stock and may affect the ability of shareholders to sell their shares.

         Shares Eligible for Future Sale

         Sale of substantial amounts of TSRG Common Stock in the public market by existing shareholders, including shares issued pursuant to the Merger and shares issued upon the exercise of certain stock options, warrants and convertible debentures, or the perception that such sales could occur, could materially and adversely affect the prevailing market price for such shares. Actual sales, or the prospect of sales by the present TSRG shareholders, or by future holders of restricted securities under Rule 144 of the Act or otherwise, may, in the future, have a depressive effect upon the price of TSRG Common Stock in the public trading market. See "BUSINESS OF TSRG Principal Shareholders." Additionally, the holders of certain TSRG Convertible Debentures may, at their discretion and subject to an effective registration statement to be completed by TSRG, convert their debentures into shares of TSRG's Common Stock, based on the conversion price of 70% of the then current market price of TSRG Common Stock, which shares would be immediately tradeable in the public market. See "DESCRIPTION OF TSRG SECURITIES - TSRG Convertible Debentures - Shares Eligible for Future Sale."

         Possible Volatility of Price of Common Stock

         TSRG Common Stock is currently traded on The Nasdaq SmallCap Market. There can be no assurance that a significant public market for TSRG Common Stock will be sustained following the Merger. See "MARKET PRICES OF TSRG COMMON STOCK AND DIVIDENDS." The trading price of TSRG Common Stock may respond to quarterly variations in operating results, announcements of oil and gas discoveries or acquisitions, and other events or factors including the sale or attempted sale of a large amount of TSRG Common Stock into the market. These broad market fluctuations may adversely affect the market price of TSRG Common Stock.

                              TSRG SPECIAL MEETING

Date, Time and Place

         The TSRG Special Meeting will be held on ___________, October ___, 1998, at ____ p.m. local time, at 210 Second Street, St. Marys, West Virginia.

General

         This Joint Proxy Statement/Prospectus is being furnished to holders of TSRG Common Stock in connection with the solicitation of proxies by the TSRG Board for use at a special meeting of holders of TSRG Common Stock and any adjournment thereof. Each copy of this Joint Proxy Statement/Prospectus which is being mailed or delivered to TSRG shareholders is accompanied by a TSRG proxy card and a Notice of Special Meeting. The corporate law of the State of Nevada provides that only such business as is specified in the notice of a special meeting may come before the meeting.

         The Merger

         At the TSRG Special Meeting, TSRG shareholders will consider and vote upon a proposal to approve the issuance of shares of TSRG Common Stock pursuant to the Merger Agreement whereby NGT shall merge with and into TSRG, and any other business which may properly be brought before the TSRG Special Meeting or any adjournment or postponement thereof. For comprehensive information concerning the Merger, please refer to the sections entitled "THE MERGER" and "OTHER TERMS OF THE MERGER AGREEMENT."

         The TSRG Board has unanimously determined that the Merger is in the best interest of TSRG and its shareholders and has approved the Merger Agreement. THE TSRG BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TSRG VOTE IN FAVOR OF THE MERGER AT THE TSRG SPECIAL MEETING.

         Change of Capitalization

         The TSRG Board has proposed that TSRG amend its Articles of Incorporation in order to change its authorized capitalization by adding 10,000,000 shares of preferred stock, par value One- Tenth of a Cent ($.001) per share. TSRG presently has authorized 30,000,000 shares of common stock, par value One-Tenth of a Cent ($.001) per share, which will remain the same. Upon approval of the amendment, shares of TSRG's preferred stock may be issued in various series with terms, rights, voting privileges and preferences to be determined at the discretion of the TSRG Board at the time of issuance. All fully paid stock of TSRG shall not be liable to call or assessment.

         By adopting the proposed amendment adding authorized shares of preferred stock, TSRG and the TSRG Board will have greater flexibility in future financings and sales of securities by TSRG and in the possible acquisition of new assets and/or business opportunities.

         The TSRG Board has unanimously determined that it is in the best interest of TSRG and its shareholders to approve an amendment to the Articles of Incorporation to change TSRG's authorized capitalization to include ten million (10,000,000) shares of preferred stock. THE TSRG BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TSRG VOTE IN FAVOR OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK AT THE TSRG SPECIAL MEETING.

         Issuance of Convertible Debenture

         In connection with the Merger, TSRG committed to raise a minimum of $4,000,000 pursuant to a private placement of its securities. Accordingly, TSRG made an offering of 8% Secured Convertible Debentures Due March 31, 1999 (the "Debentures"), in an aggregate maximum amount of $4,850,000. TSGR has declared the offering closed as of September 10, 1998. Gross proceeds realized from the sale of the Debentures was $4,625,400. Interest shall accrue upon the date of issuance until payment in full of the principal sum has been made or duly provided for. Holders of the Debentures shall have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount which is at least $10,000, into shares of TSRG Common Stock at a conversion price for each share equal to the lower of (a) seventy percent (70%) of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or (b) the market price on the issuance date of the Debentures. Any accrued and unpaid interest shall be payable, at the option of TSRG, in cash or in shares of TSRG Common Stock valued at the then effective conversion price.

         Pursuant to the terms of the Debentures, TSRG has agreed to file a registration statement with the Commission to register the shares of TSRG Common Stock into which the Debentures may be converted. Upon effectiveness of the registration statement, the shares of TSRG Common Stock underlying the Debentures, when issued, will be deemed registered securities and will not be restricted as to the resale of such securities. If TSRG fails to file its registration statement within forty-five (45) days from the closing of the Debenture offering, TSRG may be obligated to increase by up to fifteen percent (15%) the number of shares issuable upon conversion to each holder

         Proceeds from the sale of Debentures have been used to purchase the assets of Gulf Canada Resources Limited in the Powder River Basin in Wyoming and to retain the services of Corporate Relations Group, a public relations firm. TSRG believes that the placement of the Debentures and application of the funds therefrom is necessary for the Merger to be finalized. The TSRG Board has unanimously determined that it is in the best interest of TSRG and its shareholders to ratify the sale of Debentures. THE TSRG BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TSRG VOTE IN FAVOR OF THE PLACEMENT OF DEBENTURES AT THE TSRG SPECIAL MEETING.

         Registration of Additional Shares of TSRG Common Stock

         The TSRG Board has proposed that TSRG shareholders empower the TSRG Board to register for future sale up to 1,000,000 shares of authorized but previously unissued common stock, to be offered and sold at the discretion of the TSRG Board. Funds realized from the sale of these shares will be used to reduce debts of TSRG, to make future acquisitions of properties and other assets, and for operation and development of TSRG's current properties.

         Upon approval of the proposal, the TSRG Board intends to include the 1,000,000 shares of TSRG Common Stock in the registration statement that will be filed with the Commission in connection with the Debentures. Upon the effectiveness of the registration statement, the TSRG Board will have the discretion, from time to time, to offer and sell up to 1,000,000 shares of TSRG Common Stock.

         The TSRG Board has unanimously determined that it is in the best interest of TSRG and its shareholders to empower the TSRG Board, at its discretion, to register, offer and sell up to 1,000,000 shares of TSRG Common Stock. THE TSRG BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TSRG VOTE IN FAVOR OF THE PROPOSED REGISTRATION AND SALE OF TSRG COMMON STOCK.

Record Date; Vote Required

         Only Holders of record of TSRG Common Stock at the close of business on October __ (the "TSRG Record Date") are entitled to receive notice of and to vote at the TSRG Special Meeting. At the close of business on October __, 1998, there were 2,138,450 shares of TSRG Common Stock outstanding and entitled to vote. Each such share owned at the Record Date entitles the registered holder thereof to one vote.

Quorum

         The holders of more than one-third of the shares of TSRG outstanding and entitled to vote must be present at the TSRG Special Meeting in person or represented by Proxy in order for a quorum to be present. Once a quorum has been established, an affirmative vote of a majority of the shares outstanding represented at the TSRG Special Meeting will be required for approval of the Merger and the other items to be voted upon. Shares of TSRG Common Stock represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. An abstention with respect to the Merger will have the effect of a vote cast against the Merger and the other items. Brokers who hold shares of TSRG Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any votes that are not cast because the nominee-broker lacks such discretionary authority will not be counted as votes cast on such proposal and will have no effect on the vote.

         In the event that a quorum is not present at the TSRG Special Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Proxies

         All shares of TSRG Common Stock which are represented by properly executed proxies are received in time for the TSRG Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted in favor of the Merger and in favor of all other issues scheduled to come before the TSRG Special Meeting, and in the discretion of the proxy with respect to such other business as may properly come before the TSRG Special Meeting or any adjournment or postponement thereof.

         Any proxy may be revoked by the shareholder executing it at any time prior to its exercise by the shareholder giving written notice thereof to the Corporate Secretary of TSRG, by signing and returning a later-dated proxy or by voting in person at the TSRG Special Meeting. Attendance at the TSRG Special Meeting will not in and of itself constitute the revocation of a proxy.

         The TSRG Board is not currently aware of any business to be brought before the TSRG Special Meeting other than described herein. If, however, other matters are properly brought before the TSRG Special Meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Solicitation of Proxies

         Proxies are being solicited hereby on behalf of the TSRG Board. Pursuant to the Merger Agreement, the entire cost of proxy solicitation for the TSRG Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by TSRG. In addition to solicitation by mail, officers and regular employees of TSRG may solicit proxies personally or by telephone, facsimile transmission or otherwise. Such officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.
If undertaken, the expense of such solicitation would be nominal.

         HOLDERS OF TSRG COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING TSRG PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Appraisal/Dissenters' Rights

         Holders of shares of TSRG's Common Stock may be entitled to assert dissenters' rights under Nevada Revised Statutes ("NRS") 92A.300 to 92A.500, inclusive, copies of which are annexed hereto as Annex "II" and by this reference made a part hereof.

         The following summary is not intended to be a complete statement of the provisions of the NRS relating to dissenters' rights and is qualified in its entirety by the reference to the copy of NRS Sections 92A.300 to 92A.500 annexed hereto.

         A shareholder who wishes to dissent from the proposed Merger and obtain payment of the fair value of their shares shall refrain from voting their shares in approval of the Merger. If the proposed Merger is approved by the required vote at the TSRG Special Meeting, TSRG shall, within ten days after effectuation of the action, mail a notice to all shareholders who prior to the meeting delivered their written notice of dissent to the Merger and intent to demand payment for their shares.
This notice shall:

                  (i) state where the demand for payment must be sent and where and when certificates for certificated shares must be deposited in order to obtain payment;

                  (ii) inform holders of uncertificated shares as to what extent transfer of shares will be restricted from the time that demand for payment is received;

                  (iii) supply a form for demanding payment which includes a request for certification of the date on which the shareholders acquired beneficial ownership of the shares;

                  (iv) set a date by which TSRG must receive the demand for payment which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

                  (v) be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

         Shareholders who fail to demand payment, or fail to deposit certificates, as required by the notice pursuant to the NRS, shall have no right to receive payment for their shares. A dissenter shall retain all other rights of a shareholder until these rights are modified by effectuation of the proposed corporate action.

         Within 30 days after receipt of demand for payment, TSRG shall remit to dissenters who have made demand and have deposited their certificates, the amount which TSRG estimates to be the fair value of the shares, with interest if any has accrued.

         If TSRG fails to remit or if the dissenters believe that the amount remitted is less than the fair value of the shares, they may send TSRG their own estimate of the value of the shares and demand payment for the deficiency. If the dissenter does not file such estimate within thirty (30) days after TSRG's mailing of its remittance, they shall be entitled to no more than the amount remitted.

                               NGT SPECIAL MEETING

Date, Time and Place

         The NGT Special Meeting will be held on ___________, October ___, 1998, at ____ p.m. local time, at its corporate offices located at 16775 Addison Road, Suite 300 Dallas, Texas.

General

         This Joint Proxy Statement/Prospectus is being furnished to holders of NGT Common Stock in connection with the solicitation of proxies by the NGT Board for use at a special meeting of holders of NGT Common Stock and any adjournment thereof. At the NGT Special Meeting, NGT shareholders will consider and vote upon a proposal to approve the execution of the Merger Agreement whereby NGT shall merge with and into TSRG, and any other business which may properly be brought before the NGT Special Meeting or any adjournment or postponement thereof. For comprehensive information concerning the Merger, please refer to the sections entitled "THE MERGER" and "OTHER TERMS OF THE MERGER AGREEMENT." Each copy of this Joint Proxy Statement/Prospectus which is being mailed or delivered to NGT shareholders is accompanied by a NGT proxy card and a Notice of Special Meeting.

         The NGT Board has unanimously determined that the Merger is in the best interest of NGT and its shareholders and has approved the Merger Agreement. THE NGT BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF NGT VOTE IN FAVOR OF THE MERGER AT THE NGT SPECIAL MEETING.

Record Date; Vote Required

         Only Holders of record of NGT Common Stock and NGT Preferred Stock at the close of business on October __, 1998(the "NGT Record Date") are entitled to receive notice of and to vote at the NGT Special Meeting. At the close of business on October __, 1998, and assuming all NGT Preferred Stock is converted to NGT Common Stock, there will be 6,135,417 shares outstanding and entitled to vote. Each such share owned at the Record Date entitles the registered holder thereof to one vote.

Quorum

         The holders of more than one-half of the shares of NGT outstanding and entitled to vote must be present at the NGT Special Meeting in person or represented by Proxy in order for a quorum to be present. Once a quorum has been established, an affirmative vote of a two-thirds (2/3) majority of the outstanding shares of NGT Common Stock will be required for approval of the Merger. Shares of NGT Common Stock represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. An abstention with respect to the Merger will have the effect of a vote cast against the Merger. Brokers who hold shares of NGT Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any votes that are not cast because the nominee- broker lacks such discretionary authority will not be counted as votes cast on such proposal and will have no effect on the vote.

         In the event that a quorum is not present at the NGT Special Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Proxies

         All shares of NGT Common Stock which are represented by properly executed proxies are received in time for the NGT Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted in favor of the Merger and in the discretion of the proxy with respect to such other business as may properly come before the NGT Special Meeting or any adjournment or postponement thereof.

         Any proxy may be revoked by the shareholder executing it at any time prior to its exercise by the shareholder giving written notice thereof to the Corporate Secretary of NGT, by signing and returning a later-dated proxy or by voting in person at the NGT Special Meeting. Attendance at the NGT Special Meeting will not in and of itself constitute the revocation of a proxy.

         The NGT Board is not currently aware of any business to be brought before the NGT Special Meeting other than described herein. If, however, other matters are properly brought before the NGT Special Meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Solicitation of Proxies

         Proxies are being solicited hereby on behalf of the NGT Board. Pursuant to the Merger Agreement, the entire cost of proxy solicitation for the NGT Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by NGT.

In addition to solicitation by mail, officers and regular employees of NGT may solicit proxies personally or by telephone, facsimile transmission or otherwise. Such officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal.

         HOLDERS OF NGT COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING NGT PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Appraisal/Dissenters' Rights

         Holders of shares of NGT Common Stock may be entitled to assert dissenters' rights under the Texas Business Corporation Act ("TBCA") Sections
5.11 to 5.13, inclusive, copies of which are annexed hereto as Annex "III" and by this reference made a part hereof.

         The following summary is not intended to be a complete statement of the provisions of the TBCA relating to dissenters' rights and it is qualified in its entirety by the reference to the copy of TBCA Sections 5.11 to 5.13 annexed hereto.

         A shareholder who wishes to dissent from the proposed Merger and obtain payment of the fair value of its shares shall file with NGT, prior to the NGT Special Meeting, a written objection to the Merger, setting out that the shareholder's right to dissent will be exercised if the Merger is made effective and giving the shareholder's address, to which notice thereof shall be delivered in that event. If the Merger is effected and the shareholder did not vote in favor of the Merger, TSRG will within ten days after the Merger is effected, deliver to the shareholder written notice that the Merger has been effected and the shareholder may, within ten days from the delivery or mailing of the notice, make written demand on TSRG for payment of the fair value of the shareholders' shares. The demand shall state the number of shares of NGT Common Stock owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten day period will be bound by that action.

         Within twenty days after receipt by TSRG of a demand for payment TSRG shall deliver to the shareholder a written notice that shall either set out that TSRG accepts the amount claimed in the demand and agrees to pay that amount within ninety days after the date on which the Merger was effected, and upon the surrender of the certificates duly endorsed, or shall contain an estimate by TSRG of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety days after the date on which the Merger was effected, upon receipt of notice within sixty days after that date from the shareholder that the shareholder agrees to accept that amount and upon the surrender of the certificates duly endorsed.

         If, within the period of sixty days after the date on which the Merger was effected, the shareholder and TSRG do not agree on the fair value of the shares, then the shareholder or TSRG may, within sixty days after the expiration of the sixty-day period, file a petition in any court of competent jurisdiction in the County of Pleasants, asking for a finding and determination of the fair value of the shareholder's shares."

                                   THE MERGER

         The description of the Merger and the Merger Agreement contained in this Joint Proxy Statement/Prospectus describes the material terms of the Merger Agreement, but does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is annexed hereto as Annex I and incorporated herein by this reference. Capitalized terms appearing below that are not otherwise defined herein have the same meaning as are given such terms in the Merger Agreement. Whenever particular sections or defined terms are referred to, it is intended that such sections or defined terms shall also be incorporated by reference.

General

         At the Effective Date, NGT will be merged with and into TSRG, with TSRG being the surviving corporate entity. As a result of the Merger, the separate corporate existence of NGT will cease and TSRG will succeed to all the rights and be responsible for all the obligations of NGT in accordance with the Nevada Revised Statutes. Subject to the terms and conditions of the Merger Agreement, 100% of the issued and outstanding shares of NGT Common Stock and NGT Preferred Stock will be exchanged for fully registered TSRG Common Stock at the Exchange Ratio. The "Exchange Ratio" shall be determined by dividing 6,415,350 (three times the number of shares of TSRG Common Stock outstanding) by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately prior to the Effective Date. Thus, assuming an aggregate of 6,135,417 shares of NGT Common Stock and NGT Preferred Stock outstanding on the Effective Date, the Exchange Ratio shall be 1.04562 shares of TSRG Common Stock for each one share of NGT Common Stock or NGT Preferred Stock. The Exchange Ratio would change if the number of outstanding shares of TSRG Common Stock, NGT Common Stock Or NGT Preferred Stock changed prior to the Effective Date.

         On the Effective Date, all issued and outstanding shares of NGT Common Stock and NGT Preferred Stock shall, without any action on the part of the holders thereof, automatically become and be converted into the right to receive TSRG Common Stock at the Exchange Ratio. TSRG's transfer agent shall be instructed to issue new certificates of TSRG Common Stock, based upon the Exchange Ratio, to each of the shareholders of NGT, at the address listed in the register of NGT shareholders. No fractional shares will be issued, rather each fractional share resulting from application of the Exchange Ratio will be rounded up to the next whole share.

         The Merger shall become effective upon the filing of the Articles of Merger or a Certificate of Merger, as applicable, with the Secretary of State of Nevada and Secretary of State of Texas, which event shall not occur until all conditions precedent set forth in the Merger Agreement are satisfied or waived, to the extent permitted by law. See "Other Terms of the Merger Agreement Conditions Precedent to the Merger."

         It is the intention of TSRG and NGT that the number of shares of TSRG Common Stock issued to NGT shareholders in connection with the Merger shall represent at least seventy five percent (75%) of the total number of issued and outstanding shares of TSRG Common Stock immediately after completion of the Merger. Accordingly, if between the date of the Merger Agreement and the Effective Date, the number of issued and outstanding shares of TSRG Common Stock has increased, the numerator of the Exchange Ratio shall be adjusted upward to the number which represents 75% of the total number of issued and outstanding shares of TSRG Common Stock immediately after the issuance thereof to NGT shareholders in connection with the Merger.

         Based on 2,138,450 shares of TSRG Common Stock outstanding as of the Record Date and, assuming an aggregate of 6,135,417 shares of NGT Common Stock , a total of approximately 6,415,350 shares of TSRG Common Stock will be issued to holders of NGT Common Stock and Preferred Stock in accordance with the Exchange Ratio of 1.04562. Thus, taking into consideration the issuance of the 6,415,350 shares of TSRG Common Stock pursuant to the Merger, immediately after the Effective Date, TSRG will have approximately 8,553,800 shares of Common Stock outstanding, without giving the effect of the rounding up of fractional shares.

Share Ownership of Affiliates

Ratification of the Merger requires a majority vote of the TSRG Common Stock outstanding and a 2/3 majority vote of the NGT Common Stock outstanding. As of the date hereof, the officers, directors and principal shareholders of TSRG own 34% of the total issued and outstanding shares of TSRG Common Stock, and the officers, directors and principal shareholders of NGT own 55% of the total issued and outstanding shares of NGT Common Stock.

Background of the Merger

         NGT had considered going public since approximately 1995. In an effort to complete that goal, NGT entered into a Letter of Intent on January 2, 1997 as modified on March 17, 1997, with Lyric Energy, Inc. ("Lyric"), a reporting company pursuant to the Exchange Act. Lyric had recently sold off the last of its energy assets and had become a shell corporation seeking to acquire an operating company. As part of that transaction, NGT loaned $100,000 to Lyric, which loan was converted to 203,041,517 shares of Lyric's common stock upon Lyric becoming current with its filing requirements pursuant to the Exchange Act and obtaining a waiver from the Amarillo National Bank of certain non-dilution rights in favor of the bank. This was accomplished on April 10, 1997. To complete the merger however, Lyric had to reorganize its capital and, to accomplish that, filed an information statement with the Securities and Exchange Commission on Schedule 14C during the summer of 1997. The information statement was reviewed and commented upon by the Commission Staff. This process required that NGT obtain updated engineering reports and valuations to substantiate its financial statements. This set back the proposed shareholders meeting through the new year and during this period of time NGT was introduced to TSRG.

         During September of 1997 Warren Donohue a director of NGT was attending the Northeastern Regional Investment Banking Seminar conference with James Holton, a representative of Continental Capital Corporation, a financial public relations firm. At that conference, Mr. Holton mentioned that one of his other clients, TSRG, also was involved in the oil and gas business and it was suggested that a combination of the two companies could possibly be synergistic because NGT had been interested in becoming public for quite some time. At Mr. Holton's suggestion, Mr. Donohue put in a call to Loren Bagley, President of TSRG. Discussions followed between the NGT Board and the TSRG Board and it was determined that in addition to NGT's desire to become a publicly traded entity, a combination could have a positive synergistic impact on both entities for the following reasons:

         a. TSRG operated natural gas transmission lines and had knowledge of and contacts in the Powder River Basin. However, TSRG historically had acquired all of its production by purchase while;

         b. NGT had an active oil and gas drilling program which it was looking to expand into new regions such as the Powder River Basin.

         As a result of these conversations, the parties met in Dallas, Texas on September 30, 1997 to discuss a possible business combination. These discussions continued on October 3, 1997 when Brent Wagman, a former officer and director of NGT together with Mr. Donohue met in Denver, Colorado with Mr. Bagley and William F. Woodburn, President and Vice President respectively, of TSRG. At the October 3 meeting, discussions included the possibility of engaging in a joint venture of some sort as an alternative to a business combination. On October 24, 1997 TSRG and NGT exchanged financial information about each respective company.

         In early November 1997, Mr. Bagley and Mr. Woodburn of TSRG met twice with the NGT Board. On December 4, 1997, three members of the TSRG Board, Mr. Bagley, Mr. Woodburn and Gary Lawyer, a Denver based oil and gas engineer, met with the NGT Board in Dallas. At this meeting, TSRG and NGT agreed to discontinue Merger discussions, but decided to form a joint venture to be called Sundance Producers LLC to own oil and gas properties for joint development in the Powder River Basin in Crook County, Wyoming. On December 17, 1997, Messrs. Bagley, Woodburn and Lawyer met in Denver with Michael Stewart, Vice President of NGT, to finalize the Sundance Producers LLC joint venture.

         In January 1998, the Sundance joint venture commenced drilling on the Fowler #1 well in Crook County, Wyoming. During early January, 1998 the NGT Board determined that a merger with TSRG may result in obtaining a Nasdaq listing more expeditiously than completing the Lyric transaction. Additionally, since NGT's first meeting with TSRG in September, 1997, TSRG had made substantial progress in acquiring substantial oil and gas assets from Gulf Canada in the Powder River Basin. On January 22, 1998, representatives of the TSRG Board and the NGT Board met in Fort Lauderdale, Florida to formulate the terms for the proposed Merger and for a potential funding. On February 2, 1998, NGT made a formal proposal to TSRG for a business combination between the two companies. From February 9 to February 12, 1998, Mr. Bagley and Mr. Woodburn met with the NGT Board in the offices of NGT in Dallas and in Denver and agreed upon and executed a Letter of Intent memorializing the intent of the parties to merge. Immediately after executing the Letter of Intent, the parties walked across the street in Denver and concluded a deal to acquire the Gulf Canada properties being negotiated by TSRG.

         On February 19, 1998, TSRG and NGT extended to March 6, 1998, the deadline set forth in the initial Letter of Intent by which the parties were to execute the Merger Agreement. Discussions continued until March 26, 1998 at which time TSRG and NGT executed the definitive Merger Agreement. Preparation of the registration statement including this Joint Proxy Statement/Prospectus was begun shortly thereafter. The Merger is subject to shareholder approval of both corporations and the effectiveness of TSRG's registration statement on Form S-4.

         On July 7 and 8, 1998 the parties met in Dallas to review drafts of the Form S-4. Other items discussed and approved at the meeting included the reducing of TSRG's quorum requirements for shareholders meetings, offering additional shares of TSRG Common Stock, and reducing the proposed combined Board of Directors to five persons were discussed and approved.

         Following the completion of the Merger, TSRG will have oil and gas properties and production in the Appalachian, Rocky Mountain and Permian basins. Pending finalization of the Merger, both TSRG and NGT will continue to be operated in the ordinary course of business as separate entities. During the period, Loren E. Bagley, President of TSRG and Michael Stewart, Vice President of NGT shall act as a special operating committee to coordinate all significant operations of TSRG and NGT.

         Neither Continental Capital, who introduced TSRG and NGT, nor any other person or party is being compensated as a result of the introduction or the resulting Merger, if it is accomplished. Additionally, as per the Merger Agreement, NGT obtained a release of its obligation to Lyric and transferred all shares owned by it to Mr. Wagman in exchange for the cancellation of $150,000 in debt. This transfer resulted in an extraordinary gain of $50,000 being reported by NGT.

TSRG Financing Related to the Merger

         In connection with the Merger, TSRG committed to raise a minimum of $4,000,000 pursuant to a private placement of its securities. Accordingly, TSRG made an offering of 8% Secured Convertible Debentures Due March 31, 1999 (the "Debentures"), in an aggregate maximum amount of $4,850,000. TSRG declared the offering closed on September 10, 1998. Gross proceeds realized from the sale of the Debentures was $4,625,400. Interest shall accrue upon the date of issuance until payment in full of the principal sum has been made or duly provided for. Holders of the Debentures shall have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount which is at least $10,000, into shares of TSRG Common Stock at a conversion price for each share equal to the lower of (a) seventy percent (70%) of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or (b) the market price on the issuance date of the Debentures. Any accrued and unpaid interest shall be payable, at the option of TSRG, in cash or in shares of TSRG Common Stock valued at the then effective conversion price.

         Pursuant to the terms of the Debentures, TSRG has agreed to file a registration statement with the Commission to register the shares of TSRG Common Stock into which the Debentures may be converted. Upon effectiveness of the registration statement, the shares of TSRG Common Stock underlying the Debentures, when issued, will be deemed registered securities and will not be restricted as to the resale of such securities. If TSRG fails to file its registration statement within forty-five (45) days from the closing of the Debenture offering, TSRG may be obligated to increase by up to fifteen percent (15%) the number of shares issuable upon conversion to each holder.

         Proceeds from the sale of Debentures have been used to purchase the assets of Gulf Canada Resources Limited in the Powder River Basin in Wyoming and to retain the services of Corporate Relations Group, a public relations firm.

TSRG's Reasons for the Merger; Recommendation of the TSRG Board

         THE TSRG BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AND THE ISSUANCE OF SHARES THEREUNDER ARE IN THE BEST INTERESTS OF TSRG AND ITS SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. THE TSRG BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TSRG VOTE IN FAVOR OF THE MERGER AT THE TSRG SPECIAL MEETING.

         The TSRG Board believes that the Merger represents a unique opportunity to create a stronger combined company with a broader base of resources and properties. The TSRG Board also believes that the Merger will bring opportunities for cost savings, economies of scale and other synergies, resulting in improved cash flow potential for the long-term growth of TSRG and of shareholder value. Further, the Merger will give the combined company a stronger asset base upon which it can rely in securing future financings, both equity and debt. There can, however, be no assurance that any specific level of cost savings or other synergies will be achieved or that such cost savings or other synergies will be achieved within the time periods contemplated, or that the combined company will be able to secure future financings. For the foregoing reasons, the TSRG Board believes that the terms and conditions of the Merger Agreement are in the best interest of TSRG and its shareholders.

         The following are the material factors considered by the TSRG Board in reaching its conclusions, certain of which factors contained both positive and negative elements:

                  (i) the judgment, advice and analyses of the TSRG Board with respect to the strategic, financial and operational benefits of the Merger, based in part on the business, financial, accounting and legal due diligence investigations performed with respect to NGT;

                  (ii) information concerning the financial condition, results of operations, prospects, business and past performance of NGT;

                  (iii) current industry, economic and market conditions which make the combination of the two companies much more viable;

                  (iv) the synergies, cost reductions and operating efficiencies that may become available to the combined company as a result of the Merger including moving the corporate offices to Dallas, Texas and maintaining only a field office in West Virginia, as well as the management challenges associated with successfully integrating the businesses, cultures and managements of two corporations;

                  (v) the opportunities for constructive sharing of resources between TSRG and NGT including properties, expertise and personnel;

                  (vi) the express terms and conditions of the Merger Agreement, which are viewed as providing an equitable basis for the Merger from the standpoint of TSRG;

                  (vii) the fact that the Merger would reduce the dependence of TSRG on any single project or program and the associated risks of the cessation of a project or program;

                  (viii) the advice of its independent auditors with respect to the accounting treatment of the Merger; and

                  (ix) the corporate governance aspects of the Merger, including that TSRG directors would constitute two-fifths of the TSRG Board, Mr. Bagley would serve as Chairman of the combined company and Mr. Woodburn would serve as a director.

         The foregoing discussion of the information and factors considered and given weight by the TSRG Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the TSRG Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the TSRG Board may have given different weights to different factors.

         THE TSRG BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TSRG VOTE IN FAVOR OF THE MERGER AT THE TSRG SPECIAL MEETING.

NGT's Reasons for the Merger; Recommendation of the NGT Board

         THE NGT BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF NGT AND ITS SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. THE


NGT BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF NGT VOTE IN FAVOR OF THE MERGER AT THE NGT SPECIAL MEETING.

         The NGT Board believes that the Merger represents a unique opportunity to create a stronger combined company with a broader base of resources and properties. The TSRG Board also believes that the Merger will bring opportunities for cost savings, economies of scale and other synergies, resulting in improved cash flow potential for the long-term growth of the combined company and of shareholder value. Further, the Merger will result in NGT shareholders becoming shareholders of a publicly traded company and will give the combined company a stronger asset base upon which it can rely in securing future financings, both equity and debt. There can, however, be no assurance that any specific level of cost savings or other synergies will be achieved or that such cost savings or other synergies will be achieved within the time periods contemplated or that the combined company will be able to secure future financings. For the foregoing reasons, the NGT Board believes that the terms and conditions of the Merger Agreement are in the best interest of NGT and its shareholders.

         The following are the material factors considered by the NGT Board in reaching its conclusions, certain of which factors contained both positive and negative elements:

                  (i) the opportunities for constructive sharing of resources between NGT and TSRG including properties, expertise and personnel;

                  (ii) the judgment, advice and analyses of its management with respect to the strategic, financial and operational benefits of the Merger, based in part on the business, financial, accounting and legal due diligence investigations performed with respect to TSRG;

                  (iii) information concerning the financial condition, results of operations, prospects, business and past performance of TSRG;

                  (iv) current industry, economic and market conditions;

                  (v) the synergies, cost reductions and operating efficiencies that may become available to the combined company as a result of the Merger, as well as the management challenges associated with successfully integrating the businesses, cultures and managements of two corporations,;

                  (vi) the express terms and conditions of the Merger Agreement, which are viewed as providing an equitable basis for the Merger from the standpoint of NGT;

                  (vii) the advice of its independent auditors with respect to the accounting treatment of the Merger;

                  (viii) the shares of TSRG Common Stock to be issued pursuant to the Merger shall be registered under the Securities Act which will give the current holders of NGT Common Stock and Preferred Stock greater liquidity in their investment;

                  (ix) the corporate governance aspects of the Merger, including that NGT directors would constitute two-fifths of the TSRG Board, Mr. Stewart would serve as President of the combined company, and Mr. Donohue would serve as a director; and

                  (x) as a result of the Merger and the number of registered shares of TSRG Common Stock to be issued to shareholders of NGT thereunder, NGT shareholders will own a controlling interest in a Nasdaq SmallCap listed company.

         The foregoing discussion of the information and factors considered and given weight by the NGT Board is not intended to be exhaustive. In view of the wide variety of factors considered, the NGT Board did not assign relative weights to the specific factors discussed above or determine that any factor was of particular importance. Rather, the NGT Board viewed its positions and recommendation as being based upon the totality of the information presented.

         THE NGT BOARD UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS OF NGT VOTE IN FAVOR OF THE MERGER AT THE NGT SPECIAL
MEETING.

Composition of the TSRG Board

         The Merger Agreement provides that, immediately following the Effective Date, the TSRG Board will consist of five (5) persons, of which two (2) persons from the current TSRG Board and two (2) persons from the NGT Board will be directors of the combined company. Loren E. Bagley and William F. Woodburn, both current TSRG directors, will be directors of the combined company. Michael Stewart and Warren Donohue, both current NGT directors, will also be directors of the combined company. Mr. Stewart shall serve as President and Chief Operating Officer and Mr. Bagley shall serve as Chairman of the Board. The fifth director has not yet been determined, however, such director will be appointed prior to completion of the Merger by the mutual agreement of NGT and TSRG. Until the Merger is completed, both corporations are being managed pursuant to a joint committee consisting of Mr. Bagley and Mr. Stewart. The directors constituting the TSRG Board shall serve until the next annual meeting of TSRG shareholders.

Interests of Certain Persons in the Transaction

         Negotiations related to the Merger were conducted on an arms-length basis. Prior to the date of execution of the Merger Agreement, March 26, 1996, the only related party transaction between TSRG and NGT was the joint venture agreement for the formation of the limited liability company called Sundance Producers LLC. This agreement to own oil and gas properties for joint development was finalized in December 1997 and was a direct result of the Merger negotiations between TSRG and NGT.

         Also as a result of the Merger discussions, TSRG and NGT agreed to arrange for the funding to purchase Gulf Canada Resources Limited in the Powder River Basin in Wyoming. NGT arranged for the earnest money paid towards the purchase and TSRG arranged for the permanent financing by the sale of the Convertible Debentures. See "BUSINESS of TSRG - Recent Business Developments" and "CERTAIN RELATED TRANSACTIONS."

Certain Federal Income Tax Consequences

         General. The following discusses the material United State federal income tax consequences of the Merger to United States persons who hold shares of NGT Common Stock as capital assets within the meaning of Section 1221 of the

Code. It does not discuss the tax consequences that might be relevant to NGT shareholders entitled to special treatment under federal income tax law (including, without limitation, dealers in securities or foreign currency, tax-exempt entities, banks, trusts, insurance companies, persons that hold NGT Common Stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities and foreign persons, including foreign individuals, partnerships and corporations). This discussion also does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

         Assuming the Merger is consummated in accordance with the terms of the Merger, Agreement and as described in this Joint Proxy Statement/Prospectus, under current law, it is the intent of the parties that, for federal income tax purposes, (i) the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) TSRG and NGT will each be a party to that reorganization within the meaning of Section 368(b) of the Code. This conclusion is based on the Code, regulations promulgated thereunder and rulings in effect as of the date hereof, current administrative rulings and practice and judicial precedent (collectively, "Current Applicable Law"), all of which are subject to change, and certain representations as to factual matters made by TSRG and NGT (such representations referred to as the "Factual Representations"). Any change in Current Applicable Law, which may or may not be retroactive, or failure of the Factual Representations to be true, correct and complete in all material respects could alter the tax consequences discussed herein. The parties will not request and the Merger is not conditioned upon a ruling from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences of the Merger, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth in this discussion.

         Accordingly, as a reorganization under the Code, (i) no gain or loss will be recognized by the shareholders of NGT with respect to the shares of NGT Common Stock and NGT Preferred Stock exchanged for TSRG Common Stock in the Merger, (ii) the adjusted tax basis of the shares of TSRG Common Stock received by an NGT shareholder (including any fractional interest) will be equal to the adjusted tax basis of the shares of NGT Common Stock and NGT Common Stock exchanged therefor, (iii) a holder's holding period with respect to the shares of TSRG Common Stock received pursuant to the Merger will include the holding period of the NGT Common Stock and NGT Preferred Stock exchanged therefor, provided the shares of NGT Common Stock and NGT Preferred Stock were held as capital assets within the meaning of Section 1221 of the Code on the date of the Merger, and (iv) no gain or loss will be recognized by TSRG or NGT as a result of the Merger.

         Because of the complexity of the tax laws, and because the tax consequences to any particular NGT shareholder may be affected by matters not discussed herein, each NGT shareholder is urged to consult his or her personal tax advisor concerning the applicability of any foreign laws as well as other federal, state and local income tax consequences of the Merger.

         Anticipated Accounting Treatment

         The Merger will be accounted for as a recapitalization of TSRG for financial accounting purposes in accordance with generally accepted accounting principles and therefore there is no adjustment in the carrying value of NGT in the exchange. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

Percentage Ownership Interest of NGT shareholders Following Merger

         The number of shares of TSRG Common Stock to be issued in the Merger is expected to be approximately 6,415,350 shares, based upon 2,138,450 shares of TSRG Common Stock being outstanding immediately prior to the Effective Date. If the 6,415,350 shares of TSRG Common Stock are issued to holders of NGT Common and NGT Preferred Stock, the shares of TSRG Common Stock owned by NGT shareholders immediately after the Effective Date will represent at least seventy five percent (75%) of the total shares of TSRG Common Stock then outstanding.

Nasdaq SmallCap Market Listing

         It is a condition to the consummation of the Merger that the shares of TSRG Common Stock to be issued thereunder shall be registered under the Securities Act and be authorized for quotation on The Nasdaq SmallCap Market, subject only to official notice of issuance.

Resales of TSRG Common Stock

         The shares of TSRG Common Stock to be issued to shareholders of NGT pursuant to the Merger Agreement have been registered under the Securities Act of 1933, as amended (the "Securities Act"), thereby allowing such shares to be freely traded without restriction by persons who will not be "affiliates" (as used in paragraphs (c) and (d) of Rule 145 under the Securities Act, including, without limitation, directors and certain executive officers) of TSRG after the Merger or who were not "affiliates"of NGT on the date of the NGT Special Meeting. All directors and certain officers and shareholders of NGT may be deemed to have been "affiliates" of NGT within the meaning of such rules. Any such person may resell the TSRG Common Stock received by him or her in the Merger only if such shares are registered for such resell under the Securities Act or an exemption from such registration under the Securities Act is available. Such persons may be permitted to effect resales under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become "affiliates"of TSRG) or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of NGT or TSRG generally include individuals or entities that control, are controlled by, or are under common control with, such party, and may include certain officers and directors of such party as well as principal shareholders of such party, as well as principal shareholders of such party. It is recommended that any such person obtain advice of securities counsel prior to effecting any resales.

         NGT has agreed to prepare and deliver to TSRG a list identifying each person who, at the time of the NGT Special Meeting, may be deemed to be an "affiliate" of NGT for purposes of Rule 145 under the Securities Act and that, on or prior to the Effective Date, NGT will deliver on behalf of each of NGT's "affiliates" a written agreement to the effect that such person will not offer, sell, pledge, transfer or otherwise dispose of any shares of TSRG Common Stock issued to such person in connection with the Merger in violation of the Securities Act or the rules and regulations thereunder. TSRG has agreed to prepare and deliver to NGT a list identifying each person who, at the time of the TSRG Special Meeting, may be deemed to be an "affiliate" of TSRG for purposes of Rule 145 under the Securities Act and that, on or prior to the Effective Date, TSRG will deliver on behalf of each of TSRG's "affiliates" a written agreement to the effect that such person will not offer, sell, pledge, transfer or otherwise dispose of any of their shares of TSRG Common Stock in violation of the Securities Act or the rules and regulations thereunder.

         This Joint Proxy Statement/Prospectus does not cover resales of TSRG Common Stock received by any person who may be deemed to be an affiliate of TSRG or NGT.

                       OTHER TERMS OF THE MERGER AGREEMENT

Conversion of Shares in the Merger

         At the Effective Date, by virtue of the Merger and without any further action on the part of the holder thereof:


                  (i) each share of TSRG Common Stock issued and outstanding immediately prior to the Effective Date will remain issued, outstanding and unchanged as validly issued, fully paid and nonassessable shares of TSRG Common Stock; and

                  (ii) each share of NGT Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Date will be converted into the right to receive that number of shares of TSRG Common Stock equal to the; provided, however, that fractional shares shall be rounded up to whole shares of NGT Common Stock.

         As a result of the Merger and without any action on the part of the holders thereof, all shares of NGT Common Stock and Preferred Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a certificate which immediately prior to the Effective Date represented any such shares of NGT Common Stock or Preferred Stock ("NGT Certificate") will cease to have any rights with respect thereto, except the right to receive, as hereinafter described, a certificate representing the number of whole shares of TSRG Common Stock into which any shares of NGT Common Stock or Preferred Stock have been converted. See "Exchange Agent; Procedures for Exchange of NGT Certificates" and "No Fractional Shares."

Exchange Agent;  Procedure for Exchange of Certificates

         TSRG has authorized Interstate Transfer Company to act as Exchange Agent (the "Exchange Agent") under the Merger Agreement. At or prior to the Effective Date, TSRG will deposit with the Exchange Agent, in trust for the benefit of the holders of shares of NGT Common Stock and NGT Preferred Stock, certificates ("TSRG Certificates") representing the TSRG Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of NGT Common Stock and NGT Preferred Stock. TSRG will make available to the Exchange Agent from time to time, as needed, additional shares of TSRG Common Stock sufficient to issue whole shares in lieu of fractional shares.

         As soon as reasonably practicable after the Effective Date, TSRG will cause the Exchange Agent to mail to each record holder of a NGT Certificate a packet of information about exchanging Certificates for shares of TSRG Common Stock. The packet will include a letter of transmittal and instructions for the record holder to transmit the NGT Certificates to the Exchange Agent, which letter of transmittal will specify that delivery will be effected, and risk of loss and title to the NGT Certificates will pass, only upon actual delivery thereof to the Exchange Agent and will be in such form and have such other provisions as TSRG may reasonably specify. Upon surrender of a NGT Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, such holder will be entitled to receive in exchange for each NGT Certificate formerly representing shares of NGT Common Stock or NGT Preferred Stock (i) one or more shares of TSRG Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to the Merger Agreement and (ii) one share of TSRG Common Stock for each fractional share of TSRG Common Stock such holder is otherwise entitled. All NGT Certificates so surrendered will be canceled. In the event of a transfer of ownership of NGT Common Stock that is not registered in the transfer records of NGT, one or more shares of TSRG Common Stock evidencing, in the aggregate, the proper number of shares of TSRG Common Stock to which such holder is entitled pursuant to the Merger Agreement, may be issued with respect to such NGT Common Stock to such a transferee if the NGT Certificate representing such shares of NGT Common Stock is presented to the Exchange Agent, accompanied by all of the documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         Shareholders of NGT should not forward their NGT Certificates with the enclosed proxy card, nor should they forward their NGT Certificates to the Exchange Agent until they have received the packet of information described above, including their letter of transmittal.

No Fractional Shares

         No certificates or scrip or shares of TSRG Common Stock representing fractional shares of TSRG Common Stock will be issued upon the surrender for exchange of NGT Certificates and such fractional share interests will not entitle the owner thereof to vote or have any other rights of a shareholder of TSRG. In lieu of any such fractional share, one whole share of TSRG Common Stock shall be paid to the holder thereof

Representations and Warranties

         The Merger Agreement contains various representations and warranties of TSRG and NGT relating, among other things, to the following:

                  (i) their incorporation, existence, good standing, corporate power and similar corporate matters;

                  (ii)  their   capitalization  and  authorization,   execution,
         delivery and performance and the enforceability of the Merger Agreement and related matters;

                  (iv) the absence of conflicts, violations and defaults under their certificate or articles of incorporation and by-laws and certain other agreements and documents;

                  (v) the absence of required consents, approvals, orders or authorizations of, or registration, declaration or registration with certain governmental entities;

                  (vi) the documents and reports filed with the Commission and the accuracy and completeness of the information contained therein;

                  (vii)  the   Registration   Statement  and  this  Joint  Proxy
         Statement/Prospectus   and  the  accuracy  and   completeness   of  the
         information contained therein and herein;

                  (viii) the absence of certain material changes or events with respect to TSRG and NGT since December 31, 1997;

                  (ix)  the   shareholder   votes   required   to  approve   the
         transaction; and

                  (x) brokers or finders fees and expenses.

         All representations and warranties of TSRG and NGT expire one year from the date of the Effective Date.

         Conduct of Business Pending the Merger

         Each of TSRG and NGT has agreed that during the period from the date of the Merger Agreement and continuing until the Effective Date, except as expressly contemplated or permitted by the Merger Agreement or as otherwise indicated on its disclosure schedule or as required by a governmental entity of competent jurisdiction or to the extent that the other party shall otherwise consent in writing, each will conduct its business in the usual, regular and ordinary course of business in all material respects, in substantially the same manner as conducted prior to the Merger Agreement, and will use all reasonable efforts to preserve intact their present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing businesses are not impaired in any material respect at the Effective Date.

         Each of TSRG and NGT has further agreed and appointed Loren E. Bagley and Michael Stewart to act as an operating committee (the "Committee") to coordinate all significant operations of TSRG and NGT during the period commencing the date of the Merger Agreement until the Effective Date. The activities and decisions to be coordinated include, but are not limited to, contracts, drilling activities, hiring and staffing activities, expenditures and commitments in excess of $20,000. Each of TSRG and NGT has further agreed that, during the period from the date of the Merger Agreement and continuing until the Effective Date, except as permitted by the prior consent of the Committee, TSRG or NGT shall:

                  (i) conduct their affairs and business only in the ordinary course of business;

                  (ii) not create or incur any additional liability, mortgage, lien, pledge, hypothecation, share encumbrance or restriction of any kind in excess of $20,000, nor make any capital expenditure, capital addition or betterment, nor pay any obligation or liability in excess of $20,000, absolute or contingent, except current liabilities shown on NGT's financial Statements dated January 31, 1998, or enter into any contract or commitment pursuant to which they are obligated to expend in excess of $20,000;

                  (iii) not declare or pay any dividends on or make other distributions in respect of any of their capital stock, or issue or sell any warrants, rights or options to acquire any such shares, except NGT shall have the unconditional right to issue up to a maximum of 1,600,000 additional shares of NGT Common Stock in exchange for fair consideration, as determined in the sole discretion of NGT;

                  (iv) not amend in any material respect, or propose to amend their respective certificates of incorporation, bylaws or other governing documents, except to the extent required to comply with their respective obligations under the Merger Agreement, required by law or required by the rules and regulations of the NASD;

                  (v) maintain its properties, assets and business in good condition and not sell, lease, encumber or otherwise dispose of, any of its properties, assets or business which are material, except sales of oil and gas in the ordinary course of business;

                  (vi) not pay, or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any director, shareholder, officer, consultant, agent or employee under any pension plan or otherwise, or increase the compensation paid by them at January 31, 1998 to any officer, director, agent, consultant or employee;

                  (vii) duly comply with all material governmental laws, rules and regulations applicable to them, their operations, business, employees or assets and use reasonable commercial efforts to preserve their business organizations intact;

                  (viii) except with respect to the Merger, not merge or consolidate, or obligate to do so, with or into any other entity;

                  (ix) not enter into any transaction or take any acts which if effected or performed prior to the date of the Merger Agreement, would constitute a breach of the representations, warranties and agreements contained therein; or

                  (x) not institute, settle or agree to settle any action or proceeding before any court or governmental body.

Conditions Precedent to the Merger

         The respective obligations of NGT and TSRG to effect the Merger are subject, among other things, to the satisfaction or waiver on or prior to the Effective Date of the following conditions:

                  (i) the representations and warranties of NGT and TSRG set forth in the Merger Agreement that are qualified as to materiality being true and correct on the date of the Merger Agreement, and each of the representations and warranties of the parties that is not so qualified being true and correct in all material respects on the date of the Merger Agreement, and the receipt by the respective parties of a certificate of the other parties to such effect;

                  (ii) the delivery by each party of their respective Disclosure Schedules and all other schedules and exhibits to the Merger Agreement, in a form and substance reasonable satisfactory to each party and such schedules shall not disclose any material adverse change from the financial statements of the respective parties delivering said schedules;

                  (iii) the receipt from the Commission of approval of the Registration Statement including this Joint Proxy Statement / Prospectus which is to be mailed to the shareholders of TSRG and NGT, and the approval by the shareholders of TSRG and NGT of the Merger and Merger Agreement in accordance with the Registration Statement; and

                  (iv) the continued listing of TSRG's securities on The Nasdaq SmallCap Market following consummation of the Merger.

         The obligations of TSRG to effect the Merger are also subject to the satisfaction of, or waiver by TSRG, on or prior to the Effective Date of the following conditions:

                  (i) NGT shall have performed in all material respects its obligations under the Merger Agreement and required to be performed by it at or prior to the Effective Date;

                  (ii) TSRG shall have received a minimum of $4,000,000 of bridge financing as set forth in the Merger Agreement;

                  (iii) TSRG shall have successfully restructured all of its indebtedness which is personally guaranteed by officers or directors of TSRG to eliminate such personal guarantees;

                  (iv) there shall not have accrued or been threatened any material adverse effect, including as a result of any threatened or pending action, suit, proceeding or investigation, on the financial condition, assets, business, prospects or results of operations of NGT; and

                  (v) completion by TSRG of its due diligence investigation of NGT in scope, detail, substance and result reasonably satisfactory to TSRG prior to the Effective Date.


         The obligations of NGT to effect the Merger are also subject to the satisfaction of, or waiver by NGT, on or prior to the Effective Date of the following conditions:

                  (i) TSRG shall have performed in all material respects its obligations under the Merger Agreement and required to be performed by it at or prior to the Effective Date;

                  (ii) NGT shall have either purchased or caused all holders of its Series 1994-A Preferred Stock to convert such preferred stock into NGT Common Stock;

                  (iii) NGT shall have terminated its Agreement and Plan of Share Exchange with Lyric Energy, Inc. and it shall have sold or otherwise disposed of all shares of Lyric Energy, Inc. common stock owned by NGT;

                  (iv) there shall not have accrued or been threatened any material adverse effect, including as a result of any threatened or pending action, suit, proceeding or investigation, on the financial condition, assets, business, prospects or results of operations of TSRG; and

                  (v) completion by NGT of its due diligence investigation of TSRG in scope, detail, substance and result reasonably satisfactory to NGT prior to the Effective Date.

Indemnification;  Directors' and Officers' Insurance

         TSRG

         As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), TSRG has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of TSRG, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of TSRG and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of TSRG, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

         TSRG must indemnify a director, officer, employee or agent of TSRG who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of TSRG, against expenses actually and reasonably incurred by them in connection with the defense.

         TSRG's Articles of Incorporation eliminate personal liability of directors, officers and shareholders of TSRG for damages for breach of fiduciary duty, but do not eliminate the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions to shareholders in violation of the applicable statutes of the NRS.


         TSRG may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by TSRG.

         The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of TSRG, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not TSRG has the authority to indemnify them against such liability and expenses.

         NGT

         The By-Laws of NGT contain provisions whereby NGT has the power, to the maximum extent permitted by Texas law, to indemnify its officers and directors, or persons who act or acted at NGT's request as a director or officer of a company of which NGT is or was a shareholder or creditor, and to purchase and maintain insurance for the benefit of any officers or directors against any liability incurred in their capacity as officers or directors of NGT.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NGT pursuant to the forgoing provisions, NGT has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Termination

         The Merger Agreement may be terminated at any time prior to the Effective Date by action taken or authorized by the Board of Directors of the terminating party or parties:

                  (i) By the mutual written agreement of TSRG and NGT, by action of their respective Boards of Directors;

                  (ii) By TSRG if any of the conditions precedent to its obligations as set forth in the Merger Agreement are not satisfied or waived by TSRG on or before September 30, 1998;

                  (i) By NGT if any of the conditions precedent to its obligations as set forth in the Merger Agreement are not satisfied or waived by NGT on or before September 30, 1998.

         The right to terminate the Merger Agreement as described above is not available to any party (i) that is in material breach of its obligations under the Merger Agreement or (ii) whose failure to fulfill its obligations or to comply with its covenants under the Merger Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party under the Merger Agreement.

Fees and Expenses

         Whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.


Amendment

         The Merger Agreement may be amended or modified by TSRG and NGT at any time before or after approval of the matters presented in connection with the Merger by the shareholders of NGT and the shareholders of TSRG. The Merger Agreement may not be amended except by an instrument in writing, signed on behalf of each of TSRG and NGT.

Waiver

         The Merger Agreement permits TSRG and NGT at any time prior to the Effective Date to (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or conditions contained therein, in each case pursuant to a written instrument.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of TSRG and NGT and have been prepared as if the Merger occurred for the periods indicated. The unaudited proforma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that the managements of TSRG and NGT believe are reasonable.

         The unaudited pro forma financial statements are presented for comparative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have or will occur upon consummation of the Merger, and should be read in conjunction with the audited historical consolidated financial statements, including the notes thereto, of TSRG and NGT, which are incorporated by reference in this Joint Proxy Statement/Prospectus.



                               TRANS ENERGY, INC.
                      Consolidated Proforma Balance Sheets
                                 June 30, 1998
                                  (Unaudited)

                                     ASSETS
                                     ------

                                                                                       Proforma
                                                               Natural Gas            Adjustments
                                            Trans              Technologies            Increase               Proforma
                                         Energy, Inc.              Inc.               (Decrease)            Consolidated
                                       ----------------      ----------------      ----------------      ----------------
CURRENT ASSETS

   Cash                               $          -          $           4,808     $          -          $           4,808
   Accounts receivable                           64,686                14,022                -                     78,708
                                       ----------------      ----------------      ----------------      ----------------

     Total Current Assets                        64,686                18,830                -                     83,516
                                       ----------------      ----------------      ----------------      ----------------

PROPERTY AND
 EQUIPMENT - NET
 OF ACCUMULATED
 DEPRECIATION                                 8,493,942             4,477,361                -                 12,971,303
                                       ----------------      ----------------      ----------------      ----------------

OTHER ASSETS

   Loan receivable - related                     -                    290,695              (158,497)              132,198
   Prepaid promotion costs                    1,061,628                -                     -                  1,061,628
   Loan acquisition costs                     2,706,898                -                     -                  2,706,898
   Investments                                   -                    204,964                -                    204,964
   Other                                        101,510                 3,769                -                    105,279
                                       ----------------      ----------------      ----------------      ----------------

     Total Other Assets                       3,870,036               499,428              (158,497)            4,210,967
                                       ----------------      ----------------      ----------------      ----------------

     TOTAL ASSETS                     $      12,428,664     $       4,995,619     $        (158,497)    $      17,265,786
                                       ================      ================      ================      ================



                   See Summary of Assumptions and Disclosures

                               TRANS ENERGY, INC.
                Consolidated Proforma Balance Sheets (Continued)
                                  June 30, 1998
                                   (Unaudited)

                      LIABILITIES AND STOCKHOLDERS EQUITY
                      -----------------------------------

                                                                                       Proforma
                                                               Natural Gas            Adjustments
                                            Trans              Technologies            Increase               Proforma
                                         Energy, Inc.              Inc.               (Decrease)            Consolidated
                                       ----------------      ----------------      ----------------      ----------------
CURRENT LIABILITIES

   Bank indebtedness                  $          16,133     $          -          $          -          $          16,133
   Accounts payable                           1,396,788               609,554                25,000             2,031,342
   Accrued expenses                             432,037                -                     -                    432,037
   Notes payable - current                       25,313                 5,746                -                     31,059
   Advances due related parties                  -                    206,958                -                    206,958
   Debentures payable                         4,625,400                -                     -                  4,625,400
                                       ----------------      ----------------      ----------------      ----------------

     Total Current Liabilities                6,495,671               822,258                25,000             7,342,929
                                       ----------------      ----------------      ----------------      ----------------

NET LIABILITIES IN EXCESS
 OF ASSETS OF DISCONTINUED
 OPERATIONS                                     340,821                -                     -                    340,821
                                       ----------------      ----------------      ----------------      ----------------

LONG-TERM LIABILITIES

   Notes payable                              1,744,441                18,400              (158,497)            1,604,344
                                       ----------------      ----------------      ----------------      ----------------

     Total Long-Term Liabilities              1,744,441                18,400              (158,497)            1,604,344
                                       ----------------      ----------------      ----------------      ----------------

MINORITY INTEREST                                -                     -                     28,388                28,388
                                       ----------------      ----------------      ----------------      ----------------

REDEEMABLE PREFERRED
 STOCK, SERIES 1994-A, $4.00
 PAR VALUE, 500,000 SHARES
 AUTHORIZED, 7,097
 OUTSTANDING                          $          -          $          28,388     $         (28,388)    $          -
                                       ----------------      ----------------      ----------------      ----------------




                   See Summary of Assumptions and Disclosures

                               TRANS ENERGY, INC.
                Consolidated Proforma Balance Sheets (Continued)
                                  June 30, 1998
                                   (Unaudited)


                LIABILITIES AND STOCKHOLDERS EQUITY (Continued)
                -----------------------------------------------

                                                                                       Proforma
                                                               Natural Gas            Adjustments
                                            Trans              Technologies            Increase               Proforma
                                         Energy, Inc.             Inc.                (Decrease)            Consolidated
                                       ----------------      ----------------      ----------------      ----------------
STOCKHOLDERS EQUITY

   Preferred stock: Series 1994-B,
     $4.00 par value; authorized
     500,000 shares; 66,360 shares
     issued and outstanding            $         -          $         265,440     $          -          $         265,440
   Common stock, $0.001 par
     value; authorized 30,000,000
     shares; 8,553,800 shares
     issued and outstanding,
     respectively                                 2,139                 5,889                   526                 8,554
   Additional paid-in capital                12,867,963            10,067,098            (9,047,897)           13,887,164
   Accumulated deficit                       (9,022,371)           (6,211,854)            9,022,371            (6,211,854)
                                       ----------------      ----------------      ----------------      ----------------

   Total Stockholders Equity                 3,847,731             4,126,573               (25,000)            7,949,304
                                       ----------------      ----------------      ----------------      ----------------

   TOTAL LIABILITIES AND
    STOCKHOLDERS EQUITY               $     12,428,664     $       4,995,619     $        (158,497)    $      17,265,786
                                       ================      ================      ================      ================



                   See Summary of Assumptions and Disclosures

                               TRANS ENERGY, INC.
                      Consolidated Statement of Operations
                                  June 30, 1998
                                   (Unaudited)

                                                                                       Proforma
                                                               Natural Gas            Adjustments
                                            Trans              Technologies            Increase               Proforma
                                         Energy, Inc.              Inc.               (Decrease)            Consolidated
                                       ----------------      ----------------      ----------------      ----------------

SALES                                 $         473,006     $         356,041     $          -          $         829,047
                                       ----------------      ----------------      ----------------      ----------------

TOTAL REVENUES                                  473,006               356,041                -                    829,047
                                       ----------------      ----------------      ----------------      ----------------

EXPENSES

   General and administrative                   773,769             1,146,351                -                  1,920,120
   Depreciation and amortization                 81,261               245,266                -                    326,527
                                       ----------------      ----------------      ----------------      ----------------

     Total Expenses                             855,030             1,391,617                -                  2,246,647
                                       ----------------      ----------------      ----------------      ----------------

INCOME (LOSS) FROM
 OPERATIONS                                    (382,024)           (1,035,576)               -                 (1,417,600)
                                       ----------------      ----------------      ----------------      ----------------

OTHER INCOME (EXPENSE)

   Gain on sale of assets                       239,129                -                     -                    239,129
   Write-down oil and gas                        -                 (3,076,790)               -                 (3,076,790)
   Interest expense                            (139,315)             (405,049)               -                   (544,364)
   Other expense                                 -                   (618,779)               -                   (618,779)
                                       ----------------      ----------------      ----------------      ----------------

     Total Other Income
      (Expense)                                  99,814            (4,100,618)               -                 (4,000,804)
                                       ----------------      ----------------      ----------------      ----------------

   NET INCOME (LOSS)                  $        (282,210)    $      (5,136,194)    $          -          $      (5,418,404)
                                       ================      ================      ================      ================



                   See Summary of Assumptions and Disclosures

                               TRANS ENERGY, INC.
                Statements of Assumptions and Disclosures for the
                   Consolidated Proforma Financial Statements
                                  June 30, 1998
                                   (Unaudited)

BACKGROUND AND HISTORICAL INFORMATION

         The Company was originally incorporated in the State of Idaho on January 16, 1964. On January 11, 1988, the Company changed its name to Apple Corporation. In 1988, the Company acquired oil and gas leases and other assets from Ben s Run Oil Company (a Virginia limited partnership) and has since engaged in the business of oil and gas production.

         On November 5, 1993, the Board of Directors caused to be incorporated in the State of Nevada, a new corporation by the name of Trans Energy, Inc., with the specific intent of effecting a merger between Trans Energy, Inc. of Nevada and Apple Corp. of Idaho, for the sole purpose of changing the domicile of the Company to the State of Nevada. On November 15, 1993, Apple Corp. and the newly formed Trans Energy, Inc. executed a merger agreement whereby the shareholders of Apple Corp. exchanged all of their issued and outstanding shares of common stock for an equal number of shares of Trans Energy, Inc. common stock. Trans Energy, Inc. was the surviving corporation and Apple Corp. was dissolved. Trans Energy, Inc. is the parent company of Tyler Construction Company, Inc. and Ritchie County Gathering Systems, Inc.

         Natural Gas Technologies, Inc. (NGT) was incorporated on April 26, 1993 and began operations in June 1993. NGT acquired interests in various oil and gas properties in February and June 1994 and has been active in this industry since then. NGT is the parent company of Interior Energy, Inc.

PROFORMA TRANSACTIONS

         The historical financial information contained herein has been consolidated assuming the issuance of common stock of Trans Energy, Inc. for 100% of the outstanding common stock of NGT as of June 30, 1998. The purchase is not effective yet, but has been retroactively applied to the historical information of these companies.

         Trans Energy, Inc. issued 6,415,350 shares of common stock in exchange for 100% of the outstanding shares of NGT. The proforma adjustments have been prepared under the purchase method of accounting for business combinations and all significant intercompany transactions have been eliminated. The proforma adjustments to record the merger of the companies under the purchase method of accounting for business combinations are:

         1. Record the purchase of NGT through the issuance of 6,415,350 shares of common stock:

                       Common stock                    $           6,415
                       Additional paid-in capital                 (6,415)
                                                       ------------------
                                             Total     $             -
                                                       ==================

                               TRANS ENERGY, INC.
                Statements of Assumptions and Disclosures for the
                   Consolidated Proforma Financial Statements
                                  June 30, 1998
                                   (Unaudited)

PROFORMA TRANSACTIONS (Continued)

    2)   Eliminate the common stock of NGT:

                        Common stock                        $      (5,889)
                        Additional paid-in capital                  5,889
                                                             -------------

                                              Total         $         -
                                                             =============
    3)   Eliminate the deficit of Trans Energy, Inc.:

                        Accumulated deficit                 $  (9,022,371)
                        Additional paid-in capital              9,022,371
                                                             -------------

                                              Total         $         -
                                                             =============
    4)  Stock issuance costs:

                        Additional paid-in capital          $      25,000
                        Accounts payable                          (25,000)
                                                             -------------

                                              Total         $         -
                                                             =============
    5)  Record minority interest:

                        Redeemable preferred stock          $      28,388
                        Minority interest                         (28,388)
                                                             -------------

                                              Total         $         -
                                                             =============

                                TSRG STOCK SPLIT

         In May 1998, the TSRG Board declared the TSRG Stock Split in connection with the Merger. Accordingly, on June 5, 1998, the shares of TSRG Common Stock then outstanding were reverse split on a one (1) share for four (4) shares basis. All share of TSRG Common Stock referred to in this Joint Proxy Statement/Prospectus and in the Merger Agreement are stated on a post-split basis.

              DIRECTORS AND MANAGEMENT OF TSRG FOLLOWING THE MERGER

         Upon completion of the Merger, the TSRG Board will consist of five (5) persons, of which two (2) persons from the current TSRG Board and two (2) persons from NGT will be directors of the combined company. Loren E. Bagley and William F. Woodburn, both current TSRG directors, will be directors of the combined company. Michael Stewart, Vice President of NGT, and Warren Donohue, a current NGT director, will also be directors of the combined company. Mr. Stewart shall serve as President and Chief Operating Officer and Mr. Bagley shall serve as Chairman of the Board. The fifth director has not yet been determined, however, such director will be appointed prior to completion of the Merger by the mutual agreement of NGT and TSRG. Until the Merger is completed, both corporations are being managed pursuant to a joint committee consisting of Mr. Bagley and Mr. Stewart. The directors constituting the TSRG Board shall serve until the next annual meeting of TSRG shareholders.

     The directors and officers of NGT do not own any shares of TSRG Common Stock, either as of March 26, 1998 or the date hereof. As of the date hereof, Mr. Stewart beneficially owns 200,000 shares of NGT Common Stock and Mr. Donohue beneficially owns1,969,643 shares of NGT Common Stock. The number of shares of NGT Common Stock indicated for Mr. Donohue includes 1,600,000 shares owned by Ameritech Petroleum because Mr. Donohue may be deemed to beneficially own such shares under Rule 13d-3 under the Exchange Act. See Ownership of NGT Capital Stock. Based on the assumed Exchange Ratio of 1.04562, the NGT Common Stock of the above two persons would be converted into the right to receive the following shares of TSRG Common Stock upon the Effective Date: Mr. Stewart, 209,124 shares, and Mr. Donohue, 2,059,498 shares. The current holdings of TSRG Common Stock by the two director designees of TSRG are Mr. Bagley, 104,894 shares, and Mr. Woodburn, 112,027 shares. Mr. John Sims, a current director of TSRG, owns 13,807 shares.


Compensation of Directors and Executive Officers

         TSRG does not compensate its directors for service on the TSRG Board or any committee thereof, but directors are reimbursed for expenses incurred for attendance at meetings of the TSRG Board and any committee thereof. Executive officers are appointed annually by the TSRG Board and each executive officer serves at the discretion of the TSRG Board. Executive officers have not been paid for their services. Following the consummation of the Merger, the new TSRG Board is expected to review the policy of paying its directors and executive officers. However, no arrangements have been made at this time to create any payment criteria or schedule and there can be no estimate whether the new TSRG Board will establish such payments.

                         DESCRIPTION OF TSRG SECURITIES

         TSRG is authorized to issue 30,000,000 shares of Common Stock, par value $.001 per share, of which 2,138,450 shares are issued and outstanding (post-split as per the TSRG Stock Split) as of the date hereof. All shares of TSRG Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the shareholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the TSRG Board out of funds legally available therefor; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of TSRG. Shareholders of TSRG have no preemptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable. Additional shares of TSRG Common Stock may be issued without shareholder approval, except as that right is limited as a result of TSRG's listing agreement with The Nasdaq SmallCap Market.

TSRG Redeemable Common Stock Purchase Warrants

         In December 1996, TSRG completed the public offering of 146,342 shares of TSRG Common Stock and 1,200,000 Redeemable Common Stock Purchase Warrants (the "Stock Purchase Warrants"). Each Stock Purchase Warrant is exercisable at any time into one share of TSRG Common Stock at the exercise price of $22.56 per share, as adjusted by the reverse stock split effected June 5, 1998, until the expiration date of December 17, 2002. The Stock Purchase Warrants are redeemable by TSRG at a price of $.10 per Stock Purchase Warrant, if the closing bid price of TSRG Common Stock on the Nasdaq SmallCap Market exceeds 140% of the public offering price (or $28.672 as adjusted for the one share for four shares reverse stock split) for the twenty (20) consecutive trading days preceding the notice of redemption. No Stock Purchase Warrant may be exercised unless at the time of exercise there is a current prospectus covering the shares of TSRG Common Stock issuable upon exercise of the Stock Purchase Warrants under an effective registration statement filed with the Commission, and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state of residence of the holder of such Stock Purchase Warrant.

TSRG Convertible Debentures

         In connection with the Merger, TSRG has issued $4,625,400 face value of 8% Secured Convertible Debentures Due March 31, 1999 (the "Debentures"). Interest shall accrue upon the date of issuance until payment in full of the principal sum has been made or duly provided for. Holders of the Debentures shall have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount which is at least $10,000, into shares of TSRG Common Stock at a conversion price for each share equal to the lower of (a) seventy percent (70%) of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or (b) the market price on the issuance date of the Debentures. Any accrued and unpaid interest shall be payable, at the option of TSRG, in cash or in shares of TSRG Common Stock valued at the then effective conversion price.

         Pursuant to the terms of the Debentures, TSRG has agreed to file a registration statement with the Commission to register the shares of TSRG Common Stock into which the Debentures may be converted. Upon effectiveness of the registration statement, the shares of TSRG Common Stock underlying the Debentures, when issued, will be deemed registered securities and will not be restricted as to the resale of such securities. If TSRG fails to file its registration statement within forty-five (45) days from the closing of the Debenture offering, TSRG may be obligated to increase by up to fifteen percent (15%) the number of shares issuable upon conversion to each holder.

Shares Eligible for Future Sales

         The 6,415,350 shares of TSRG Common Stock issued pursuant to the Merger will be freely tradeable without restriction or further registration under the Act, except for any TSRG Common Stock held by an "affiliate" (as defined under the Act) of TSRG. As of the date hereof, 379,672 shares of TSRG Common Stock held by TSRG's current shareholders constitute "restricted securities" within the meaning of Rule 144 under the Act and may be sold only pursuant to an effective registration statement under the Act or an applicable exemption, including an exemption under Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as shares acquired from the issuer or an affiliate in a non-public transaction) for at least one year, as well as any person who purchases unrestricted shares in the open market who may be deemed an "affiliate" of the issuer, is entitled to sell, within any three-month period, a number of shares of TSRG Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares, or (ii) the average weekly trading volume in the shares during the four calendar weeks preceding each such sale. A person who is not deemed to be an "affiliate" of TSRG and has not been an affiliate for at least three months, and who has held restricted shares for at least two years would be entitled to sell such shares without regard to the volume limitations described above. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Sales of substantial amounts of restricted shares, or the perception that such sales may occur, could adversely affect prevailing market prices for TSRG Common Stock.

         Beginning 90 days from the date of this Prospectus, in addition to the 6,415,350 shares issued pursuant to the Merger and 931,802 tradeable shares of Common Stock outstanding prior to the Merger, approximately 496,506 shares of TSRG Common Stock deemed restricted securities are eligible to be sold under Rule 144 of the Act, subject to the volume and other restrictions of Rule 144. An additional 722,642 shares are deemed restricted securities and will not be eligible for sale under Rule 144 for approximately ten months. Also, shares issued upon conversion of the Convertible Debentures and subject to an effective registration statement will immediately be tradeable in the public market, unless held by an affiliate of TSRG. Based on the $4,625,400 value of Debentures sold and based on the price of TSRG Common Stock of $.075 per share on September 16, 1998 (Debentures are convertible at 70% of the then current market price), approximately 8,810,286 additional shares may be issued upon the conversion of the Convertible Debentures. If the price of TSRG Common Stock declines, additional shares may be issued upon the conversion of the Convertible Debentures. It must be emphasized that holders of the Debentures are entitled to convert their holdings into TSRG Common Stock at a conversion price for each share equal to the lower of 70% of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or the market price on the issuance date of the Debentures. Thus, upon conversion from the Debentures, holders of TSRG Common Stock will have an acquisition price at a discount from the prevailing market price and could immediately sell their shares at a profit.

         TSRG further intends to offer up to 1,000,000 shares of Common Stock subject to a registration statement at a future time at the discretion of the TSRG Board. These shares, if offered and sold pursuant to an effective registration statement, will immediately be available for trading in the public market.

         There can be no predictions of the effect, if any, that sales of TSRG Common Stock under Rule 144, the issuance of shares upon conversion of the Debentures, or the offering of additional TSRG Common Stock for sale will have on the market price prevailing from time to time. Sales of substantial amounts of TSRG Common Stock pursuant to Rule 144 or of shares acquired upon conversion of Debentures could subsequently adversely affect the market price of TSRG Common Stock.

         The transfer agent and registrar for TSRG Common Stock is Interstate Transfer Company, 874 East 5900 South, Suite 101, Salt Lake City, Utah 84107.


        COMPARISON OF THE RIGHTS OF HOLDERS OF TSRG COMMON STOCK AND NGT
                                  COMMON STOCK

         TSRG is a Nevada corporation and the rights of its shareholders are governed by the Nevada General Corporation Law and the Articles of Incorporation and Bylaws of TSRG. NGT is a Texas corporation and the rights of it shareholders are governed by the Texas Business Corporation Act and the Articles of Incorporation and Bylaws of NGT. The corporation laws of Texas and Nevada differ in many respects. Although all differences are not set forth in this Joint Proxy Statement/Prospectus, certain provisions which could materially effect the rights of security holders, are described below.

Liability of Directors

         The Texas Miscellaneous Corporation Laws Act provides that a corporation's Articles of Incorporation may provide that a director will not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for (1) a breach of the director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Articles of Incorporation of NGT do not include such a provision eliminating the personal liability of its directors.

         Nevada law provides that a corporation s articles of incorporation may eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for: (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; or (2) the payment of distributions in violation of NRS Section 78.300. The Articles of Incorporation of TSRG do not include such a provision by eliminating the personal liability of its directors.

Indemnification

         Texas law generally permits a corporation to indemnify its officers and directors, or persons who act or acted at the corporation's request as a director, officer or agent of another company against reasonable expenses including court costs and attorneys' fees incurred in a proceeding if the person conducted himself in good faith, reasonably believed, in the case of conduct in the person's official capacity, that the person's conduct was in the corporation's best interest, and all other cases, that the person's conduct was at least not opposed to the corporation's best interest, and in the case of any criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful. The determination of indemnification must be made by a majority vote of a disinterested quorum of the directors, by a majority vote of a committee of the board of directors consisting of two or more disinterested directors, by special legal counsel, or by the disinterested shareholders. Texas law requires indemnification of director's and officers expenses when the person being indemnified has been wholly successful, on the merits or otherwise, in defense of the proceeding. If a director or officer applies to a court for indemnification and is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, indemnification is limited to reasonable expenses actually incurred and shall not be made if the person has been found liable for willful or intentional misconduct in the performance of the persons's duties.

         Nevada law generally permits a corporation to indemnify its officers and directors, or persons who act or acted at the corporation's request as a director or officer of another company against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action if the person acted in good faith and in a manner which a person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful. A determination of indemnification must be made by the shareholders, by a majority vote of a disinterested quorum of the directors, or by independent legal counsel in a written opinion. Indemnification may not be made if the person has been adjudged after all appeals to be liable to the corporation unless and only to the extent that a court determines the person is fairly and reasonably entitled to indemnity for expenses the court deems proper. A corporation must indemnify a person who has been successful in the merits or otherwise in defense of any proceeding.

         Expenses incurred by an officer or director in defending an action may be paid in advance, under Texas and Nevada law, if such director or officer undertakes to pay such amounts if it is ultimately determined that the person is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against liability covered by the policy.

Shareholder Inspection of Books and Records

         Texas law allows any person who has been a shareholder for at least six months prior to that person's demand or as a holder of at least 5% of all outstanding shares of a corporation to inspect and copy its relevant books and records of account, minutes, and share transfer record for any proper purpose.

         Nevada law allows any person who has been a shareholder for at least six months prior to that person's demand or is the holder of at least 5% of all outstanding shares of the corporation to inspect and make copies of the corporation's Articles of Incorporation, Bylaws, and stock ledger. A corporation may deny a shareholder's right of inspection if that shareholder refuses to furnish the corporation an affidavit that the inspection is not desired for a purpose other than the business of the corporation and that the shareholder has not sold or offered for sale any list of shareholders or aided any person in procuring any such record for such purpose.

         Nevada law also allows a shareholder that owns not less than 15% of all issued and outstanding shares of stock of a corporation or has been authorized in writing by the holders of at least 15% of all its issued and outstanding shares to inspect and copy and to conduct an audit of the books of account and all financial records of the corporation. The right of a shareholder to inspect the financial records may be denied if the shareholder refuses to furnish the corporation an affidavit that the inspection, copies or audit is not desired for any purpose not related to the shareholder's interest in the corporation as a shareholder.

Dividends of Shares

         Texas law permits a corporation to declare and pay dividends unless, after giving effect to the distribution, the corporation would be insolvent, or the distribution exceeds the surplus of the corporation. Surplus under Texas law means the excess of the net assets of a corporation over its stated capital.

         Nevada law permits a corporation to declare and pay dividends unless after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business, or (b) except as otherwise specifically allowed by the Articles of Incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.


Shareholder Voting

         Both  Texas  and  Nevada  law   generally   require   approval  by  the
shareholders of each corporation that is a party to a merger, or the shareholders of the corporation whose shares will be acquired in the exchange. Texas law requires that at least two thirds of the outstanding shares approve a plan of merger or exchange, compared with Nevada law which requires approval by a majority.

         Texas and Nevada law do not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its articles of incorporation) if (a) the articles of the incorporation of the corporation do not differ from its articles of incorporation before the merger,
(b) each security holder of the corporation will hold the same number of shares with identical rights immediately after the merger and (c) each of the shares that entitle the holders thereof to vote unconditionally in the election of directors and the shares that entitle the holders thereof to participate without limitation in distributions outstanding immediately after the merger, plus the number of such shares issuable as a result of the merger will not exceed by more than 20% the total number of set shares outstanding immediately before the merger.

         Texas law provides that except as otherwise provided in the Articles of Incorporation the sale or other disposition of all, or substantially all, the property and assets of a corporation, were made in the usual and regular course of business of the corporation may be authorized by its board of directors, without authorization of the shareholders. Nevada law requires that the sale of all of a corporation's assets must be approved by a majority of the outstanding voting shares of the corporation.

         Nevada law requires that transactions requiring approval by shareholders must be approved by each class of stock, whereas Texas law generally does not require class voting, except in certain transactions. Both Texas and Nevada law require that mergers and share exchanges be approved by each class of shares outstanding. Texas law provides that class voting is required with respect to proposed amendments to a corporation's articles of incorporation that adversely affects a specific class of stock.

         Nevada law provides, unless otherwise specified in the Articles of Incorporation or Bylaws of the corporation, that if any tender offer for a controlling interest of a corporation is made by an interested party (generally a controlling or managing person of the target corporation), the shareholders of the target corporation are required to approve the voting rights of the acquiring person. A controlling interest is defined as ownership of outstanding voting shares to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more, of all the voting power of the corporation in the election of directors. The holders of a majority of the voting power of the corporation must approve the voting rights of the acquiring person, and if the acquisition will result in an amendment to the articles of incorporation that changes any right given to any class or series then a majority of each class or series affected must approve the voting rights of the acquiring person. If provided in the articles of incorporation or the bylaws of a target corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, the corporation may call for redemption of not less than all the controlled shares at the average price paid for the controlled shares if the controlled shares are not accorded full voting rights by the shareholders. Unless otherwise provided by the articles of incorporation or bylaws of a target corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, if the controlled shares are accorded full voting rights, then those who have not voted in favor of authorizing voting rights for the controlled shares are entitled to demand payment for the fair value of their shares. Texas law has no comparable provision concerning the acquisition of a controlling interest.

Interested Director Transactions

         Under both and Texas and Nevada law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under Texas and Nevada law. Texas law requires that either (a) the material facts as to the interest are disclosed to or known by the board of directors or committee, and the board or committee in good faith authorizes the transaction by an affirmative vote of a majority of the disinterested directors,
(b) the material facts as to the interest are disclosed to or known by the shareholders, and the transaction is specifically approved in good faith by the shareholders, or (c) the transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

         Nevada law requires either that (a) the interest is known to the board of directors or committee, and the board or committee authorizes the transaction in good faith by a vote of the disinterested directors sufficient for the purpose, (b) the interest is known to the shareholders, and they approved or ratified the transaction in good faith by a majority vote of shareholders including the votes of the interested directors, (c) the interest is known to the directors at the time the transaction is brought before the board of directors for action, or (d) the transaction is fair as to the corporation at the time it is authorized or approved. Nevada law further provides that unless otherwise provided in the articles of incorporation or the bylaws, the board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity.

Shareholder Derivative Suits

         Both Texas and Nevada law provide that a person bringing a derivative action on behalf of a corporation must have been a holder of the corporation's securities at the time of the transaction of which the person complains or became a holder of the securities of the corporation by operation of law from a person that was a security holder at that time. Texas law further requires that the shareholder must fairly and adequately represent the interest of the corporation in enforcing the right of the corporation, as compared to Nevada law that requires that the shareholder must fairly and adequately represent the interest of the shareholders similarly situated in enforcing the right of the corporation.

Appraisal Rights

         Under both Nevada and Texas law, a security holder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to an appraisal/dissenter's right pursuant to which such security holder may receive cash in the amount of the fair market value of the security holder's shares in lieu of the consideration the security holder would otherwise receive in the transaction. Both Texas and Nevada law provide that the fair value of the stock is the value of the stock immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action; except that under Nevada law such exclusions are not made if it would be inequitable.

         Texas law provides that dissenters' rights do not apply to a shareholder if (1) the class of series of which the shareholders are a part of are (a) listed on a national securities exchange or The Nasdaq Stock Market or designated as a national market systems security on an interdealer quotation system by the National Association of Security Dealers, Inc. ("NASD") or (b) held of record by more than 2,000 shareholders, (2) the shareholder is not required to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares) to be provided to any other holder of shares of the same class or series of shares held by that shareholder, and (3) the shareholder is not required to accept for the shareholder's shares any consideration other than (a) shares of a corporation that are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, (ii) approved for quotation as a national market security on an interdealer quotation system by NASD or (iii) held by record by not less than 2,000 holders; (b) cash in lieu of fractional shares; or (c) any combination of the foregoing.

         Nevada law provides that dissenters' rights are not available if the shareholder's shares were either listed on a national securities exchange, included in the national market system by NASD, or held by at least 2,000 shareholders unless (1) the articles of incorporation of the corporation issuing the shares provide otherwise or (2) a shareholder is required to accept for the shareholder's shares anything except (a) cash, owner's interest or owner's interest in cash in lieu of fractional owners interest of (i) the surviving or acquiring entity, or (ii) any other entity which at the effected date is either listed on a national securities exchange, included in a national market system by the NASD, or held of record by at least 2,000 holders or (b) any combination of the foregoing.

Dissolution

         Under Nevada law a corporation may be dissolved upon the approval by a majority of the board of directors and the shareholders. Under Texas law the corporation may be dissolved upon the approval of the majority of the board of directors and by at least two-thirds of the outstanding shares within each class or series of shares entitled to vote as a class thereon and at least two-thirds of the outstanding shares otherwise entitled to vote thereon. Texas law further provides that a corporation may be voluntarily dissolved by a written consent of all shareholders.

                MARKET PRICES OF TSRG COMMON STOCK AND DIVIDENDS

         TSRG Common Stock is traded on The Nasdaq SmallCap Market under the symbol "TSRG". The Following table sets forth, for the periods indicated the range of quarterly high and low sales prices of TSRG as obtained from The Nasdaq SmallCap Market for the past two fiscal years. All prices have been adjusted to reflect the one share for four shares reverse split effected by TSRG on June 5, 1998. Price quotations reflect inter-dealer prices, without retail market mark-up, mark-down or commission and may not represent actual transactions.

                                                 High              Low
                                                 ----              ---
             1996
                     First Quarter              $ 14.00          $ 10.52
                     Second Quarter             $ 14.00          $ 10.00
                     Third Quarter              $ 21.00          $ 11.52
                     Fourth Quarter             $ 25.00          $ 13.00
             1997
                     First Quarter              $ 26.24          $  8.00
                     Second Quarter             $ 13.12          $  5.00
                     Third Quarter              $  8.00          $  2.52
                     Fourth Quarter             $  8.00          $  2.52
             1998
                     First Quarter              $  6.68         $   2.00
                     Second Quarter             $  5.00         $   2.13
                     Third Quarter (1)          $  2.38         $    .50

                     --------------
             (1)     Through Septemver 16, 1998

         As of September 16, 1998, there were 187 holders of record of TSRG Common Stock, which figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees. TSRG estimates that there are approximately 300 beneficial owners of TSRG Common Stock including shareholders whose certificates are held by broker-dealers or other nominees. On March 25, 1998, the date immediately preceding the announcement of the Merger, the shares of TSRG Common Stock closed at $4.25.

         TSRG has not declared or paid cash dividends or made distributions in the past and does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. TSRG currently intends to retain and reinvest future earnings, if any, to finance its operations.

         There is currently no public trading market for NGT Common Stock or Preferred Stock. As of September 8, 1998, there were 181 holders of record of NGT and 2 holders of NGT's Series 1994-B Preferred Shares.

                                BUSINESS OF TSRG

         TSRG is primarily engaged in the transportation, marketing and production of natural gas and oil, and also conducts exploration and development activities. TSRG owns and operates 105 oil and gas wells and also owns and operates an aggregate of over 100 miles of three-inch, four-inch and six-inch gas transmission lines located within West Virginia in the Counties of Ritchie, Tyler, Doddridge, and Pleasants, which pipeline system gathers the gas emanating from certain of these wells and from wells owned by third parties. TSRG has approximately 2,200 leasehold acres in the Sistersville, West Virginia field which forms part of the Keener and Big Injun sands geological formations, and 800 acres in the Powder River Basin in Crook County, Wyoming, none of which has contributed to the revenues of TSRG to date.

         TSRG was originally organized on January 16, 1964 under the laws of the State of Idaho as Alter Creek Mining Company, Inc. TSRG changed its name to Apple Corp. in January, 1988, and then to Trans Energy, Inc. in September 1993, at which time its domicile was changed to the State of Nevada.

         TSRG's principal executive offices are located at 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170, and its telephone number is (304) 684-7053.

Business Development

         TSRG has engaged in limited developmental drilling and no exploratory drilling in the last three years. Exploratory drilling involves drilling wells in areas where there are no proved reserves of gas or oil, to find a new commercially productive area in a field previously found to be productive or to significantly extend a known field. Development drilling involves the drilling of wells within proven areas of an oil and gas reservoir to depths where hydrocarbons are known to exist. Exploratory drilling involves a higher degree of risk of failure than developmental drilling, although there can be no assurance that a developmental well will yield commercial quantities of oil and gas. In 1997, TSRG participated in two developmental drilling projects. One well was drilled on the Big Injun formation underlying TSRG's Sistersville, West Virginia acreage and one well was drilled on TSRG's acreage in the Powder River Basin in Wyoming.

         TSRG has operated primarily in the Appalachian Basin, principally in Northwestern West Virginia. In Northwestern West Virginia, shallow wells drilled to a depth of up to 6,000 feet are characterized by long producing lives with low-volume production from low permeability reservoirs with a thickness ranging from 10 to 40 feet. A typical shallow well will encounter commercial gas production from between 4 and 10 separate and distinct production horizons. Due to mechanical and technical limitations, it is usually possible to produce only up to 2 to 5 of these formations simultaneously, and consequently, necessitates either the drilling of a twin well or recompletion of the original well at a later date where multiple productive formations are penetrated.

         TSRG intends to focus its activities in the Appalachian Basin, which is geographically one of the largest gas and oil producing regions, and also in the Powder River Basin in Wyoming. Operators in the Appalachian Basin historically have experienced high drilling success rates in the formations of the Basin, with wells generally producing for more than 25 years although at low production volumes. The Appalachian Basin is located in close proximity to the largest gas markets in the United States and, historically, this has generally resulted in wellhead gas prices somewhat higher than those prices received in the Gulf Coast and the Mid-Continent producing regions.

         TSRG's business strategy is to economically increase its reserves, production and sale of gas and oil from existing and acquired properties in the Appalachian Basin and elsewhere in order to maximize shareholders' return over the long term. TSRG's strategic location in West Virginia enables TSRG to actively pursue the acquisition and development of producing properties in that area that will enhance TSRG's revenue base without proportional increases in overhead costs. TSRG has directed its attention to Appalachian Basin properties in which it will have a significant ownership interest and will serve as operator.

         To accomplish this strategy, TSRG has focused on increasing its gas and oil revenues through well recompletions, property acquisitions and exploitation programs. Since 1992, TSRG's proved reserves of natural gas and oil have increased by an aggregate of 71% to 1,789 MMcf and 1% to 199 MBbl, respectively. There can be no assurance, however, that TSRG will be able to continue to expand its proved reserves of natural gas and oil.

         In September 1993, TSRG acquired certain oil and gas assets including wells and pipelines, in exchange solely for shares of TSRG's authorized but previously unissued common stock. These acquisitions are summarized below:

         Tyler Construction Company, Inc.

         In September 1993, TSRG acquired an interest equal to 65% of the total outstanding shares of Tyler Construction Company ("Tyler Construction") from Loren E. Bagley, TSRG's President and a director, and William F. Woodburn, TSRG's Vice President of Operations and a director. Tyler Construction owns and operates a natural gas gathering pipeline system serving the industrialized Ohio Valley. Tyler Construction also owns and operates 27 miles of six-inch pipeline and 10 miles of four-inch pipeline.

         Tyler Construction's trunk line system consists of a six-inch pipeline that begins at the town of St. Marys, West Virginia, located on the Ohio River in the County of Pleasants in western West Virginia, and proceeds twenty-seven miles due east to Bradden Station, West Virginia. Near Bradden Station, the
pipeline   intercepts  major   transmission   lines  of  Carnegie  Natural  Gas,
Consolidated Natural Gas and Columbia Natural Gas. An intercepting line consisting of ten miles of four-inch pipeline begins at a point eight miles east of St. Marys and proceeds north 10 miles to an industrial park located seven miles south of Sistersville, West Virginia. At this point, gas is delivered to OSI Specialties (formerly Union Carbide) and Consolidated Aluminum Corporation of America under a marketing agreement with Sancho. Pursuant to its agreement with Sancho, TSRG has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope Gas, Inc. ("Hope") in 1988. This agreement is a flexible volume supply agreement whereby TSRG receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the residential gas index and the Inside F.E.R.C. Index.

         Spencer Wells

         Also in September 1993, TSRG acquired from Dennis L. Spencer all rights, title and interest to six producing oil and gas wells located in West Virginia, in exchange for TSRG shares. Five of the wells identified as "Fowler," "Goff," "Locke," "McGill" and "Workman" are situated in Ritchie County in a proven reservoir field. The remaining well identified as "Spencer," is located in Tyler County. All six wells were completed in 1991 and have been producing oil and gas through the date hereof.

         The Pipeline, Ltd.

         Also in September 1993, TSRG acquired from Tyler Pipeline, Inc. ("Tyler Pipeline") all rights, title and interest in the natural gas gathering pipeline system known as The Pipeline, Ltd. (the name of the pipeline, not a legal entity), a four-inch pipeline that begins at Twiggs, West Virginia, nine miles east of St. Marys, West Virginia where it intercepts Tyler Construction's trunk line system and proceeds due south for a distance of six miles. The Pipeline, Ltd. system is used for purchasing gas from third party producers. Mr. Woodburn,

Vice President and a director of TSRG, is also President and owns 50% of Tyler Pipeline. Mr. Bagley, President and a director of TSRG, also owns 50% of Tyler Pipeline.

         Ritchie County Gathering Systems, Inc.

         In September 1993, TSRG acquired all the issued and outstanding capital stock of Ritchie County Gathering Systems, Inc., a West Virginia corporation ("Ritchie County Gathering"). Ritchie County Gathering owns and operates a four-inch natural gas gathering line which begins five miles south of Cairo, West Virginia at Rutherford, and proceeds due south for 4.6 miles, crossing Mellon Ridge and ending at Macfarlan Creek approximately 1/2 mile north of the South Fork of the Hughes River. The Ritchie County Gathering pipeline is used for purchasing gas from third party producers and delivering such gas to Hope.

Recent Business Developments

         On March 6, 1998, TSRG entered into an agreement to purchase from GCRL Energy, Ltd. ("GCRL") all of GCRL's interest in the Powder River Basin in Campbell and Crook Counties, Wyoming, consisting of interests in five (5) wells, four (4) of which are producing, interests in 30,000 leasehold acres, and interests in approximately seventy-three miles of 3-D seismic data. The properties include three producing fields from Minnelusa Sandstone and were discovered on 3-D seismic. TSRG made an initial payment for the properties of $50,000 and the balance of $2,987,962 was paid for with proceeds from the sale of TSRG's Debentures. TSRG obtained the $50,000 for the initial payment for the properties from a loan in that amount from NGT on February 25 ,1998. See "CERTAIN RELATED TRANSACTIONS."

         The following table sets forth information concerning the existing oil production per day of the producing wells located on the GCRL property.

Name of Well             Gross Bbls. Oil Per Day       Net % to TSRG        Net Bbls. to TSRG
------------             -----------------------       -------------        -----------------

Sagebrush Fed #1                 100                      48.8%                    48
Sagebrush Fed #2                 120                      47.5%                    57
Pinon Fee #1                      45                      51.2%                    23
Sandbar Boley 31-36              130                       2.2%                     3
Sandbar State 1-36               375                      14.2%                    53
Sandbar State 2-36               100                        33%                    33
                                 ---                                             ----
        TOTAL                    870                                              217


Current Business Activities

         TSRG is actively engaged in the operation of its oil and natural gas properties and in the transportation and marketing of its natural gas through its transmission systems in West Virginia. Management has expressed its desire to acquire additional oil and natural gas properties and to become more involved in exploration and development, specifically in the Powder River Basin in Wyoming. Management intends to continue to develop and increase the production from the oil and natural gas properties that it currently owns.

         Although TSRG will continue to transport and market natural gas through its various pipelines, there are no current plans to acquire or to lay any additional pipeline systems in 1998. Apart from the two wells drilled in the Powder River Basin in Wyoming and Sistersville, West Virginia, TSRG has not drilled any new wells in the last three years.

Powder River Basin Wyoming

         On December 28, 1996, TSRG purchased 420 acres in the Powder River basin in the State of Wyoming for $50,000 from an unaffiliated third party. Included in the purchase price was a condition that the previous owners would provide all of the geologic and geophysical work as part of the purchase price. On February 3, 1997 TSRG leased an additional 480 acres that joined with its acreage position. The target formation is the Minnelusa "B1" sand. There presently are no producing wells on such acreage and no proved reserves located on the acreage owned by TSRG.

         Five two-dimensional ("2-D") seismic lines and a 6-square mile three-dimensional ("3-D") seismic program have been shot across the acreage now held by TSRG. Unlike 2-D seismic testing which provides a cross-sectional view of the subsurface of the Earth, 3-D testing provided a full, three-dimensional view of the subsurface. Such views allow for greater precision in the location of potential drilling sites. 3-D testing allows potential drillers to obtain accurate estimates of the size of oil and gas bearing structures and the profile of the structure. 2-D testing only informs the driller that an oil and gas bearing structure is in a particular area, without giving information as to size and shape. Without an accurate estimate of the size of the oil and gas bearing structures, it is difficult to accurately estimate the reserves in the structure, and, thus, the economic viability of drilling into a particular structure. Without an accurate profile of the structure, a driller may not hit the most economic portion of the structure.

         Water pressure primarily is responsible for the movement of oil within the area of TSRG's acreage. Where water pressure is the cause of oil movement, finding the apex of the oil bearing structure is critical. Drilling into the apex of such a structure usually assures that a maximum amount of oil, and a minimal amount of water, will be recovered from a well. Hitting such a zone elsewhere than at the apex will result in a lower proportion of oil to water and reduced rates of recovery.

         TSRG completed the drilling of the Fowler 22-8 in January 1998 and determined the well to be a dry hole and was plugged. TSRG intends to drill additional wells on its acreage during 1998.

Powder River Basin Wyoming - Wolffe Prospect

         On May 27, 1997, TSRG purchased a 30% working interest in the Wolffe Prospect in the Powder River Basin in Campbell County, Wyoming for $65,000 from an unaffiliated third party. Included in the purchase price was a 30% working interest in the Wolffe #1-35 well and 30% interest in 240 acres. In October 1997, TSRG participated in its share of the drilling of the Horizon 32-35 well. The target formation was the Minnelusa "B1" sand. The well was determined to be a dry hole and plugged.

Sistersville

         Effective June 1, 1995, TSRG purchased approximately 2,200 acres in a known producing field located near Sistersville, West Virginia for $100,000. The Sistersville field has been in operation since the 1890's, although at a very low level for the past ten years. To date the field has produced over 13 million barrels of oil. The field contains portions of the Big Injun and Keener sands formations, both well known oil and gas bearing formations, which are the zones TSRG intends to explore. These formations are approximately 1,700 feet deep.
Recoverable reserves of oil in the field are estimated at several million barrels.

         TSRG has observed the success of oil and gas exploration in the Sistersville field by other entities after expensive studies. The preliminary studies conducted by the seller of the Sistersville property to TSRG indicating substantial reserves were included in the purchase price paid by TSRG for the Sistersville acreage. TSRG drilled a well on its Sistersville acreage in April 1997. TSRG is currently attempting to liquidate its position in the property.

Vulcan Energy Corporation.

         During March 1997, TSRG announced plans to cease operations and attempt to sell Vulcan Energy Corporation ("Vulcan"), its 80% owned subsidiary, engaged in the lease crude oil gathering and marketing in Southeast Texas. Financial information with respect to discontinued operations is presented in Note 9 to the TSRG consolidated financial statements.

Research and Development

         TSRG has not allocated funds for conducting research and development activities and, due to the nature of TSRG's business, it is not anticipated that funds will be allocated for research and development in the immediate future.

Marketing

         TSRG operates exclusively in the oil and gas industry. Natural gas production from wells owned by TSRG is generally sold to various intrastate and interstate pipeline companies and natural gas marketing companies. Sales are generally made on the spot market or under short-term contracts (one year or less) providing for variable or market sensitive prices. These prices often are tied to natural gas futures contracts as posted in national publications.

         Natural gas delivered through TSRG's pipeline network is sold either to Sancho Oil and Gas Corporation ("Sancho") at the industrial facilities near Sistersville, West Virginia, or to Hope, a local utility, on a year long basis ending January 31, 1999 at a variable price per month per Mcf. Under its contract with Sancho, TSRG has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby TSRG receives the full price which Sancho charges the end user less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the greater of the residential gas commodity index and published Inside F.E.R.C. Index, at TSRG's option, for the first 1,500 Mcf purchased per day by Hope and thereafter the price is the Inside F.E.R.C. Index. The residential gas commodity index does not directly fluctuate with the overall price of natural gas. The Inside F.E.R.C. Index fluctuates monthly with the change in the price of natural gas. While such option provides certain price protection for TSRG there can be no assurance that prices paid by TSRG to suppliers will be lower than the price which TSRG would receive under the Hope arrangement. Prior to June 1, 1996, the price was the residential gas commodity index and when the market price of gas rose above such index, TSRG's ability to purchase gas from third parties was adversely effected.

         TSRG  sells  its  oil  production  to  third  party   purchasers  under
agreements at posted field prices. These third parties purchase the oil at the various locations where the oil is produced.

         Although management believes that TSRG is not dependent upon any one customer, its marketing arrangement with Sancho Oil and Gas Corporation accounted for approximately 47% of TSRG's revenue for the year ended December 31, 1997, and approximately 45% for the year ended December 31, 1996. This marketing agreement is in effect until September 1, 2003. The majority of the balance of the gas sold by TSRG is marketed under a one year contract with Hope. The price under the agreement is set monthly and gas is sold as available with no volume requirements or restrictions. Sales to this customer made up approximately 49% of net revenues in 1997. No other single customer accounts for more than 10% of TSRG's business.

         In addition to the natural gas produced by TSRG's wells, it also purchased approximately 700 Mcf of natural gas per day in 1997.

Competition

         TSRG is in direct competition with numerous oil and natural gas companies, drilling and income programs and partnerships exploring various areas of the Appalachian and Powder River Basins and elsewhere, and competing for customers. Many competitors are large, well-known oil and gas and/or energy companies, although no single entity dominates the industry. Many of TSRG's competitors possess greater financial and personnel resources enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than TSRG. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry. Management believes that there exists a viable market place for smaller producers of natural gas and oil and for operators of smaller natural gas transmission systems.

         Under its contract with Sancho, TSRG has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby TSRG receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon indices that include the residential gas commodity charge of Hope and the Inside F.E.R.C. Index. Were it not for the relationship between Hope and Sancho, Hope would compete directly with TSRG for the sale of gas to certain customers, specifically OSI Specialities, Inc. and Consolidated Aluminum of America, Inc.

Government Regulation

         The oil and gas industry is extensively regulated by federal, state and local authorities. The scope and applicability of legislation is constantly monitored for change and expansion. Numerous agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for noncompliance. To date, these mandates have had no material effect on TSRG's capital expenditures, earnings or competitive position.

         Legislation and implementing regulations adopted or proposed to be adopted by the Environmental Protection Agency ("EPA") and by comparable state agencies, directly and indirectly affect TSRG's operations. TSRG is required to operate in compliance with certain air quality standards, water pollution limitations, solid waste regulations and other controls related to the discharging of materials into, and otherwise protecting the environment. These regulations also relate to the rights of adjoining property owners and to the drilling and production operations and activities in connection with the storage and transportation of natural gas and oil.

         TSRG may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed operations may have upon the environment. Requirements imposed by such authorities could be costly, time-consuming and could delay continuation of production or exploration activities. Further, the cooperation of other persons or entities may be required for TSRG to comply with all environmental regulations. It is conceivable that future legislation or regulations may significantly increase environmental protection requirements and, as a consequence, TSRG's activities may be more closely regulated which could significantly increase operating costs. However, management is unable to predict the cost of future compliance with environmental legislation. As of the date hereof, management believes that TSRG is in compliance with all present environmental regulations.

         TSRG's exploration and development operations are subject to various types of regulation at the federal, state and local levels. Such regulation includes the requirement of permits for the drilling of wells, the regulation of the location and density of wells, limitations on the methods of casing wells, requirements for surface use and restoration of properties upon which wells are drilled, and governing the abandonment and plugging of wells. Exploration and production are also subject to property rights and other laws governing the correlative rights of surface and subsurface owners.

         TSRG is subject to the requirements of the Occupational Safety and Health Act, as well as other state and local labor laws, rules and regulations. The cost of compliance with the health and safety requirements is not expected to have a material impact on TSRG's aggregate production expenses. Nevertheless, TSRG is unable to predict the ultimate cost of compliance.

         Although past sales of natural gas and oil were subject to maximum price controls, such controls are no longer in effect. In any case, the deregulated price of natural gas under current market conditions tends to be substantially lower than most regulated ceilings. Other federal, state and local legislation, while not directly applicable to TSRG, may have an indirect effect on the cost of, or the demand for, natural gas and oil.

Employees

         As of the date hereof TSRG employs ten people full-time, consisting of two executives, three marketing and clerical person, and five production persons. Following the Merger, each position will be evaluated as to the future.

Facilities

         TSRG's operations currently occupy approximately 4,000 square feet of office space in St. Marys, West Virginia, which it shares with its subsidies Tyler Construction Company, Inc. and Ritchie County Gathering Systems, Inc. TSRG leases an aggregate of approximately 4,000 square feet from an unaffiliated third party under a verbal arrangement for $1,400 per month, inclusive of utilities. Management believes that its present office facilities are adequate for TSRG's current business operations.

Description of TSRG Property

         TSRG operates and receives gas and oil revenues from 105 wells. Of these wells, 85 gross wells (wells in which a working interest is owned) are gas wells and represent 77 net wells. A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The remaining 20 gross wells are oil wells which represent 18 net wells. A total of 28 wells are considered to have multiple completions, one or more completions in the same bore hole. It is TSRG's policy to acquire existing wells and to continually review its holdings and either add new wells or dispose of existing wells. Seventy-five percent of TSRG's wells are shallow wells with depths of less than 3,000 feet. The remaining wells are Devonian shale wells with a depth of greater than 4,000 feet. Appalachian Basin development wells have relatively high success rates and are characterized by low permeability and low porosity, thereby resulting in relatively low production rates and long producing lives of over 25 years. TSRG's ownership interest varies from well to well with the composite ownership working interest in the wells at approximately 91% at the end of 1997.

         TSRG's producing wells hold approximately 5,636 gross acres under lease, which TSRG believes include a substantial number of promising development prospects. In addition, TSRG's has approximately 800 acres under lease in Wyoming. TSRG's Sistersville acreage consists of approximately 2,200 acres and has been extensively explored by numerous oil and gas operators and has proved undeveloped reserves.

         TSRG's productive wells are situated on 5,636 gross acres (acres upon which a working interest is owned) which represent 5,412 net acres. A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one.

         Substantially all of TSRG's interests are held pursuant to leases from third parties. Title to properties is subject to royalty, over-riding royalty, carried, net profits, working and other similar interests and contractual arrangements customary in the oil and gas industry, liens incident to operating agreements, liens relating to amounts owed to the operator, liens for current taxes not yet due and other encumbrances. TSRG believes that such burdens neither materially detract from the value of such properties nor the respective interests therein, or materially interfere with their use in the operation of the business.

         As is customary in the industry in the case of undeveloped properties, little investigation of record title is made at the time of lease acquisition (other than a preliminary review of local records). Investigations, including a title opinion of local counsel, are generally made prior to the consummation of an acquisition of larger properties and before commencement of drilling operations.

Estimated Proved Reserves.

         TSRG's properties consist essentially of the working and royalty interests owned by TSRG in various oil and gas wells and leases located in West Virginia. TSRG's proved reserves for the years ended December 31, 1997, 1996 and 1995 are set forth below:

                                            December 31,
                            -------------------------------------------------
                             1997                  1996                  1995
                             ----                  ----                  ----
Natural Gas (MMcf)
     Developed               979,662               875,705               988,000
     Undeveloped             801,654               801,654               801,654
     Total Proved          1,781,316             1,677,359             1,789,654
Crude Oil (MBbl)
     Developed                30,870                16,343                19,070
     Undeveloped             180,000               180,000               180,000
     Total Proved            210,870               196,343               199,070

         These estimates are bases primarily on the reports of Sam M. Deal & Associates, independent petroleum engineers. Such reports are, by their very nature, inexact and subject to changes and revisions. Proved developed reserves are reserves expected to be recovered from existing wells with existing equipment and operating methods. Proved undeveloped reserves are expected to be recovered from new wells drilled to known reservoirs on undrilled acreage for which existence and recoverability of such reserves can be estimated with reasonable certainty, or from existing wells where a relatively major expenditure is required to establish production. No estimates of reserves have been included in any reports to any federal agency other than the Securities and Exchange Commission. See SFAS 69 Supplemental Disclosures included as part of the Consolidated Financial Statements of TSRG.

         Set forth in the following schedule is the average sales price per unit of oil, expressed in barrels ("bbl"), and of natural gas, expressed in thousand cubic feet ("mcf"), produced by TSRG for the past three fiscal years.

                                                                    Years ended December 31,
                                                ------------------------------------------------------------------
Average sales price:                            1997                       1996                      1995
-------------------                            ------                     ------                    ------
         Gas (per mcf)                         $ 2.95                     $ 3.56                    $ 2.02
         Oil (per bbl)                          16.44                      19.22                     16.44
Average cost of production:
---------------------------
         Gas (per mcf)                           1.09                     $ 1.02                    $ 1.12
         Oil (per bbl)                           6.54                       6.12                      6.72

         TSRG has not filed any estimates of total, proved net oil and gas reserves with any federal authority or agency since the beginning of TSRG's last fiscal year.

         The following schedule sets forth the capitalized costs relating to oil and gas producing activities by TSRG for the past three fiscal years.

                                                                    Years ended December 31,
                                               -------------------------------------------------------------------
                                                     1997                       1996                        1995
                                                     ----                       ----                        ----
Proved oil and gas
 producing properties
 and related lease
 and well equipment                                $4,122,311                $3,799,387                 $3,733,388
Accumulated depreciation
 and depletion                                       (433,799)                 (407,934)                  (390,540)
                                                     ---------                 --------                  ---------
Net Capitalized Costs                              $3,688,512                $3,391,453                 $3,342,848
                                                   ==========                ==========                 ==========

         The following schedule summarizes changes in the standardized measure of discounted future net cash flows relating to TSRG's proved oil and gas reserves.

                                                                    Years ended December 31,
                                                ------------------------------------------------------------------
                                                     1997                      1996                        1995
                                                --------------           ---------------           ---------------

Standardized measure,
 beginning of year                                 $3,611,702                $4,063,885                 $3,602,626
Oil and gas sales, net
 of production costs                                  (76,874)                 (452,183)                  (107,818)
Sales of mineral in place                                -                         -                          -
Quantity estimates made                                  -                         -                       569,077
                                                    ----------                ---------                   --------
Standardized measure,
 end of year                                       $3,534,828                $3,611,702                 $4,063,885
                                                    ===================================                 ==========

         TSRG does not anticipate investing in or purchasing assets and/or property for the purpose of capital gains. It is TSRG's intention to purchase assets and/or property for the purpose of enhancing its primary business operations. TSRG is not limited as to the percentage amount of TSRG's assets it may use to purchase any additional assets or properties.

TSRG Legal Proceedings

         There are no material pending legal proceedings to which TSRG is a party or to which any of its property is subject except as set forth below.

         On May 14, 1997, a complaint entitled R&K Oil Company, Inc. vs. Vulcan Energy Corporation and Trans Energy, Inc. was filed in District Court, Andrews County, Texas, 109th Judicial District (File #14,430). The complaint alleges TSRG owes R&K Oil Company, Inc. $126,978 as a result of business transacted by Vulcan Energy Corporation. The complaint also seeks $500,000 for breach of contract. TSRG denies all allegations and intends to vigorously defend its position.

         On March 12, 1997, a complaint entitled F. Worthy Walker vs. Loren Bagley, William Woodburn, Mark Woodburn, Trans Energy, Inc. and Vulcan Energy Corporation, was filed in the District Court of Dallas, Texas (# 9702304C). The complaint alleges that TSRG breached certain contracts related to Mr. Walker's employment with Vulcan Energy Corporation, and seeks punitive and exemplary damages. TSRG denies all allegations and intends to vigorously defend its position. Management believes that the results of the proceedings will not have a material adverse effect on TSRG. On February 17, 1998, TSRG and the above named defendants filed a countersuit against F. Worthy Walker alleging breach of contract, fraud and fraudulent inducement, conversion, and breach of fiduciary duty and seeks punitive damages. TSRG intends to vigorously pursue its countersuit against Mr. Walker.

Management's Discussion and Analysis or Plan of Operation

         The following information should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Form S-4. Please note that results of operations for the 1996 fiscal year have been restated.

Results of Operations

For the Year Ended  December  31, 1997  Compared to the Year Ended  December 31,
1996.

         The following table sets forth the percentage relationship to total revenues of principal items contained in TSRG's Statements of Operations for the two most recent fiscal years ended December 31, 1997, and 1996. It should be noted that percentages discussed throughout this analysis are stated on an approximate basis.

                                                         Fiscal Years Ended
                                                            December 31,
                                                       1997             1996
                                                       ----             ----
Total revenues......................................    100%             100%
Total costs and expenses............................    245              151
Total other income (expenses).......................    (33)            (109)
Net income (loss) before taxes and
  minority interest.................................   (178)            (160)
Income taxes........................................      -                -
Net loss from discontinued operations...............     (4)            (139)
  Minority interest.................................      0                3
Net income (loss)...................................   (182)            (296)

----------

         Total revenues of $1,115,037 for the year ended December 31, 1997 ("1997") compared to $1,236,740 for the year ended December 31, 1996 ("1996").
The decline in revenues was 10% in total and was the result of several factors. First, there was a decline in the market price of gas during 1997. Second, much of the gas for which TSRG had contracted to purchase was set at a price higher than TSRG's customers, principally Sancho and Hope, would pay. Thus, as permitted under the contracts between TSRG and its third party suppliers, TSRG declined to purchase the gas. This decision resulted in lower sales, but avoided additional losses for TSRG. The decline in sales was primarily attributable to one customer. In 1997, oil made up 3% of total revenues as compared to 4% in 1996. Accordingly, gas sales increased from 96% of sales in 1996 to 97% in 1997.

         TSRG had a net loss of $2,029,450 for 1997. TSRG's total costs and expenses increased from 151% of sales in 1996 to 245% of sales in 1997. The cost of oil and gas increased from 64% of sales in 1996 to 67% of sales in 1997. Selling, general and administrative expenses also increased 80% due in part to the issuance of stock by TSRG for services rendered. Salaries and wages increased 96% due to TSRG's executives being awarded a salary which is being accrued by TSRG. Depreciation, depletion and amortization increased 95% in 1997 from 1996 due to the amortization of offering costs in a capital raising transaction. Interest expense in 1997 decreased 78% over 1996 due to decreased loans by TSRG.

For the Three and Six Months Ended June 30, 1998 Compared to the Three and Six Months Ended June 30, 1997.

         The following table sets forth the percentage relationship to total revenues of principal items contained in TSGR s Consolidated Statements of Operations for the three month and six month periods ended June 30, 1998, and June 30, 1997. It should be noted that percentages discussed throughout this analysis are stated on an approximate basis.

                                                     Three Months Ended                Six Months Ended
                                                          June 30,                         June 30,
                                                   -----------------------         -----------------------
                                                   1998                1997         1998               1997
                                                   ----                ----         ----               ----
                                                         (Unaudited)                      (Unaudited)
Total revenues..............................       100%                100%          100%               100%
Total costs and expenses....................       187                 337           181                216
Net income (loss form
  operations................................       (87)               (237)          (81)              (116)
Other income (expense)......................        62                 (87)           21                (50)
Net (loss) before income
  taxes and minority
  interest .................................       (25)               (324)          (60)              (166)
Income taxes................................         -                   -             -                  -
Minority interest...........................         -                   -             -                  -
Net income (loss)...........................       (25)               (324)          (60)              (166)

_______________________

         Total Revenues for the second quarter ended June 30, 1998 and the six months ended June 30, 1998 decreased 2% and 13% respectively when compared with the corresponding periods in 1997. This decrease is attributed to TSRG s continuing decision not to purchase gas from its suppliers at a price higher than management believed it could profitably resell the gas and was partially offset by higher prices and higher volumes of oil and gas produced from Company owned wells. Total costs and expenses as a percentage of total revenues decreased from 337% in the second quarter of 1997 to 187% for the second quarter of 1998, and from 216% for the first six months of 1997 to 181% for the same period in 1998. Total costs and expenses for the second quarter of 1998 decreased 46% compared to the 1997 period and decreased 27% for the first six months of 1998, compared to the same period in 1997. This decrease is primarily attributed to the 34% decrease in selling, general and administrative costs which was partially offset by the 22% increase in the cost of oil and gas due to TSRG s decision not to purchase higher priced gas from its suppliers. Salaries and wages decreased 73% to $26,802 for the second quarter of 1998 and decreased 55% for the first half of 1998, compared to the same periods in 1997. Depreciation and depletion decreased 72% in the second quarter and decreased 54% for the first half of 1998 compared to the corresponding periods in 1997. Selling, general and administrative expenses decreased 48% to $271,480 in the second quarter and decreased 34% for the first six months of 1998 compared to the same periods in 1997. Interest expense decreased 49% to $74,449 for the second quarter and has decreased 23% for the first six months of 1998 due to decreased borrowings.

         TSRG s net loss was $67,837 for the second quarter with a net loss of $282,210 for the first half of 1998 compared to losses of $882,959 and $903,949 for the respective periods in 1997. TSRG s smaller net loss in the second quarter of 1998, as compared to the same period in 1997, is attributed to the $248,453 (48%) decrease in Selling, General and Administrative costs, the $72,833 decrease in salaries and wages in 1998, and a $100,000 uncollectible loan provision taken in 1997. TSRG also reported a gain of $239,129 during 1998 on the sale of certain assets.

         For the remainder of fiscal year 1998, management expects salaries and wages to remain level and other general and administrative expenses to remain at approximately the same rate as for the second quarter of 1998. The cost of oil and gas produced is expected to fluctuate with the amount produced and with prices of oil and gas, and management anticipates that revenues are likely to increase during the remainder of 1998.

         Net Operating Losses

         TSRG has accumulated approximately $9,022,371 of net operating loss carryforwards as of June 30, 1998, which may be offset against future taxable income through the year 2012 when the carryforwards expire. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. In the event of certain changes in control of TSRG, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. No tax benefit has been reported in the financial statements for the period ended June 30, 1998 because the potential tax benefits of the loss carryforward is offset by valuation allowance of the same amount.


Liquidity and Capital Resources

         Historically, TSRG's working capital needs have been satisfied through its operating revenues, from borrowed funds and from the sale of its securities. Working capital at June 30, 1998 was a negative $6,430,985 compared to a negative $1,922,429 at December 31, 1997. This change is primarily attributed to the $4,625,400 increase in face value convertible debentures due in 1999. TSRG anticipates meeting its working capital needs during the remainder of the current fiscal year with revenues from operations. However, it must be noted that TSRG has experienced a net loss for several quarters and therefore may be dependent upon borrowed funds or sales of securities to satisfy its working capital requirements.

         As of June 30, 1998, TSRG had total assets of $12,428,664 and total shareholders' equity of $3,847,731, compared to total assets of $5,680,601 and total stockholders' equity of $2,012,481 at December 31, 1997. This represents a $6,748,063 (119%) increase in total assets due to the purchase of wells, prepaid promotion expenses of $1,061,628 and loan acquisition costs of $2,706,898, and a $1,835,250 (91%) increase in total stockholders equity for the period due to the issuance of stock. For this same period, cash decreased from $185,881 to $0 and total current assets decreased 82% due to decreased accounts receivable and cash. Total current liabilities increased 184% primarily attributed to an increase in TSRG's accounts payable, accrued expenses and debentures payable.

         At June 30, 1998, TSRG's current portion of its long term debt was $25,313. TSRG currently anticipates that it will be able to provide for its debt obligations and repayments coming due during the remainder of 1998 from operating revenues generated by TSRG. However, it must be noted that TSRG has experienced a net loss for several quarters and, due to the current environment of the oil and gas industry, TSRG may have to explore alternative sources of capital to satisfy its current and ongoing obligations.

Year 2000
---------

         Year 2000 issues may arise if computer programs have been written using two digits (rather than four) to define the applicable year. In such case, programs that have time-sensitive logic may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures.

         TSRG has completed its assessment of the Year 2000 issue and believes that any costs of addressing the issue will not have a material adverse impact on TSRG's financial position. TSRG believes that its existing computer systems and software will not need to be upgraded to mitigate the Year 2000 issues. TSRG has not incurred any costs associated with its assessment of the Year 2000 problem. In the event that Year 2000 issues impact TSRG's accounting operations and other operations aided by its computer system, TSRG believes, as part of a contingency plan, that it has adequate personnel to perform those functions manually until such time that any Year 2000 issues are resolved.

         TSRG believes that third parties with whom it has material relationships will not materially be affected by the Year 2000 issues as those third parties are relatively small entities which do not rely heavily on information technology ("IT") systems and non-IT systems for their operations. However, if TSRG and third parties upon which it relies are unable to address any Year 2000 issues in a timely manner, it could result in a material financial risk to NGT, including loss of revenue and substantial unanticipated costs. Accordingly, TSRG plans to devote all resources required to resolve any significant Year 2000 issues in a timely manner.

Inflation
---------

         In the opinion of management, inflation has not had a material effect on the operations of TSRG.


Compensation

         TSRG does not have a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors, nor has TSRG entered into employment contracts with any of the aforementioned persons.

Officers and Directors

         The following table sets forth the names, ages, and offices held with TSRG by it's directors and executive officers:


     Name                  Position           Director Since          Age
     ----                  --------           --------------          ---
Loren E. Bagley         President, C.E.O.      August 1991            55
                          and Director
William F. Woodburn     Vice President         August 1991            56
                          and Director
John B. Sims            Director               January 1988           72
Gary F. Lawyer          Director               December 1997          50

         All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. TSRG has not compensated its directors for service on the TSRG Board or any committee thereof, but directors are reimbursed for expenses incurred for attendance at meetings of the TSRG Board and any committee thereof. Executive officers are appointed annually by the TSRG Board and each executive officer serves at the discretion of the TSRG Board. The Executive Committee of the TSRG Board, to the extent permitted under Nevada law, exercises all of the power and authority of the TSRG Board in the management of the business and affairs of TSRG between meetings of the TSRG Board.

         The business experience of each of the persons listed above during the past five years is as follows:

         Loren E. Bagley has been Executive Vice President of TSRG since August, 1991, and became President and C.E.O. in September, 1993. From 1979 to the present, Mr. Bagley has been self-employed in the oil and gas industry as president, C.E.O. or vice president of various corporations which he has either started or purchased, including Ritchie County Gathering Systems, Inc. Mr. Bagley's experience in the oil and gas industry includes acting as a lease agent, funding and drilling of oil and gas wells, supervising production of over 175 existing wells, contract negotiations for purchasing and marketing of natural gas contracts, and owning a well logging company specializing in analysis of wells. Prior to becoming involved in the oil and gas industry, Mr. Bagley was employed by the United States government with the Agriculture Department. Mr. Bagley attended Ohio University and Salem College and earned a B.S. Degree.

         William F. Woodburn has served as Vice President in charge of Operations and a director of TSRG since August, 1991 and has been actively engaged in the oil and gas business in various capacities for the past fifteen years. For several years prior to 1991, Mr. Woodburn supervised the production of oil and natural gas and managed the pipeline operations of Tyler Construction Company, Inc. and Tyler Pipeline, Inc. Mr. Woodburn is a shareholder and serves as President of Tyler Construction Company, Inc., and is also a shareholder of Tyler Pipeline, Inc. which owns and operates oil and gas wells in addition to natural gas pipelines, and Ohio Valley Welding, Inc. which owns a fleet of heavy equipment that services the oil and gas industry. Prior to his involvement in the oil and gas industry, Mr. Woodburn was employed by the United States Army Corps of Engineers for twenty four years and was Resident Engineer on several construction projects. Mr. Woodburn graduated from West Virginia University with a B.S. in civil engineering.

         John B. Sims served as President, C.E.O. and a director of TSRG from 1988 to September, 1993 and currently is a director. Prior to joining TSRG and from 1984 to 1988, Mr. Sims was the General Partner of Ben's Run Oil Company which was acquired by TSRG in January, 1988. Mr. Sims has also been the general partner for fourteen limited partnerships from 1977 to 1984 drilling a total of twenty eight wells. Prior to his involvement in the oil and gas business, Mr. Sims was a real estate developer for twenty years as well as an exclusive real estate broker for Ednam Forrest in Charlottesville, Virginia. During 1994, Mr. Sims voluntarily initiated a personal bankruptcy proceeding pursuant to Chapter 7 of the United States Bankruptcy Code. Pursuant to the terms of such proceeding, Mr. Sims was discharged of certain of his debts which were incurred as a consequence of his personal guarantees of certain business related debts, not related to TSRG, upon which the primary obligor defaulted.

         Gary F. Lawyer became a director of TSRG in December 1997. Gary F. Lawyer has been President and a major shareholder of GeoSense, Inc. which is an international oil and gas exploration/exploitation and production consulting company based in Englewood, Colorado since 1991. Prior to founding GeoSense, Inc., Mr. Lawyer has been employed in several executive and managerial positions with various energy companies for the past 25 years. Mr. Lawyer received his Master of Science degree in Geology from Brigham Young University.

Cash Compensation

         The following table sets forth all cash compensation paid by TSRG for services rendered to TSRG for the years ended December 31, 1995, 1996 and 1997, to TSRG's Chief Executive Officer. No executive officer of TSRG has earned a salary greater than $100,000 annually for any of the periods depicted.

                           Summary Compensation Table
                                                        Other        All
                                                       Annual       Other
Name and                                              Compen-      Compen-
Principal Position         Year       Salary   Bonus   sation       sation
------------------     ----------   ---------  -----   ------       ------
Loren E. Bagley,          1997     $ 18,000    $ -0-    $ -0-      $ -0-
 President, C.E.O.        1996         -0-       -0-      -0-        -0-
                          1995         -0-       -0-      -0-        -0-

Principal Shareholders

         The following table sets forth information, to the best knowledge of TSRG as September 16, 1998, with respect to each person known by TSRG to own beneficially more than 5% of outstanding TSRG, each director and all directors and officers as a group.

Name and Address                  Amount and Nature of            Percent
of Beneficial Owner               Beneficial Ownership          of Class(1)
-------------------               --------------------          -----------
Loren E. Bagley *                    104,894(2)(6)                 4.9%
210 Second Street
St. Marys, WV 26170

William F. Woodburn *                112,027(3)(6)                 5.2%
210 Second Street
St. Marys, WV 26170

John B. Sims *                        13,807(4)                    0.6%
210 Second Street
St. Marys, WV 26170

Karla Spencer                        148,944                       7.0%
P.O. Box 24
Alma, WV 26320

Black & Company                      104,334(5)                    4.9%
75 Federal Street
Boston, MA 02110

Boulder Investment Capital, S.A.     236,312                      11.1%
c/o LaFirma de Marc M. Harris, S.A.
25 De Mayo 530 Piso 7
1002 Buenos Aires Arg.

Corporate Relations Group            350,000                      16,4%
1947 Lee Road
Winterpark, FL 32789

All directors and executive          230,728                      10.8%
officers as a group
(4 persons in group)
----------------------------------
*  Director and/or executive officer

 Note: Unless otherwise indicated in the footnotes below, TSRG has been advised that each person above has sole voting power over the shares indicated above.

(1) Based upon 2,138,450 shares of common stock outstanding on August 1, 1997 as adjusted to reflect the one (1) share for four(4) shares reverse stock split effected June 5, 1998.
(2) Includes 31,250 shares of common stock held in the name of Carolyn S. Bagley, wife of Loren E. Bagley, over which Ms. Bagley retains voting power.
(3) Includes 50,000 shares of common stock in the name of Janet L. Woodburn, wife of William F. Woodburn, over which shares Ms. Woodburn retains voting power. Does not include 25,000 shares of common stock owned by Mark D. Woodburn, son of William F. Woodburn, over which shares William F. Woodburn disclaims any voting control.
(4) Includes 13,807 shares of common stock held jointly with Virginia Sims, wife of John B. Sims.
(5) Black & Company is a holding company for the benefit of those shareholders of Black Petroleum Corporation.
(6) Does not include options to purchase 12,500 shares of common stock each in the name of Loren E. Bagley and William F. Woodburn.

Related Party Transactions

         During the last two fiscal years, there have been no transactions between TSRG and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of TSRG's outstanding shares, nor any member of the above referenced individuals' immediate family, except as set forth below.

         (a) As of December 31, 1997, TSRG had no related party loans outstanding. Total loan payables as of December 31, 1996 were $605,190. Any loan made to a related party is made at the discretion of and upon approval by the Executive Committee of the Board of Directors. Of such amount, commencing February 1995 through June 1996, members of TSRG's management extended an aggregate of $448,583 in loans to TSRG for the purpose of providing TSRG with working capital.

         (b) Loren E. Bagley is President of Sancho, a principal purchaser of TSRG's natural gas. Mr. Bagley's wife, Carolyn S. Bagley is a director and owner of 66% of the outstanding capital stock of Sancho. Under its contract with Sancho, TSRG has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby TSRG receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the greater of the residential gas commodity index or the published Inside F.E.R.C. Index, at TSRG's option, for the first 1,500 Mcf purchased per day by Hope and thereafter the price is the Inside F.E.R.C. Index. The residential gas commodity index does not directly fluctuate with the overall price of natural gas. The Inside F.E.R.C. Index fluctuates monthly with the change in the price of natural gas. While such option provides certain price protection for TSRG there can be no assurance that prices paid by TSRG to suppliers will be lower than the price which TSRG would receive under the Hope arrangement. During 1997, TSRG paid Sancho an aggregate of approximately $5,600 pursuant to such 20-year contract.

         (c) On May 7, 1996, TSRG borrowed $100,000 from William Stevenson. Such amount is repayable in one installment of principal and interest of $110,000 on November 7, 1996. Messrs. Bagley, William F. Woodburn and John B. Sims are jointly and severally liable with TSRG for the repayment of such obligation. Such obligation is secured by the pledge of 50,000 shares of Common Stock owned by Mr. Woodburn's wife, Janet L. Woodburn.

         (d) A company owned by an officer of TSRG's former subsidiary, Vulcan Energy Corporation ("Vulcan"), owns the remaining 20% of Vulcan's common stock. The management company is entitled to a management fee of $252,000 per year and 20% of net profits before taxes less 20% of the principal paid to the seller of Vulcan. This 20% net profits interest has had no effect on the TSRG's consolidated financial statements because the subsidiary generated net losses through December 31, 1996. Because the operations of Vulcan have been discontinued (see Note 9 to Financial Statements), management believes that the TSRG has no obligation related to this management agreement in future periods.

         TSRG occupies approximately 4,000 square feet of office space in St. Marys, West Virginia, which it shares with its subsidiaries Tyler Construction Company, Inc. and Ritchie County Gathering Systems, Inc. Prior to 1997, the office space was paid for by Sancho and TSRG used the office space rent free. TSRG believes that the foregoing transactions with Sancho were made on terms no less favorable to TSRG than those available from unaffiliated third parties.

         It is TSRG's policy that any future material transactions between it and members of its management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

                                 BUSINESS OF NGT

         NGT is an energy company engaged in the exploration, development, acquisition and production of crude oil and natural gas. All of NGT's properties and its subsidiary's properties and operations are currently located in the States of Texas and Wyoming. As of March 31, 1998, NGT had estimated net proved reserves of approximately 658 MBbls of oil and 15 MMcf of natural gas, or an aggregate of 661 MBOE with a PV-10 value based on the prices being received on March 31, 1998 of $4.9 million. Because of the recent wide fluctuations of oil prices, management has also requested of Pearl Petroleum Engineering ("PPE") to evaluate these same reserves based on the $19 per bbl received just 5 months earlier. Based on that engineering NGT had estimated net proved reserves of 682 MBbls of oil and 18 MMcf of natural gas, or an aggregate of 685 MBOE with a PV-10 value of $7.9 million.

         From April 30, 1997 through March 31, 1998, NGT wrote down its estimated net proved reserves by 529 MBOE at an average cost of approximately $7.46 per BOE based on the March 31, 1998 prices. Average daily production increased from 15 BOE per day in the last fiscal year ended April 30, 1997 to over 75 BOE per day as of March 31, 1998. This major increase was due to the development drilling and acquisitions of several properties in the last quarter of fiscal 1997 and subsequent thereto. NGT currently has 4 new wells completed and shut in awaiting electricity and gas lines prior to commencing production.

NGT's Business Strategy

         NGT's objective is to build shareholder value through consistent growth in per share reserves, production and the resulting cash flow and earnings. To accomplish this, NGT had been targeting properties, which are expected to produce secondary recoveries of oil and gas through the use of new technologies, waterfloods or additional drilling. These types of properties can usually be acquired on more favorable terms than properties in primary production, although lease operating costs for these properties are higher upon acquisition than properties in primary production. Recent developments in the price of oil have presented NGT with new opportunities in the field of prime properties for exploration. NGT will be concentrating more on developing its considerable undeveloped and unproven gas leases it currently holds in Crockett County, Texas and less on the older properties at these price levels. From April 30, 1995 to April 30, 1997, NGT's production declined from an average of 33.7 BOE per day to 15 BOE per day. This was mainly due to a lack of available capital for well reworks. Since January 31, 1997, NGT has been acquiring additional properties and reworking its existing properties using cash invested by the two directors of NGT.

         NGT has contracted with Wagman Petroleum, Inc. ("WPI") to operate its properties. WPI is approximately 45 percent owned by Brent A. Wagman, a former officer and director of NGT. Mr. Wagman is also a director and president of WPI. See "Certain Relationships and Related Transactions."

Market and Dividend Information for NGT

         There is currently no public trading market for NGT Common Stock or NGT Preferred Stock. As of September 8, 1998, there were 181 holders of record of NGT Common Stock and 2 holders of NGT's Series 1994-B Preferred Shares.

NGT's Office Facilities

         NGT leases approximately 2,000 square feet of office space in Dallas, Texas, for its executive offices. NGT also has a month-to-month agreement for yard space in Abilene, Texas, where it stores excess pipe, valves and fittings. NGT believes that its current facilities are adequate for its anticipated needs during the next twelve months.

NGT's Oil and Gas Properties

         NGT's exploration, development and acquisition activities are focused in two areas of Texas and in Northeast Wyoming. Set forth below is information concerning each of NGT's and its wholly-owned subsidiary's major areas of operations based upon the estimated net proved reserves as of March 31, 1998.

                                Oil                 Gas                 MBOE                   PV-10 Value
                                ---                 ---                 ----                   -----------
                              (MBbls)             (MMcf)         Amount     Percent     (In Thousands)  Percent
                              -------             ------         ------     -------     --------------  -------
North Texas                     401                  0           401           61           2,968            61
Region
Central West                    257                 15           260           39           1,918            39
Texas Region
Northeast                         0                  0             0            0               0             0
Wyoming

         North Texas Region. NGT acquired Interior Energy, Inc., a Texas corporation ("Interior") in April 1997. Interior owns two fields with an aggregate of 75 wells located in the north Texas county of Wilbarger. Both properties had been shut-in for the past few years by the previous operators. Interior owns 100 percent of the working interest in both fields. The larger property is known as the East Milham Sand Unit covering approximately 1,026 acres. This property contains approximately 45 wells including the disposal and injection wells. It was originally drilled in the late 1920's by several major oil companies. The producing formation is a sand that varies in thickness from 5 feet to over 35 feet. The property was unitized and waterflooded in the early 1960's. Records indicate that the water "broke through" or channeled through the oil prematurely leaving behind a large amount of oil. Core analysis of the sand indicates that there were three feet of sand which had permeability in excess of 900 millidarcies which created an excellent path for the water to channel through. An independent engineering report prepared by Pearl Petroleum Engineering Consulting Service of Abilene, Texas ("PPE") estimates that in excess of 1 MMBbls of oil should still be recoverable using polymers to block water channels and change the flood pattern. Due to the recent drop in oil prices, this property accounts for the largest portion of reserves which NGT is writing down. Preliminary results from polymer injection have been inconclusive and NGT i reevaluating the prospect in terms of the use of other technology. NGT is currently in the process of permitting new injection wells and setting up a pilot flood in the south section of the field. This project accounted for a substantial percentage of the operating expenses incurred by NGT in its last fiscal year and during the first two quarters of this fiscal year. The reworks on this project are now substantially complete.

         The other property in North Texas is known as the Waggoner M lease. This property has multiple pays and produced over 300,000 barrels of oil while in primary production. A study by Ryder Scott in 1958 regarding the feasibility of waterflooding the property showed the property to be a very good candidate for secondary recovery. The operators at the time chose not to implement the plan and records indicate that they completed wells into other pays instead. NGT is currently investigating water flood patterns in anticipation of commencing polymer injection. Currently seven wells are producing five to seven BPD out of the 30 wells on the property. No reserves have been assigned to this property at this time. If the polymer injection is successful, NGT hopes to recover as much as 150,000 barrels of oil from the property, but there can be no assurance of any significant recovery.

         Central West Texas Region. As of March 31, 1998, NGT had acquired several leases located in Runnels County, Texas, just north of Norton, Texas. The purchase of this property included six adjacent leases totaling 1,208 acres. The principal interest here is the Lower Palo Pinto Limestone and the Gardner Sandstone. The Palo Pinto formation produced extensively during the 1960's and under primary recovery produced over 3,000,000 barrels of oil. The formation produces large volumes of water along with the oil. The Wilde #1 well was completed in this formation in December 1996 and had an initial daily production rate of 80 barrels of oil and 60 barrels of water. Research and engineering by independent sources indicated that the field was plugged while many of the wells were still producing at rates of over 10 barrels of oil per day. Information has also been found which suggests that the field may be a good candidate for pressure maintenance or waterflood. PPE also located ten undeveloped locations similar to the Wilde #1 location. NGT has drilled an injection well and four exploratory wells and a test well for the Palo Pinto in this field since acquiring it. All the wells found the Lower Palo Pinto Limestone to be productive. At this time, two wells have been completed into a deeper payzone called the Gardner Sandstone which was discovered to hold substantial gas and oil. The first well tested with a potential of 1,420 Mcf per day absolute open flow and is currently shut-in awaiting a gas pipeline. The second well has been completed in the Gardner Sandstone swab tested 30 to 50 Bbls oil, 120 Bbls water and estimated 75 to 100 MCF of gas per day. This well is currently awaiting electricity. There are two wells still awaiting completion (pumpjacks to be set) prior to beginning production. NGT hopes to inject the water produced from the lower levels into the Palo Pinto Limestone and test to see if a secondary recovery is feasible.

         In July 1997, NGT acquired a lease on the Miller Ranch located in Crockett County, Texas. The lease gives NGT three years to drill the first well and up to five years to fully develop a 1,280 acre lease. Additionally, the lease  gives NGT an option on  approximately  18,000  acres  owned by the Miller
Ranch adjacent to the leased acreage. The option exercise price is $100 per acre. The property is located in the Ozona Canyon Sand gas field. U.S. Department of Energy reports production from wells in this field average .7 Bcf of gas from the Canyon Sand formation, although there can be no assurance that this property will produce at that rate. Management believes approximately 6,000 acres of the property may be productive from the Canyon Sand. Additionally, Amoco Oil Company currently operates several wells producing from the Ellenburger formation at approximately 13,000 feet deep. These wells have cumulative production from .1 Bcf to over 19 Bcf of gas per well. NGT's lease covers all depths. Although there are direct offset drilling locations on the lands covered by the option, NGT has assigned no reserves to this property because the exercise of the option would require additional capital and no source for such capital has been identified.

         During August 1997, NGT loaned $160,000 to Kodiak Corporation for planned drilling activities. At the end of September 1997, NGT converted its loan to a forty percent equity ownership interest in Kodiak. In November 1997, NGT exchanged its equity interest in Kodiak for an equity interest in Mirae LLC, which was formed to hold a royalty interest in some of Kodiak's production and some of Kodiak's oil and gas leases, as well as other leases. Mirae currently holds the royalty interest and a number of leases in Wilbarger County, and has commenced drilling on one of the leases using funds loaned by NGT. NGT has not assigned any reserves to the Mirae LLC interests.

         NGT also owns working interests in approximately 30 wells located on various leases in Coke, Runnels and Coleman counties in Texas. The depths of these wells range from 2,100 feet to 5,600 feet. These wells are classified as strippers and represent a small part of the NGT's total reserves.

         Northeast Wyoming Region. In December 1997, NGT entered into a joint venture agreement with TSRG for the formation of a limited liability company called Sundance Producers LLC to own oil and gas properties for joint development. TSRG contributed to Sundance Producers all of its leasehold interests in approximately 900 acres in the Powder River Basin in Crook County, Wyoming. The target formation is the Minnelusa "B1" sand. TSRG performed 3-D seismic surveys on the property which have revealed two separate structures in the target formation at a depth of 5,850 feet. Sundance Producers completed a well into one of the structures which turned out to be a dry hole. NGT is obligated to provide funds to Sundance Producers to drill a well into the second structure. NGT has not assigned reserves to this property pending results from the second hole.

Estimated Net Proved Reserves

         NGT has employed PPE to evaluate 100 percent of its PV-10 values acquired since March31, 1998. PPE also evaluated PV-10 values as of July 1994 which have been used as the basis of the PV-10 values for the periods prior to March 31, 1998. The following table reflects summary information with respect to the estimates of NGT's net proved oil and gas reserves for each of the fiscal years ended April 30, 1996 and 1997 and March 31, 1998.



                                                                              Fiscal Year Ended
                                                         -----------------------------------------------------------
                                                         April 30, 1996         April 30,1997          March 31,1998
                                                         --------------         -------------          -------------


RESERVE DATA:(1)
Oil (MBbls)....................................                  298[*]              1,161[*]                 658[*]
Gas (MMcf).....................................                  211[*]                156[*]                  15[*]
MBOE...........................................                  333[*]              1,187[*]                 661[*]
PV-10 Value (thousands)........................               $2,708[*]             $8,812[*]              $4,886[*]

(1) No values were used or included for the Miller Ranch prospect or the Waggoner M leases. Values for the year ended April 30, 1997 used $19 per barrel of oil and $1.80 per Mcf of gas, and the year ended April 30, 1996 used $17.00 per barrel of oil and $1.80 per Mcf of gas. The valued for March 31, 1998 used $13.83 to $14.31 per barrel for oil and $1.50 to $2.61 per MCF of gas.

Production, Price and Cost History

         The following table summarizes the average net daily volumes of oil and gas produced from properties in which NGT held an interest during the periods indicated.

                                                                                  Fiscal Year Ended
                                                          -----------------------------------------------------------
                                                          April 30, 1995           April 30, 1996           March 31,
                                                          --------------           --------------           ---------
                                                                                                                 1997
                                                                                                                 ----
OPERATING DATA:
Net production:
     Oil........................................                   6,004                    3,833              14,048
     Gas (Mcf)..................................                  17,210                   10,316              17,183
     MBOE.......................................                   8,872                    5,552                16.9

Average net daily production:
     Oil........................................                      16                       11                  38
     Gas (Mcf)..................................                      47                       28                  47
     MBOE.......................................                      24                       16                .047

Average sales price:
     Oil (per Bbl)..............................                   17.53                    20.71               17.28
     Gas (per Mcf)..............................                    1.55                     2.12                2.10
Additional per BOE data:
     Average lifting cost.......................                   12.89                    17.73            25.89(1)

(1) A total of 61 percent of the operating costs were associated with the costs associated with setting up the pilot flood on the Milham Sand Unit and reworking costs on the Waggoner M leases. During this time NGT realized very little in the way of production and or revenues from these leases. Work on those properties has substantially been completed and NGT does not foresee having the large expenditures in the future. See "NGT Management's Discussion and Analysis of Financial Condition and Results of Operations."

Productive Wells

         The following table sets forth information regarding the number of productive wells in which NGT held a working interest as of the end of each of the fiscal years April 30, 1996 and 1997 and March 31, 1998. Productive wells are either currently producing wells or shut-in wells capable of commercial production. One or more completions in the same bore hole are counted as one well. A well is categorized under state reporting regulations as an oil well or a gas well based upon the ratio of gas to oil produced when it first commenced production, and such designation may not be indicative of current production.

                         Year Ended April 30,           Year Ended March 31,
                         --------------------           --------------------
                              1996               1997                 1998
                              ----               ----                 ----
                        Gross     Net       Gross     Net        Gross       Net
                        -------------       ---------------     ----------------
Oil................     20       10.7       90        83.1       92         86
Gas................      3        2.1        2         1.1        1          1
                        --       ----       --        ----      ----       ---
Total                   23       12.8       92        84.2       93         87

Drilling Activities

         The table below sets forth the number of new wells drilled in which NGT held a working interest for the last three fiscal years.

                                Year Ended April 30,         Year Ended March 31,
                                --------------------         --------------------
                              1996                     1997                     1998
                     -----------------------------------------------------------------------
                         Gross       Net         Gross       Net         Gross           Net
                         ------------------      ------------------      -------------------
Development
 Oil................      0           0           0            0            2            2
 Gas................      0           0           0            0            1            1
 Dry................      0           0           0            0            2            2
                         ---         ---         ---          ---          ---          --
 Total                    0           0           0            0            5            5

Exploratory
 Oil................      0           0           0            0            0            0
 Gas................      0           0           0            0            0            0
 Dry................      0           0           0            0            2           .8
                         ---         ---         ---          ---          ---          --
 Total                    0           0           0            0            2           .8

Grand Total               0           0           0            0            7          5.8

         All  of  NGT's  drilling  activities  and  completion   activities  are
conducted on a contract basis with outside operators and drilling contractors. NGT owns no drilling equipment or workove r rigs.

Leasehold and Other Interests

         The following table sets forth the gross and net acres of developed and undeveloped oil and gas leases and lease options held by NGT as of the end of each of the last three fiscal years. Undeveloped acreage includes leasehold interest which may already have been classified as containing proved undeveloped reserves.

                 Developed             Undeveloped
                  Acreage (1)            Acreage (2)              Total
               ---------------      -----------------      -------------------
               Gross       Net      Gross         Net      Gross          Net
               -----       ---      -----         ---      -----          ---
 4/30/96       1,415       551         0            0      1,415          551
 4/30/97       2,252     1,648     1,088        1,087      3,340        2,735
 3/31/98       2,287     1,815    12,200       10,486     14,487       12,301


(1) Developed acreage is acreage assigned to producing wells for the spacing unit of the producing formation. Developed acreage in certain of NGT's properties that include multiple formations with different well spacing requirements may be considered undeveloped for certain formations, but have been included only as developed acreage in the presentation above.

(2) Undeveloped acreage is lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains estimated net proved reserves.

NGT Management's Discussion and Analysis of Financial Condition and Results of Operations

Overview

         NGT was incorporated in April 1993 and commenced operations in June 1993. NGT acquired interests in various oil and gas properties in February 1994 and June 1994 and has been active in the oil and gas industry since that time. During fiscal year 1998, NGT changed its year end to March 31.

         NGT uses the full cost method of accounting for its oil and gas producing activities and, accordingly, capitalized all costs incurred in the acquisition, exploration and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.

Results of Operation

         The following table sets forth for the periods indicated the percentage of total revenues represented by certain line items included in NGT's Statements of Operations.

                                Year ended March 31,         Year Ended April 30

                                       1998                        1997
                                       ----                        ----
Total revenues                         100%                        100%
Total expenses                       1,260                         347
(Loss) from operations              (1,160)                       (247)
Net interest (expense)                (111)                        (57)
Loss on impairment of assets          (108)                         -
Loss on debt extinguishment            (64)                         -
Net (loss)                          (1,443)                       (304)

 Comparison of Years Ended April 30, 1997 and March 31, 1998

         Oil and gas revenues. Oil and gas revenues increased by $186,846, or 185%, to $287,833 for the year ended March 31, 1998 compared with $100,987 for the year ended April 30,1997. Production increased from 3,833 Bbls of oil and 10,316 Mcf of gas in the year ended April 30, 1997 to 14,048 Bbls and 17,183 Mcf of gas in the year ended March 31, 1998. The increase in production resulted from the exploration and development drilling, acquisitions and reworking of older properties. Average prices for oil and gas decreased from $20.71 Bbl and $2.12 per Mcf in the 1997 period to $17.28 per Bbl and $2.10 per Mcf in the 1998 period.

         Lease operating expenses. Lease operating expenses for the year ended March 31,1998 were $442,963, an increase of $339,317, compared with $103,646 for the year ended April 30,1997. Lease operating expenses for the 1998 period were 154 % of oil and gas revenues compared with 97 % of oil and gas revenues for the 1997 period. The increase in lease operating expenses as a percentage of revenue was due to extraordinary costs of setting up the pilot floods at the Milham Sand Unit waterflood and the Waggoner M lease. Both fields are located in the North Texas Vernon area. NGT has completed most all of that work at this time and does not expect to encounter similar costs in the foreseeable future. These expenses accounted for approximately 60% of the lease operating expenses for fiscal 1997.

         Depreciation, depletion and amortization. Depreciation, depletion and amortization ("DDA") increased by $202,090 to $245,266 for the year ended March 31, 1998 compared with $43,176 for the year ended April 30,1997. DDA was 85% of oil and gas revenue for the 1998 period and 43 % of oil and gas revenue for the 1997 period. NGT recorded a depletion cost of $13.07 per BOE for the 1998 period compared with $7.03 per BOE for the 1997 period. This difference, caused by the acquisition by NGT of substantial additional reserves during the 1997 period at a higher cost per barrel than existing reserves, accounted for the increase in DDA as a percentage of revenue, partially offset by higher volume of sales for production during the 1997 period.

         Professional fees. Professional fees increased by $184,983, or 413%, to $229,799 for the year ended March 31, 1998, compared with $44,816 for the year ended April 30, 1997. The increase was primarily due to legal and accounting services with respect to NGT's pending merger with Trans Energy, Inc., the legal and accounting services with respect to the filings with Lyric Energy, Inc. and litigation involving Terrence Huston and/or Mobile Americlean, Inc.

         Management and consulting fees. Management and consulting fees increased by $10,000, or 8.5%, to $125,000 for the year ended March 31, 1998 compared with $115,000 for the year ended April 30, 1997. These fees were attributable to financial advisory services rendered.

         Rent. Rent increased $20,397, or 281%, to $27,646 for the year ended March 31, 1998 compared with $7,249 for the year ended April 30, 1997 due to NGT's move to larger offices.

         Director Fees. No Directors fees paid for the year ended March 31, 1998. Fees of $20,833 were paid for the year ended April 30, 1997.

         Travel.  Travel  expenses  for the year ended March 31, 1998 of $39,866
were   attributable  to  management's   meetings  with  business   partners  and
professionals. Travel expenses for the year ended April 30, 1997 were $7,610.

         Other expenses. Other expenses for the year ended March 31, 1998 increased $38,202, or 386%, to $48,098 compared with $9,896 for the year ended April 30, 1997 primarily due to additional expenses incurred while traveling or entertaining professionals with regards to advice on merger candidates.

         Interest expense. Interest expense for the year ended March 31, 1998 increased $346,563, or 592%, to $405,049 compared with $58,486 for the year ended April 30, 1997 primarily due to assumption of the $3 million note in connection with NGT's acquisition of Interior Energy, Inc. and loans made to NGT by Wagman Petroleum, Inc.

         Net loss. Net loss for the year ended March 31, 1998 increased $4,829,089 or 1,572%, to $5,136,194 compared with $307,105 for the year ended
April 30, 1997 primarily due to a write down of oil and gas values due to the price drop, a re-evaluation of recoverable reserves, increased depreciation, depletion and amortization and increased professional fees, management and consulting fees and travel and other expenses associated with NGT's reorganization with Trans Energy and more aggressive acquisitions of oil and gas properties, partially offset by lower director fees, the lack of offering costs, and increased revenues.

Comparison of Three Month Periods Ended June 30, 1998 and June 30, 1997

Results of Operations

         The following table sets forth for the periods indicated the percentage of total revenues represented by certain line items included in NGT's Statements of Operations.

                                 Three Months Ended   Three Months Ended
                                   June 30, 1998        June 30, 1997
                                   -------------        -------------
Total revenues                         100%                  100%
Total expenses                         405                   463
(Loss) from operations                (305)                 (363)
Net other expense                       13                   176
Less unpaid dividend                     9                    11
Net (loss)                            (327)                 (550)

         Results for the three month period ended June 30, 1998 included operating revenues of $62,738 as compared to $59,119 for the comparable period ended June 30, 1997. This six percent (6%) increase in revenues is primarily attributable to an increase in oil and gas production.

         Expenses for the period ended June 30, 1998 decreased from $273,527 during the corresponding 1997 period to approximately $254,157. Production expenses and taxes decreased by $66,983, or fifty two percent (52%), primarily due to extraordinary costs of setting up the pilot water flood project at the Milham Sand Unit located at the Waggoner M Lease during 1997.

         The net loss decreased from $318,645 during the three months ended June 30, 1997 to $199,287 during the comparable 1998 period, primarily as a result of the aforementioned decrease in production expenses and a substantial decrease of $96,862 in interest expenses.

         The net loss is also attributable to a continuance of relatively low prices for crude, liquid hydrocarbons and natural gas during the three month period commencing April, May and June of 1998. The spring months are normally periods of low demand and seasonal prices for such products prevail.

Liquidity and Capital Resources

         On June 30, 1998, NGT had $4,808 in cash on hand and net working capital deficit of $803,428. This compares with $14,261 in cash on hand and a net working capital deficit of $320,145 as of March 31, 1998. NGT's primary sources of liquidity are proceeds from stock issuances, advances from related parties and borrowings. NGT's principal cash needs are for the acquisition, exploration and development of oil and gas properties. NGT anticipates continuing to raise capital during the next twelve (12) months through the sale of securities and/or through bank loans in order to fund its planned activities and to repay WPI for work performed. The amount of future capital expenditures will depend upon a number of factors including the impact of oil and gas prices on investment opportunities, the availability of capital and investor perception of the Merger.

         NGT's net cash provided by operating activities decreased $6,897 to $104,923 for the three months ended June 30, 1998 compared with $111,820 for the three months ended June 30, 1998, primarily due to much larger accounts payable financing during the 1998 period, partially offset by the larger net loss for the 1997 period. Net cash used in investing activities decreased $1,158,701 to $104,568 for the three months ended June 30, 1998 compared to $1,263,269 for the three months ended June 30, 1997 due to the purchases of lease and well equipment during the 1997 period.

         Net cash used by financing activities was $9,808 for the three months ended June 30, 1998, attributed to repayments to related parties, partially offset by loans and advances from related parties, compared with net cash provided of $1,632,125 for the three month period ended June 30, 1997 attributable to proceeds from the issuance of stock.

         NGT's accounts payable balance significantly increased during the year ended March 31, 1998 and the three months ended June 30, 1998. The increase, also attributable to issuances of stock and to advances, was primarily due to drilling activities. However, most of the increase was paid off by issuing NGT Common Stock prior to the end of the March 31, 1998 fiscal year. As of June 30, 1998, the total accounts payable includes $522,496 payable to Wagman Petroleum, Inc. ("WPI") for drilling and lease operating expenses incurred since February 1997, and an additional $206,958 payable to a related party. At this time, WPI, a related party due to common management, is content to wait for NGT to be able repay these costs. NGT anticipates raising additional capital in the next twelve months through a public or private sale of securities and/or through bank loans in order to fund its planned activities and to repay WPI for the work already done. Timing for that offering is dependent on several factors. There is no assurance that NGT will be successful in raising the capital necessary to repay past costs as well as to fund activities planned for the future. Should NGT fail to raise the necessary capital to fund its planned activities, cash flows are not expected to be sufficient to fund them and portions of the assets would, in all likelihood, not be realizable. No accounting adjustments have been made to reflect this outcome, which is not anticipated.

         Capital expenditures. NGT's expenditures for the purchase of fixed assets and oil and gas properties are the primary use of its capital resources. NGT has committed to contribute up to $700,000 for the drilling of two wells in the Powder River Basin by Sundance Producers LLC, a limited liability company owned fifty percent by NGT and fifty percent by TSRG (see "NGT's Oil and Gas Properties"). NGT's current business plan anticipates additional material capital expenditures during the fiscal year ended March 31, 1999, subject to the availability of capital. NGT raised $335,000 through the sale of 47,857 shares of common stock to its president during the year ended March 31, 1998, and raised an additional $1,150,000 through the sale of 191,667 shares to unrelated parties in December 1997. NGT also agreed to issue 1,600,000 shares for of common stock for settlement of accounts payable and notes payable totaling
$3,630,190 held by related parties. This capital will be used to fund operations, for capital expenditures and to pay off some of NGT's debt. As discussed above, NGT anticipates raising additional capital in the next twelve months. The amount of future capital expenditures will depend upon a number of factors including the impact of oil and gas prices on investment opportunities, the availability of capital and the success of its development activity which could lead to funding requirements for further development.

Effects of Inflation and Changing Prices

         NGT's results of operations and cash flows are affected by changing oil and gas prices. At present, NGT does not expect that changes in the rates of overall economic growth or inflation will significantly impact product prices in the short-term. While gas prices seem most dependent on weather in North America and corresponding usage, oil prices are more subject to global economic forces and supply. NGT cannot predict the extent of any such effect. If oil and gas prices increase, there could be a corresponding increase in the cost to NGT for drilling and related services as well as an increase in revenues.

Year 2000
---------

         Year 2000 issues may arise if computer programs have been written using two digits (rather than four) to define the applicable year. In such case, programs that have time-sensitive logic may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures.

         NGT has not completed its assessment of the Year 2000 issue, but currently believes that costs of addressing the issue will not have a material adverse impact on NGT's financial position. NGT has not automated many of its operations with information technology ("IT") systems and non IT systems because of the size of NGT, and presently believes that NGT's existing computer systems and software will not need to be upgraded to mitigate the Year 2000 issues. NGT has not incurred any costs associated with its assessment of the Year 2000 problem. In the event that Year 2000 issues impact NGT's accounting operations and other operations aided by its computer system, NGT believes, as part of a contingency plan, that it has adequate personnel to perform those functions manually until such time that any Year 2000 issues are resolved.

         NGT believes that the third parties with whom NGT has material relationships will not materially be affected by the Year 2000 issues as those third parties are relatively small entities which do not rely heavily on IT and non-IT systems for their operations. However, if NGT and third parties upon which it relies are unable to address any Year 2000 issues in a timely manner, it could result in a material financial risk to NGT, including loss of revenue and substantial unanticipated costs. Accordingly, NGT plans to devote all resources required to resolve any significant Year 2000 issues in a timely manner.

Officers and Directors

         The following table sets froth the names, ages and offices held with NGT by its directors and executive officers

         Name               Position                 Director Since        Age
         ----               --------                 --------------        ---
Michael Stewart         President, Chairman of       September 1998        48
                        the Board and Director
Warren Donohue          Secretary and Director       October 1993          57

         All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no arrangements with respect to election of directors of NGT. No directors or officers of NGT received any compensation for serving in those capacities during NGT's last three fiscal years.

         The business experience of each person listed above for the past five years is as follows:

         Michael Stewart. Mr. Stewart has been the President, Chairman of the Board and a Director since September 1998. Mr. Stewart was the Vice President of NGT from June 1997 until September 1998. Mr. Stewart has served as Vice President of Administration for Mrs. Baird's Bakeries, Inc. since 1995. From 1985 until 1995, Mr. Stewart worked with the Chemical Group of Occidental Petroleum, serving in various senior level executive positions both in divisional and corporate staff. He received a B.A. degree in Pre-Law from the University of Alabama in 1975 and he did graduate work in finance at the University of Georgia in 1978.

         Warren Donohue. Mr. Donohue has been a Director of NGT since October 1993 and was appointed Secretary in August 1996. Mr. Donohue held various positions with Volvo Cars of North America, Inc., from November 1958 until December 1996, at which time he was Sales Development Manager. Mr. Donohue also is President of Donohue Enterprises, inc., a marketer of women's bridal apparel. Mr. Donohue serves as a director of Lyric International, Inc., a public company engaged Primarily in the oil and gas business. He serves as a director of Haber, Inc., a public company which manufactures high speed separation devices. He studied at Farleigh Dickenson and Austin Peay Universities.


NGT Related Party Transactions

         Wagman Petroleum, Inc. ("WPI"), which is approximately 45 percent owned by Brent Wagman, a former officer and director fo NGT, operates most of the properties in which NGT has interests. As operator, WPI incurs expenses for drilling, reworking and normal lease operating expenses and then bills these expenses to the working interest owners. WPI collects a portion of NGT's gas production revenues and offsets such amounts against amounts that are due from NGT. At March 31, 1998, NGT owed WPI $259,687 in accounts payable. The bulk of this amount is due to drilling and reworking on the properties that NGT has acquired and reworking interests previously held.

         Through March 31, 1997, NGT reimbursed WPI for rent, postage, travel and other office expenses. Office rent reimbursement to WPI totaled $4,200 for each of fiscal 1997 and 1996. WPI also advanced funds to NGT for other expenses during March 1997. These advances were reflected in a demand note effective April 30, 1997 for $79,067 which bears interest at 5% per annum. Beginning in April 1997, WPI began reimbursing NGT for one-half of the rent and office costs incurred by NGT in its Dallas office.

         In July 1996, NGT repaid a note payable to WPI with a balance of $396,988, accrued interest of $24,681 and other liabilities owed to WPI in the amount of $89,997 through the issuance of 354,994 shares of NGT Common Stock. In connection with such transaction, WPI also agreed to forgive the then-accrued but undeclared dividends on its 194,376 shares of Series 1994-B Preferred Stock and all future dividends on such shares until NGT had a class of securities registered under the Exchange Act. In recognition of that forgiveness, NGT voluntarily converted its shares of Series 1994-B Preferred Stock into 194,376 shares of NGT without receipt of accumulated dividends in May 1997.

         In July 1996, NGT issued 26,661 shares of NGT to Brent Wagman as payment for $53,332 in unreimbursed expenses and cash advances.

         In February 1997, Brent Wagman loaned $50,000 and Warren Donohue loaned $50,000 to NGT pursuant to demand notes bearing interest at 5% per annum. These funds were used to loan $100,000 to Lyric pursuant to the Convertible Note. In April 1997, these notes were converted as partial payment for 112,500 shares of NGT issued to each of Mr. Wagman and Mr. Donohue for $7.00 per share.

         In May 1997, NGT purchased the remaining one half working interest in the Wilde #1 well and lease located in Runnels County, Texas, from Brent Wagman in consideration for a $200,000 demand note bearing interest at 5% per annum with principal and interest due two years from issuance and an option exercisable for two years to purchase 100,000 shares of NGT at $7.00 per share.

         In August and September 1997, NGT issued 55,000 shares of NGT Common Stock to Brent Wagman for $7.00 per share. In September 1997, NGT issued 7,143 shares of NGT Common Stock to Warren Donohue for $7.00 per share.

         NGT entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 with Lyric Energy, Inc. for a share exchange transaction. As part of that transaction, NGT loaned $100,000 to Lyric, which loan was converted to 203,041,517 shares of Lyric s common stock upon Lyric becoming current with its filing requirements pursuant to the Exchange Act and obtaining a waiver from the Amarillo National Bank of certain non-dilution rights in favor of the bank. This was accomplished on April 10, 1997. In January, 1998, NGT terminated its merger plans with Lyric and sold the 203,041,517 shares of the Lyric s common stock to Brent Wagman in exchange for the cancellation of $150,000 in debt.

         In February, 1998, NGT issued 1,600,000 shares of NGT common stock to Ameritech Petroleum, Inc., a company controlled by Brent Wagman, in satisfaction of debts in the amount of $3,630,192 owed by NGT to WPI, Interior Energy, Inc. and Ameritech Petroleum, Inc.

         During July, 1998, NGT entered into an agreement with Michael Stewart pursuant to which Mr. Stewart received 50,000 shares of NGT common stock and is entitled to receive 150,000 additional shares of NGT common stock upon the earliest to occur of the effective date of a merger with TSRG or any other public company or NGT becoming a reporting company with the Securities and Exchange Commission.

         NGT believes that the foregoing transactions were on terms at least as favorable as those which it could have obtained from unaffiliated parties.

Ownership of NGT Capital Stock

         The following table sets forth information, to the best knowledge of NGT as September 8, 1998, with respect to each person known by NGT to own beneficially more than 5% of outstanding NGT, each director and all directors and officers as a group.

                                        Amount and Nature of      Percent
Name of Beneficial Owner                Beneficial Ownership     of Class(1)
------------------------                --------------------     -----------

Warren Donohue *                              1,969,643(3)         32.1%
16775 Addison Road, Suite 300
Dallas, TX 75248

Michael Stewart                                 200,000             3.3%
16775 Addison Road, Suite 300
Dallas, TX 75248

All Officers and                              2,169,643            25.4%
Directors as a
Group (two persons)

Brent A. Wagman                               2,804,376(2)         45.7%
16775 Addison Road, Suite 300
Dallas, TX 75248

Ameritech Petroleum                           1,600,000(2)(3)      26.1%
16901 Dallas Parkway, #111
Dallas, TX 75248

Longboat Trust                                  537,500(2)          8.8%
3788 Harvest Glen
Celina, TX 75099
--------------------------
*        Director

         (1) Rule 13d-3 under the Exchange Act, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including but not limited to, the exercise of any option, warrant or conversion of a security.

         (2) The shares shown for Brent Wagman include 1,600,000 shares held by Ameritech Petroleum, 537,500 shares held by Longboat Trust, and 193,376 shares held by WPI because Mr. Wagman may be deemed to beneficially own those shares pursuant to Rule 13d-3. The shares owned by Ameritech Petroleum are included in the table as being beneficially owned by Ameritech Petroleum, Mr. Wagman and Warren Donohue. Mr. Wagman controls Ameritech Petroleum, his minor children are the beneficiaries of the Longboat Trust, and he is the president of WPI.

         (3) The shares shown for Warren Donohue include 1,600,000 shares held by Ameritech Petroleum because Mr. Donohue may be deemed to beneficially own those shares pursuant to Rule 13d-3. Mr. Donohue is a director of Ameritech Petroleum.

                          CERTAIN RELATED TRANSACTIONS

         In December 1997, NGT entered into a joint venture agreement with TSRG for the formation of a limited liability company called Sundance Producers LLC to own oil and gas properties for joint development. TSRG contributed to Sundance Producers all of its leasehold interests in approximately 900 acres in the Powder River Basin in Crook County, Wyoming. The target formation is the Minnelusa "B1" sand. TSRG performed 3-D seismic surveys on the property which have revealed two separate structures in the target formation at a depth of 5,850 feet. Sundance Producers completed a well into one of the structures which turned out to be a dry hole. NGT is obligated to provide funds to Sundance Producers to drill a well into the second structure. This obligation will expire upon completion of the Merger. NGT has not assigned reserves to this property pending results from the second hole.

         On February 25, 1998 NGT made a $50,000 loan to TSRG. That loan was evidence by a promissory note bearing an interest rate of 8% per year and secured by all of TSRG s right title and interest in the assets of TSRG. The maturity date of that note was the earliest to occur of November 1, 1998 or the Effective Date of the Merger. The entire principal amount of the note was repaid on May 18, 1998.

         On March 10, 1998, NGT made a $51,467 loan to TSRG. That loan was evidenced by an unsecured promissory note bearing an interest rate of 8% per year. The maturity date of the note is December 31, 1999. TSRG repaid $49,000 of the principal amount of the loan on May 12, 1998.

         On March 10, 1998, Brent Wagman made a $282,500 loan to TSRG. That loan was evidenced by an unsecured promissory note bearing an interest rate of 10% per year. TSRG also agreed to pay the holder of the note $28,250 and 50,000 shares of common stock of TSRG. The maturity date of that note is the date on which TSRG receives any financial funding. TSRG closed a debenture offering on September 10, 1998 and the note became due on that date. On June 3, 1998 Mr. Wagman sold the note and all of his rights thereunder to an unrelated third party.

         On April 23, 1998, Mr. Wagman made a $103,205 loan to TSRG. That loan was evidenced by an unsecured promissory note bearing an interest rate of 8% per year. The note provides that the holder shall have the option of accepting any form of payment agreed upon between TSRG and the holder. If TSRG and the holder agree that any amounts owed pursuant to the note will be paid with shares of TSRG s common stock, then such shares will be issued at a 50% discount to the market price of TSRG s common stock and have piggy-back registration rights. The maturity date of that note was May 22, 1998 and the note has not been repaid.

The note contains a penalty clause pursuant to which TSRG is required to pay the holder a penalty in the amount of $100,000 payable in the form of restricted common stock of TSRG because the note was not repaid on its maturity date. TSRG therefore is required to issue to the holder of the note 72,727 shares of TSRG common stock based on a closing price of $2.75 per share, post-split, of the TSRG common stock on May 21 and 26, 1998 (the dates on which TSRG s common stock traded immediately prior to and after May 22, 1998). The note and all rights thereunder were assigned on July 20, 1998 to a company of which Mr. Wagman is a majority shareholder.

         On June 3, 1998 NGT made a $153,467 loan to TSRG. That loan was evidenced by an unsecured promissory note bearing an interest rate of 8% per year. The note is due and payable at the option of the holder upon (i) TSRG s failure to make any payment due under the note within 5 days of its due date,
(ii) the dissolution or liquidation of TSRG, (iii) the filing by TSRG of an assignment for the benefit of creditors or bankruptcy, or (iv) TSRG s suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

         On September 8, 1998 Mr. Wagman made a $60,000 loan to TSRG. That loan was evidence by an unsecured promissory note bearing an interest rate of 8% per year. The maturity date of that note is September 8, 1999.

                              SHAREHOLDER PROPOSALS

         It is anticipated that TSRG's fiscal 1998 Annual Meeting of Shareholders will be held on or about __________, 1998. Shareholders who intend to present proposal at such Annual Meeting must submit their proposals to the Secretary of TSRG on or before ________, 1998, for inclusion, if appropriate, in TSRG's proxy statement and form of proxy relating to the 1998 Annual Meeting.

                                     EXPERTS

         The financial statements and schedule of TSRG for the years ended December 31, 1997 and 1996 included in this Joint Proxy Statement/Prospectus and in the Registration Statement, have been audited by Jones, Jensen and Company, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

         The financial statements and schedule of NGT for the eleven months ended March 31, 1998 and the year ended April 30, 1997 included in this Joint Proxy Statement/Prospectus and in the Registration Statement, have been audited by Jones Jensen & Company, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the shares of TSRG Common Stock to be issued in the Merger will be passed upon by Leonard E. Neilson, Attorney at Law. Mr. Neilson is the beneficial owner of 750 shares of TSRG Common Stock.

                                     GENERAL

         The costs of soliciting proxies of TSRG and NGT will be paid by TSRG and NGT respectively. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of TSRG (who will not be compensated separately for their services) by mail, telephone, telegraph, cable or personal discussion. TSRG will also request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. TSRG will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of TSRG's Common Stock.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of TSRG or NGT, as the case may be, a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute revocation of a proxy unless the shareholder votes their shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to, in the case of TSRG, the Secretary of TSRG, William Woodburn, at 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170, and in the case of NGT, the Secretary of NGT, Sonja Fletcher, at 16775 Addison Road, Suite 300 Dallas, Texas 75248

         All shares represented at the TSRG Special Meeting and the NGT Special Meeting by a proxy will be voted in accordance with the instructions specified in that proxy. Proxies received and marked "Abstain" as to any particular proposal, will be counted in determining a , however, such proxies will not be counted for the vote on that particular proposal. A majority of the shares represented at the meeting is required to ratify any proposal presented. If no instructions are marked with respect to the matters to be acted upon, each proxy will be voted FOR the matter to be voted upon.

         Please complete, date, sign and return the accompanying proxy promptly.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.

                          ANNUAL REPORT AND FORM 10-KSB

         UPON REQUEST, TSRG WILL FURNISH WITHOUT CHARGE A COPY OF TSRG'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. THE FORM 10-KSB HAS BEEN FILED WITH THE COMMISSION. IT MAY BE OBTAINED BY WRITING TO TSRG AT 210 SECOND STREET, P.O. BOX 393, ST. MARYS, WV 26170, OR CALLING TSRG AT (304) 684-7053.

                                                                        ANNEX  I











                          PLAN AND AGREEMENT OF MERGER




                                     BETWEEN






                               TRANS ENERGY, INC.

                                       and

                         NATURAL GAS TECHNOLOGIES, INC.


                                                 TABLE OF CONTENTS


Article No.                                                                                                Page No.
-----------                                                                                                --------

ARTICLE 1
                  THE MERGER......................................................................................1
         1.1      Description of Merger...........................................................................1
         1.2      Manner of Accomplishing Merger..................................................................1
         1.3      Adjustments.....................................................................................2
         1.4      Assets and Liabilities..........................................................................2
         1.5      Shareholder Approval; Appraisal Rights..........................................................3
         1.6      Governing Law; Articles of Incorporation; Bylaws................................................3
         1.7      Directors and Officers of Surviving Corporation.................................................3
         1.8      Additional Actions..............................................................................3

ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES..................................................................4
         2.1      Representations and Warranties of NGT...........................................................4
         2.2      Representations and Warranties of Trans Energy.................................................10

ARTICLE 3
                  ACTIONS AND OBLIGATIONS OF THE PARTIES PENDING THE MERGER17
         3.1      Coordination of Operations Pending Effective Date..............................................17
         3.2      Actions of NGT Pending Merger..................................................................17
         3.3      Actions of Trans Energy Pending Merger.........................................................20
         3.4      Confidentiality................................................................................22

ARTICLE 4
                  CONDITIONS PRECEDENT...........................................................................23
         4.1      Conditions to Obligations of Both Parties......................................................23
         4.2      Conditions to Obligations of Trans Energy......................................................24
         4.3      Conditions to Obligations of NGT...............................................................25

ARTICLE 5
                  OTHER AGREEMENTS...............................................................................26
         5.1      NGT's Right to Sell Additional Stock...........................................................26
         5.2      Disputes With Terry Huston.....................................................................26
         5.3      Sundance Producers LLC.........................................................................26
         5.4      Intercompany Loans.............................................................................26

ARTICLE 6
                  NATURE AND SURVIVAL OF
                  REPRESENTATIONS AND WARRANTIES.................................................................26
         6.1      Nature and Survival of Representations and Warranties..........................................26

ARTICLE 7
                  TERMINATION....................................................................................27
         7.1      Termination....................................................................................27


ARTICLE 8
                  RESOLUTION OF DISPUTES........................27
         8.1      Dispute Resolution............................27

ARTICLE 9
                  MISCELLANEOUS.................................29
         9.1      Amendment and Waiver..........................29
         9.2      Assignment....................................29
         9.3      Notices.......................................29
         9.4      Paragraph and Other Headings..................30
         9.5      Severability..................................30
         9.6      Parties in Interest...........................30
         9.7      Fees and Expenses.............................30
         9.8      Attorneys' Fees...............................30
         9.9      Counterparts..................................31
         9.10     Integrated Agreement..........................31

ATTACHMENTS:

         NGT Disclosure Schedule
         Trans Energy Disclosure Schedule

                          PLAN AND AGREEMENT OF MERGER



         THIS PLAN AND AGREEMENT OF MERGER (this "Agreement") is dated effective as of March 26, 1998, by and between Trans Energy, Inc., a Nevada corporation
("Trans Energy"), and Natural Gas Technologies, Inc., a Texas corporation ("NGT"). Trans Energy and NGT are sometimes hereinafter referred to as the "Constituent Corporations."

         WHEREAS,   NGT  and  Trans  Energy  are  engaged  in  the  business  of exploration, development, acquisition and production of crude oil and natural gas; and

         WHEREAS, the Board of Directors of NGT and the Board of Directors of Trans Energy deem it advisable and to the advantage of such corporations that NGT merge with and into Trans Energy upon the terms and subject to the conditions herein provided (the "Merger").

         NOW, THEREFORE, Trans Energy and NGT hereby agree as follows:


                                    ARTICLE 1
                                   THE MERGER

         1.1 Description of Merger. Upon the terms and subject to the conditions contained in this Agreement, NGT shall be merged with and into Trans Energy in accordance with the Nevada General Corporation Law and Texas Business Corporation Act (together referred to as the "Codes"); the separate corporate existence of NGT shall cease and Trans Energy shall be the surviving corporation in the Merger; and the outstanding shares of common and preferred stock of NGT shall be exchanged for fully registered shares of common stock of Trans Energy as set forth in Section 1.2 below. The "Effective Date" of the Merger shall be the first day upon which Articles of Merger or a Certificate of Merger, as applicable, are filed with the Secretary of State of Texas and the Secretary of State of Nevada, which event shall not occur until all conditions precedent set forth in Article 4 are satisfied or waived (to the extent permitted by law).

         1.2 Manner of Accomplishing Merger. The Merger shall be accomplished by way of the exchange of 100% of the issued and outstanding shares of NGT common stock, $.001 par value ("NGT Common Stock"), and NGT Series 1994-B Preferred Stock, $4.00 par value ("NGT Preferred Stock"), if any, for fully registered shares of common stock, $.001 par value, of Trans Energy ("Trans Energy Common Stock"), at the . The "Exchange Ratio" shall be determined by dividing 16,989,645 shares of Trans Energy Common Stock by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately prior to the Effective Date. For example, if there are 6,100,000 shares of NGT Common Stock and NGT Preferred Stock outstanding on the Effective Date, the Exchange Ratio shall be 2.785 shares of Trans Energy Common Stock for each one share of NGT Common Stock or NGT Preferred Stock. On the Effective Date, all issued and outstanding shares of NGT Common Stock and NGT Preferred Stock shall, without any action on the part of the holders thereof, automatically become and be converted into the right to receive Trans Energy Common Stock at the Exchange Ratio. The transfer agent for Trans Energy shall be instructed to issue new certificates of Trans Energy Common Stock, based upon the Exchange Ratio, to each of the shareholders of NGT, at the address listed in the register of NGT shareholders. No fractional shares will be issued, but each fractional share will be rounded up to the next whole share. The Merger will be accomplished and the shares of Trans Energy Common Stock will be fully registered when issued to the NGT shareholders pursuant to a Joint Proxy Statement and Information Statement and a Registration Statement, all on Form S-4 (collectively, the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC"). NGT currently has 7,097 shares of Series 1994-A Preferred Stock outstanding, however, such shares shall be converted or purchased prior to the Effective Date as set forth in Section 4.3(2) hereof. NGT also currently has outstanding stock options to purchase 200,000 shares in the aggregate of NGT Common Stock. Some of such stock options may be exercised for NGT Common Stock prior to the Effective Date. Any NGT stock option remaining outstanding and unexpired on the Effective Date shall automatically become and be converted into a Trans Energy stock option to acquire the number of shares of Trans Energy Common Stock equal to the number of shares of NGT Common Stock underlying the original option multiplied by the Exchange Ratio. The per share exercise price of the new Trans Energy stock option shall be equal to the per share exercise price of the original NGT stock option multiplied by the reciprocal of the Exchange Ratio (rounded up to the nearest cent). Such Trans Energy stock options shall otherwise have the same duration and other terms as the original NGT stock option.

         1.3 Adjustments. It is the intention of the Constituent Corporations that the number of shares of Trans Energy Common Stock issued to the NGT shareholders in connection with the Merger shall represent at least 75% of the total number of issued and outstanding shares of Trans Energy Common Stock immediately after completion of the Merger. Accordingly, if between the date of this Agreement and the Effective Date, the number of issued and outstanding shares of Trans Energy Common Stock has increased, the numerator of the Exchange Ratio shall be adjusted upward to the number which represents 75% of the total number of issued and outstanding shares of Trans Energy Common Stock immediately after the issuance thereof to the NGT shareholders in connection with the Merger.

         1.4 Assets and Liabilities. On the Effective Date, all rights, privileges, powers, immunities, and franchises, and all property, real, personal and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to NGT, shall be taken by and deemed to be transferred to and shall be vested in Trans Energy without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of NGT shall be thereafter as effectually the property of Trans Energy as they were of NGT, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in NGT, shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any properties of NGT shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations and duties of NGT, including without limitation all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to Trans Energy and may be enforced against it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding pending by or against NGT may be prosecuted to judgment as if the Merger had not taken place.

         1.5 Shareholder Approval; Appraisal Rights. This Agreement shall be submitted for adoption and approval by the shareholders of each of the Constituent Corporations in accordance with their respective Articles of Incorporation and the applicable Code with respect to each corporation, at a special meeting of shareholders called and held for such purpose. The Merger shall also be subject to the rights of appraisal granted to the shareholders of the Constituent Corporations pursuant to the applicable Code with respect to each corporation.

         1.6 Governing Law; Articles of Incorporation; Bylaws. On the Effective Date, the laws of Nevada shall continue to govern the surviving corporation, Trans Energy.

The Articles of Incorporation and Bylaws of Trans Energy shall continue in effect after the Effective Date, provided, however, that such Articles of Incorporation and Bylaws shall be amended as necessary to permit Trans Energy to effectuate the Merger as contemplated by this Agreement and to provide for seven members of its Board of Directors as set forth in Section 1.7 below.

         1.7 Directors and Officers of Surviving Corporation. From and after the Effective Date, the Board of Directors of Trans Energy shall consist of seven directors, three of whom shall be named by NGT, three shall be named by Trans Energy and the seventh shall be named by mutual agreement of NGT and Trans Energy. When and as determined prior to the Effective Date, the names of such directors shall be indicated under the appropriate naming party below.

                  Trans Energy                       NGT          Both Parties
                  ------------                       ---          ------------

            Loren Bagley (who will               Mike Stewart    ---------------
            also serve as Chairman of
            the Board of Directors)              Warren Donohoe

            William F. Woodburn                  Sonja Fletcher

            John B. Sims

                  In addition, Michael Stewart shall serve as President and Chief Operating Officer of Trans Energy from and after the Effective Date until his replacement is duly appointed by the Board of Directors.

         1.8 Additional Actions. If at any time after the Effective Date Trans Energy shall consider or be advised that any further assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Trans Energy its rights, title or interest in, to or under any of the rights, properties or assets of NGT acquired or to be acquired by Trans Energy as a result of, or in connection with, the Merger or (b) otherwise carry out the purposes of this Agreement, NGT and its proper officers and directors shall be deemed to have granted to Trans Energy an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Trans Energy and otherwise carry out the purposes of this Agreement; and the proper officers and directors of Trans Energy are fully authorized in the name of NGT or otherwise to take any and all such action.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of NGT. As a material inducement to Trans Energy to execute and perform its obligations under this Agreement, NGT represents and warrants to Trans Energy as follows:

                  (1) Organization and Standing of NGT. NGT is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement except with regard to the requirement for shareholder approval as herein provided.

         NGT has no direct or indirect interest, either by way of stock ownership or otherwise, in any firm, corporation, association or business, except Interior Energy, Inc. which is owned 100% by NGT; Sundance Producers LLC which is owned 50% by NGT and 50% by Trans Energy; NGT Fuels, Inc. which is owned 100% by NGT; Mirae LLC which is owned 40% by NGT; and Lyric Energy, Inc. which is owned 82% by NGT, however such shares of Lyric Energy, Inc. shall be sold or otherwise disposed of by NGT pursuant to section 4.3(3) hereof.

            (2) Capitalization and Indebtedness for Borrowed Moneys.
                ----------------------------------------------------
                           (a) NGT is duly and lawfully authorized by its Articles of Incorporation, as amended, to issue 10,000,000 shares of NGT Common Stock of which 3,971,057 shares are validly issued and outstanding on the date of this Agreement (including the shares issued to Terry Huston). NGT has no treasury stock. Further, NGT has authorized 1,000,000 shares of $4.00 par preferred stock of which 9,597 shares have been designated as Series 1994-A Preferred Stock and 260,740 shares have been designated as Series 1994-B Preferred Stock. 7,097 shares of Series 1994-A Preferred Stock and 66,360 shares of Series 1994-B Preferred Stock are issued and outstanding as of the date of this Agreement. All the outstanding shares of NGT's Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                           (b) NGT is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the financial statements described in subparagraph (4) below and in "NGT's Disclosure Schedule" attached hereto and by this reference incorporated herein.

                           (c) Except for (i) an option for 100,000 shares of NGT's Common Stock issued to a director of NGT, (ii) an option for 100,000 shares of NGT Common Stock issued to the president of NGT,
         (iii) as set forth in the NGT Disclosure Schedule and (iv) as permitted in Section 3.2(2)(h) hereof, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which NGT is or may be obligated to issue or purchase shares of its capital stock.

                  (3) NGT's Authority. NGT has full corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by NGT pursuant hereto and, subject to obtaining the necessary approval of NGT's shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance by NGT of this Agreement and the other documents and instruments to be executed and delivered by NGT pursuant hereto, and the consummation by NGT of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of NGT and, except for obtaining the approval of NGT's shareholders with respect to this Agreement and the transactions contemplated hereby, no other corporate act or proceeding on the part of NGT is necessary to authorize the execution and delivery by NGT of this Agreement and the other documents or instruments to be executed and delivered by NGT pursuant hereto, for the consummation by NGT of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by NGT pursuant hereto have been duly and validly executed and delivered by NGT, and, assuming this Agreement and the other documents and instruments to be executed and delivered by NGT pursuant hereto constitute a valid and binding obligation of any other parties thereto, onstitutes a valid and binding obligation of NGT enforceable against NGT in accordance with its terms, except as (i) such enforcement is subject to applicable bankruptcy, insolvency or similar laws, now or in hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief is subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (4) Financial Statements. NGT has furnished Trans Energy with audited consolidated financial statements of NGT and its subsidiaries as of April 30, 1997 and 1996 and unaudited consolidated financial statements of NGT and its subsidiaries for the nine-month period ended January 31, 1998 (hereinafter collectively referred to as "NGT's Financial Statements"). NGT's Financial Statements present fairly the financial condition of NGT at such dates and the results of its operations for the periods therein specified and NGT's Financial Statements were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods.

                           Specifically, but not by way of limitation, NGT's Financial Statements disclose all of the assets, debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of NGT and its subsidiaries at the date thereof and include appropriate reserves for all taxes and other liabilities accrued or due at such date, but not yet payable.

                  (5) Present Status. Other than as described in NGT's Financial Statements or in NGT's Disclosure Schedule, NGT has not, since January 31, 1998:

                           (a) Incurred any material obligations or liabilities, absolute, accrued, contingent or otherwise and whether due or to become due, except current liabilities incurred in the ordinary course of business, none of which materially adversely affects the business or prospects of NGT;

                           (b) Discharged or satisfied any material liens or encumbrances, or paid any material obligation or liability, absolute, accrued, contingent or otherwise and whether due or to become due, other than (i) current liabilities shown on NGT's Financial Statements and current liabilities incurred since the close of business on the date of NGT's Financial Statements, in each case, in the ordinary course of business and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees and costs);

                           (c) Declared or made any payment or distribution to its stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its common stock, preferred stock or other securities;

                           (d) Mortgaged,  pledged or  subjected  to lien or any
         other  encumbrances  or  charges,  any  of  its  assets,   tangible  or
         intangible;

                           (e) Sold or transferred any of its assets except in the ordinary course of business or canceled any debt or claim;

                           (f) Suffered any damage, destruction or loss (whether or not covered by insurance) affecting the assets, properties or business of NGT, or waived any rights of material value;

                           (g) Except with respect to and as otherwise permitted under this Agreement, entered into any material transaction other than in the ordinary course of business; or

                           (h) Encountered any labor difficulties or labor union organizing activity or loss of key people which will materially adversely affect the business or prospects of NGT.

                  (6) Litigation. Except as disclosed in NGT's Financial Statements or NGT's Disclosure Schedule, there are no legal actions, suits, arbitrations or other legal or administrative proceedings pending or threatened against NGT which would materially affect it or its assets, properties or business; and NGT is not aware of any facts which to its knowledge might result in any action, suit, arbitration or other proceeding which in turn might result in any material adverse change in the assets, properties or business or condition (financial or otherwise) of NGT other than as disclosed in NGT's Financial Statements or NGT's Disclosure Schedule. NGT is not in default with respect to any judgment, order or decree of any court or any government agency or instrumentality.

                  (7) Compliance With the Law and Other Instruments. To the best of NGT's knowledge, the business operations of NGT have been and are being conducted in material compliance with all applicable laws, rules and regulations of all authorities. NGT is not in material violation of, or in material default under, any term or provision of its Articles of Incorporation, as amended, or its Bylaws, as amended, or of any license, lien, mortgage, lease, agreement, instrument, order, judgment or decree, or subject to any restriction, contained in any of the foregoing, of any kind or character which materially adversely affects in any way the assets, property, business or prospects of NGT, or prevents consummation of the Merger.

                  (8) Title to Assets. NGT has good and marketable title to its assets, including without limitation those reflected in NGT's Financial Statements and those used or located on property controlled by NGT on January 31, 1998 and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which (a) are disclosed in NGT's Disclosure Schedule or in NGT's Financial Statements as securing specified liabilities; or (b) do not materially adversely affect the use thereof. The buildings and equipment of NGT are in good condition and repair, reasonable wear and tear excepted. NGT has not been, to the knowledge of any officer of NGT, threatened with any action or proceeding under any building or zoning ordinance, regulation or law. Except as otherwise provided in NGT's Disclosure Schedule, NGT owns, free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all patents, trade secrets, copyrights, procedures, techniques, business plans, methods of management or other information utilized in connection with NGT's business.

                  (9) Schedule of Leases and Insurance. Prior to the Effective Date, NGT will have fully completed NGT's Disclosure Schedule to include a true and complete description of each indenture, lease, sublease or any instrument under which NGT claims or holds a leasehold interest for oil and gas interests, equipment, automobiles or real property. To the best of NGT's knowledge, NGT has good and valid leasehold interests in such properties and all such instruments are in effect and enforceable according to their respective terms.

         NGT'sDisclosure Schedule shall also contain a complete description of all fire and other casualty and liability insurance policies of NGT in effect as of the date of this Agreement.

                  (10) Creditor's Arrangements. NGT has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against NGT.

                  (11) Contracts and Other Obligations. Except with respect to this transaction or as set forth in NGT's Disclosure Schedule, NGT is not a party to, or otherwise bound by, any written or oral:

                           (a) Contract or agreement not made in the ordinary course of business;

                           (b) Employment or consultant contract which is not terminable at will without cost or other liability to NGT or any successor;

                           (c) Contract with any labor union;

                           (d) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance or similar plan providing employee benefits;

                           (e) Lease with respect to any property, real or personal, whether as lessor or lessee;

                           (f) Advertising   contract  or  contract  for  public
         relations services;

                           (g) Purchase, supply or service contracts in excess of $10,000 each, or in the aggregate of $100,000 for all such contracts whether below or above $10,000;

                           (h) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt or any other agreement or arrangement whereby any of the assets or properties of NGT are subjected to a lien, encumbrance, charge or other restriction;

                           (i) Contract or other commitment continuing for a period of more than thirty days which is not terminable without cost or other liability to NGT; or

                           (j) Contract which (i) contains a redetermination of price or similar type of provision; or (ii) provides for a fixed price for goods or services sold.

                           NGT has in all material respects performed all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents or other obligations to which it is a party or by which it is otherwise bound. To the best of NGT's knowledge, all parties with whom NGT has contractual arrangements are in material compliance therewith and are not in default thereunder.

                  (12) Changes in Compensation. Since January 31, 1998, there has not been any general pay increase to employees or any change in the rate of compensation, commission, bonus or other remuneration payable to any officer, employee, director, agent or stockholder of NGT other than in the ordinary course of business.

                  (13) Records. The books of account, minute books, stock certificate books and stock transfer ledgers of NGT are complete and correct, and there have been no transactions involving the business of NGT which properly should have been set forth in the respective books, other than those set forth therein.

                  (14) Brokers or Finders. Except as set forth in NGT's Disclosure Schedule, all negotiations on the part of NGT relative to this Agreement and the transactions contemplated hereby have been carried on by NGT without the intervention of any person or as the result of any act of NGT in such manner as to give rise to any valid claim against NGT or Trans Energy for a brokerage commission, finder's fee or other like payment.

                  (15) Absence of Certain Changes or Events. Since January 31, 1998, there has not been any material adverse change in, or event or condition materially and adversely affecting, the condition (financial or otherwise), assets, obligations or business of NGT, except as disclosed in NGT's Disclosure Schedule.

                  (16) Taxes. NGT has duly filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance and occupation (sales) and use taxes) required to have been filed by NGT up to the date hereof. All of the foregoing returns are true and correct in all material respects and NGT has paid all taxes, interest and penalties shown on such returns or reports as being due. NGT has paid or made adequate provision in NGT's Financial Statements or its books and records for all taxes payable in respect of all periods ending on or before the date hereof. NGT has no material liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen since January 31, 1998 in the ordinary course of business and which are properly accrued on the books of NGT.

                  (17) Environmental Matters. There are no actions, proceedings or investigations pending or, to the actual knowledge of NGT, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by NGT with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws. To the actual knowledge of NGT: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against NGT under any Environmental Law; (ii) NGT is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) NGT is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) NGT is in compliance with all applicable Environmental Laws; and (v) except as disclosed in NGT's Disclosure Schedule, no real property used, owned, managed or controlled by NGT contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which
         (a) violates any Environmental Law, or (b) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry. For purposes of this Agreement, "Environmental Laws" shall mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

                  (18) Indemnification Liabilities. There are no existing liabilities or facts known to NGT which would require NGT to indemnify its officers or directors for acts or omissions by such persons acting on behalf of NGT.

         2.2 Representations and Warranties of Trans Energy. Trans Energy hereby represents and warrants to NGT as follows:

                  (1) Organization and Standing of Trans Energy. Trans Energy is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement, except with regard to the requirement for shareholder approval as herein provided. Trans Energy has no subsidiaries and no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association or business, other than Sundance Producers LLC which is owned 50% by Trans Energy and 50% by NGT.

                  (2) Capitalization and Indebtedness for Borrowed Moneys.
                  --------------------------------------------------------

                           (a) Trans Energy is duly and lawfully authorized by its Articles of Incorporation, as amended, to issue 30,000,000 shares of Trans Energy Common Stock, 5,663,215 shares of which are issued and outstanding on the date of this Agreement. Trans Energy has no shares of treasury stock and no other authorized series or class of stock. All the outstanding shares of Trans Energy Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.

                           (b) Trans Energy is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the financial statements described in subparagraph (4) below and in "Trans Energy's Disclosure Schedule" attached hereto and by this reference incorporated herein.

                           (c) There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which Trans Energy is or may be obligated to issue or purchase shares of its capital stock except with respect to the Convertible Debenture issued to VenGua in connection with this Agreement as described in Trans Energy's Disclosure Schedule.

                  (3) Trans Energy's Authority. Trans Energy has full corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by Trans Energy pursuant hereto and, subject to obtaining the necessary approval of Trans Energy's shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Trans Energy of this Agreement and the other documents and instruments to be executed and delivered by Trans Energy pursuant hereto, and the consummation by Trans Energy of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors ofTrans Energy and, except for obtaining the approval of Trans Energy's shareholders with respect to this Agreement and the transactions contemplated hereby, no other corporate act or proceeding on the part of Trans Energy is necessary to authorize the execution and delivery by Trans Energy of this Agreement and the other documents or instruments to be executed and delivered by Trans Energy pursuant hereto, for the consummation by Trans Energy of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by Trans Energy pursuant hereto have been duly and validly executed and delivered by Trans Energy, and, assuming this Agreement and the other documents and instruments to be executed and delivered by Trans Energy pursuant hereto constitute a valid and binding obligation of any other parties thereto, constitutes a valid and binding obligation of Trans Energy enforceable against Trans Energy in accordance with its terms, except as (i) such enforcement is subject to applicable bankruptcy, insolvency or similar laws, now or in hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief is subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (4) Financial Statements. Trans Energy has furnished NGT with audited financial statements of Trans Energy as of December 31, 1997 and 1996 (hereinafter referred to as "Trans Energy's Financial Statements"). All such financial statements present fairly the financial condition of Trans Energy at such dates, and the results of its operations for the periods therein specified, and were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods.

                      Specifically, but not by way of limitation, Trans Energy's Financial Statements disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of Trans Energy at the date thereof and include appropriate reserves for all taxes and other liabilities accrued or due at such date, but not yet payable.

                  (5) Present Status. Other than as described in Trans Energy's Financial Statements or in Trans Energy's Disclosure Schedule, Trans Energy has not, since December 31, 1997:

                           (a) Incurred any obligations or liabilities, absolute, accrued, contingent or otherwise and whether due or to become due, except current liabilities incurred in the ordinary course of business, none of which adversely affects the business or prospects of Trans Energy;

                           (b) Discharged or satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent or otherwise and whether due or to become due, other than
         (i) current liabilities shown on Trans Energy's Financial Statements and current liabilities incurred since the close of business on the date of Trans Energy's Financial Statements, in each case, in the ordinary course of business and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees and costs);

                           (c) Declared or made any payment or distribution to its stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its shares of common stock or other securities;

                           (d) Mortgaged,  pledged, or subjected to lien, or any
         other  encumbrances  or  charges,  any  of  its  assets,   tangible  or
         intangible;

                           (e) Sold or transferred any of its assets except in the ordinary course of business, or canceled any debt or claim;

                           (f) Suffered any damage, destruction or loss (whether or not covered by insurance) affecting the asset, properties, business or prospects of Trans Energy, or waived any rights of material value; or

                           (g) Except with respect to this Agreement, entered into any transaction other than in the ordinary course of business; or

                           (h) Encountered any labor difficulties or labor union organizing activity or loss of key people which will materially adversely affect the business or prospects of Trans Energy.

                  (6) Litigation. Except as disclosed in Trans Energy's Financial Statements or Trans Energy's Disclosure Schedule, there are no legal actions, suits, arbitrations or other legal or administrative proceedings pending or threatened against Trans Energy which would materially affect it, its properties, assets or business; and Trans Energy is not aware of any facts which to its knowledge might result in any action, suit, arbitration or other proceeding which in turn might result in any material adverse change in the business or condition (financial or otherwise) of Trans Energy or its properties or assets other than as disclosed in Trans Energy's Financial Statements or Trans Energy's Disclosure Schedule. Trans Energy is not in default with respect to any judgment, order or decree, of any court or any government agency or instrumentality.

                  (7) Compliance With the Law and Other Instruments. To the best of Trans Energy's knowledge, the business operations of Trans Energy have been and are being conducted in material compliance with all applicable laws, rules and regulations of all authorities. Trans Energy is not in material violation of, or in material default under, any term or provision of its Articles of Incorporation, as amended, or its Bylaws, as amended, or of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, or subject to any restriction, contained in any of the foregoing, of any kind or character which materially adversely affects in any way the business, properties, assets or prospects of Trans Energy, or which would prohibit Trans Energy from entering into this Agreement or prevent consummation of the Merger.

                  (8) Title to  Assets.  Trans  Energy  has good and  marketable title to all its assets, including without limitation those reflected in Trans Energy's Financial Statements and those used or located on property controlled by Trans Energy on December 31, 1997 and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which (a) are disclosed in Trans Energy's Disclosure Schedule or in Trans Energy's Financial Statements as securing specified liabilities; or (b) do not materially adversely affect the use thereof. The buildings and equipment of Trans Energy are in good condition and repair, reasonable wear and tear excepted. Trans Energy has not been, to the knowledge of any officer of Trans Energy, threatened with any action or proceeding under any building or zoning ordinance, regulation or law. Except as otherwise provided in Trans Energy's Disclosure Schedule, Trans Energy owns, free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all patents, trade secrets, copyrights, procedures, techniques, business plans, methods of management or other information utilized in connection with Trans Energy's business.

                  (9) Schedule of Leases and Insurance. Prior to the Effective Date, Trans Energy will have fully completed Trans Energy's Disclosure Schedule to include a true and complete description of each indenture, lease, sublease or any instrument under which Trans Energy claims or holds a leasehold interest for oil and gas interests, equipment, automobiles or real property. To the best of Trans Energy's knowledge, Trans Energy has good and valid leasehold interests in such properties and all such instruments are in effect and enforceable according to their respective terms. Trans Energy's Disclosure Schedule shall also contain a complete description of all fire and other casualty and liability insurance policies of Trans Energy in effect as of the date of this Agreement.

                 (10) Creditor's Arrangements. Trans Energy has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against Trans Energy.

                 (11) Contracts and Other Obligations. Except with respect to this transaction or as set forth in Trans Energy's Disclosure Schedule or Trans Energy's Financial Statements, Trans Energy is not a party to or otherwise bound by, any written or oral:

                           (a) Contract or agreement not made in the ordinary course of business;

                           (b) Employment or consultant contract which is not terminable at will without cost or other liability to Trans Energy or any successor;

                           (c) Contract with any labor union;

                           (d) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance or similar plan providing employee benefits;

                           (e) Lease with respect to any property, real or personal, whether as lessor or lessee;

                           (f) Advertising   contract  or  contract  for  public
         relations services;

                           (g) Purchase, supply or service contracts in excess of $10,000 each, or in the aggregate of $100,000 for all such contracts whether below or above $10,000;

                           (h) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt or any other agreement or arrangement whereby any of the assets or properties of Trans Energy are subjected to a lien, encumbrance, charge or other restriction;

                           (i) Contract or other commitment continuing for a period of more than thirty days which is not terminable without cost or other liability to Trans Energy or its successor; or

                           (j) Contract which (i) contains a redetermination of price or similar type of provision; or (ii) provides for a fixed price for goods or services sold.

                           Trans Energy has in all material respects performed all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents or other arrangements to which it is a party or by which it is otherwise bound. To the best of Trans Energy's knowledge, all parties with whom Trans Energy has contractual arrangements are in compliance therewith and are not in default thereunder.

                  (12) Changes in Compensation. Since December 31, 1997, there has not been any general pay increase to employees or any change in the rate of compensation, commission, bonus or other remuneration payable to any officer, employee, director, agent or stockholder of Trans Energy other than in the ordinary course of business.

                  (13) Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Trans Energy are complete and correct, and there have been no transactions involving the business of Trans Energy which properly should have been set forth in the respective books, other than those set forth therein.

                  (14) Brokers or Finders. Except as set forth in Trans Energy's Disclosure Schedule, all negotiations on the part of Trans Energy relative to this Agreement and the transactions contemplated hereby have been carried on by Trans Energy without the intervention of any person or as the result of any act of Trans Energy in such manner as to give rise to any valid claim against NGT or its shareholders for a brokerage commission, finder's fee or other like payment.

                  (15) Absence of Certain Changes or Events. Since December 31, 1997, there has not been any material adverse change in, or event or condition materially and adversely affecting, the condition (financial or otherwise), properties, assets, liabilities business or prospects of Trans Energy, except as set forth in Trans Energy's Disclosure Schedule.

                  (16) Taxes. Trans Energy has duly filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance and occupation (sales) and use taxes) required to have been filed by Trans Energy up to the date hereof. All of the foregoing returns are true and correct in all material respects and Trans Energy has paid all taxes, interest and penalties shown on such returns or reports as being due. Trans Energy has paid or made adequate provision in Trans Energy's Financial Statements or its books and records for all taxes payable in respect of all periods ending on or before the date hereof. Trans Energy has no material liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen since December 31, 1997 in the ordinary course of business and are properly accrued on the books of Trans Energy.

                  (17) Environmental Matters. There are no actions, proceedings or investigations pending or, to the actual knowledge of Trans Energy, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Trans Energy with CERCLA or any other Environmental Laws. To the actual knowledge of Trans Energy: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Trans Energy under any Environmental Law; (ii) Trans Energy is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) Trans Energy is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) Trans Energy is in compliance with all applicable Environmental Laws; and (v) except as disclosed in Trans Energy's Disclosure Schedule, no real property used, owned, managed or controlled by Trans Energy contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which
         (a) violates any Environmental Law, or (b) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry.

                  (18) SEC Filings. Trans Energy has filed with the SEC all reports and other documents currently required to be filed by Trans Energy pursuant to the Securities Exchange Act of 1934, as amended (the "34 Act"), and the applicable rules and regulations thereunder. Copies of all such reports for the period ended September 30, 1997 and subsequent periods have been provided to NGT. As of their respective dates, each of such reports contained no untrue statements of any material facts nor omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (19) Indemnification Liabilities. There are no existing liabilities or facts known to Trans Energy which would require Trans Energy to indemnify its officers or directors for acts or omissions by such persons acting on behalf of Trans Energy.


                                   ARTICLE 3
            ACTIONS AND OBLIGATIONS OF THE PARTIES PENDING THE MERGER

         3.1 Coordination of Operations Pending Effective Date. For the period from the date of this Agreement until the Effective Date, NGT and Trans Energy shall continue to be operated in the ordinary course of business as separate entities. Notwithstanding the foregoing, in order to obtain as promptly as possible the mutual benefits to be received by the parties as a result of the Merger, the parties have appointed Loren Bagley and Mike Stewart to act as an operating committee (the "Committee") to coordinate all significant operations of Trans Energy and NGT during the period commencing on the date of this Agreement through the Effective Date. The activities and decisions to be coordinated include but are not limited to contracts, drilling activities, hiring and staffing activities, expenditures and commitments in excess of $20,000 and activities set forth in Sections 3.2(2) and 3.3(2) below. Notwithstanding, however, all such decisions that may directly benefit a Committee member shall require Board of Director approvals from both Trans Energy and NGT. Additionally, Trans Energy and NGT agree that the Committee and its members shall be treated as directors of the individual corporations they represent and, therefore, shall be subject to all the rights of limitation of liability and indemnification granted to officers and directors of the respective corporations pursuant to their charters, bylaws and any applicable agreements.

         3.2 Actions of NGT Pending Merger. NGT covenants with Trans Energy that from the date hereof to and including the Effective Date of the Merger:

                  (1) Correct as of Effective Date. Each representation and warranty of NGT set forth in Section 2.1 of this Agreement shall be true and correct on and as of the Effective Date.

                  (2) Operations. Except with the prior written consent of the Committee, NGT will, prior to the Effective Date:

                           (a) Conduct its affairs and business only in the ordinary course of business;

                           (b) Not create or incur any additional liabilities in excess of $20,000;

                           (c) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance or restriction of any kind in excess of $20,000 which is not otherwise disclosed in this Agreement;

                           (d) Not make any capital expenditures, or capital additions or betterment in excess of $20,000;

                           (e) Not  enter  into  any   contract  or   commitment
         pursuant to which it will be obligated to expend in excess of $20,000;

                           (f) Maintain its properties, assets and business in good condition and repair, and not sell, or otherwise dispose of, any of such properties, assets or business, except sales of oil and gas in the ordinary course of business;

                           (g) Not declare or pay any dividend on, or make any other distribution upon, or purchase, retire or redeem, any shares of its common stock, or set aside any funds for any such purpose, except NGT shall either purchase or cause all of the holders of its Series 1994-A Preferred Stock and most of the holders of its Series 1994-B Preferred Stock to convert their shares of such preferred stock into NGT Common Stock as provided in Section 4.3(2);

                           (h) Not issue or sell, or obligate itself to issue or sell any additional shares of its common or preferred stock, or issue or sell any warrants, rights or options to acquire any such shares, or acquire any stock of any corporation, or any interest in any business enterprise, except NGT shall have the unconditional right to issue up to a maximum of 1.6 million additional shares of NGT Common Stock in exchange for fair consideration, as determined in the sole discretion of NGT and as further provided in Section 5.1;

                           (i) Not  amend  its  Articles  of   Incorporation  or
         Bylaws;

                           (j) Not pay, or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any director, stockholder, officer, consultant, agent or employee under any pension plan or otherwise, or increase the compensation paid by it at January 31, 1998 to any officer, director, agent, consultant or employee, except as otherwise set forth in NGT's Disclosure Schedule;

                           (k) Not discharge or satisfy any material lien, charge or encumbrance, nor pay any obligation or liability in excess of $20,000, absolute or contingent, except (i) current liabilities shown on NGT's Financial Statements dated January 31, 1998, and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' and accounting fees and costs);

                           (l) Duly comply with all material governmental laws, rules and regulations applicable to it, its operations, business, employees or assets and use reasonable commercial efforts to preserve its business organization intact;

                           (m) Except with respect to this transaction and Lyric Energy, Inc. as described in NGT's Disclosure Schedule, not merge or consolidate, or obligate itself to do so, with or into any other entity;

                           (n) Not enter into any transactions, or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties and agreements contained herein; and

                           (o) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body.

                  (3) Access to Records. NGT shall afford Trans Energy, its representatives, counsel, agents and employees, at all reasonable times, and in a manner and under circumstances which will not cause unreasonable interference with the operation of NGT's business, access to all of the properties and working interests of NGT and its subsidiaries, and their books, files, records, insurance policies and other corporate books and records, for the purpose of audit, inspection and examination thereof, and shall do everything reasonably necessary to enable Trans Energy to make a complete examination of the assets, properties and business of NGT and its subsidiaries and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment, on the part of Trans Energy, of its right to rely upon the covenants, representations and warranties made by NGT in the provisions of this Agreement.

                  (4) Approval of Shareholders. NGT and its officers and directors shall (a) cause a meeting of its shareholders to be duly called and held as soon as practicable for the purpose of voting on this Agreement and the Merger contemplated hereby and (b) recommend approval and adoption of this Agreement and the Merger to NGT's shareholders. Because Trans Energy also needs shareholder approval with respect to this Agreement and the Merger, NGT shall in good faith cooperate with Trans Energy to prepare a Joint Proxy and Information Statement and Registration Statement all on Form S-4 (collectively, the "Registration Statement") to be delivered to NGT's and Trans Energy's shareholders and filed with the Securities and Exchange Commission ("SEC"). NGT shall assist Trans Energy in responding to any comments of the SEC which pertain to NGT or any of its subsidiaries.

                  (5) No Solicitation or Disclosure. NGT shall not directly solicit, entertain or encourage inquiries or proposals to enter into an agreement or negotiate with any third party to sell or participate in any merger or consolidation with respect to the business and/or assets of NGT, provided, however that as set forth in NGT's Disclosure Schedule, NGT is a party to an Agreement and Plan of Share Exchange with Lyric Energy, Inc., which Agreement NGT shall terminate prior to the Effective Date as set forth in Section 4.3(3) hereof.

         Except to the extent required by law, NGT shall not publicly announce or disclose the Merger or the terms of this Agreement without the prior approval of Trans Energy, which approval shall not be unreasonably withheld, conditioned or delayed.

                  (6) Consultation; Supplement Disclosure Schedule. NGT will endeavor to keep Trans Energy apprised with respect to the operations and conduct of NGT's business and assets prior to the Effective Date. From time to time prior to the Effective Date, NGT shall supplement or amend NGT's Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in NGT's Disclosure Schedule.

         3.3 Actions of Trans Energy Pending Merger. Trans Energy covenants with NGT that from the date hereof to and including the Effective Date of the Merger:

                  (1) Correct as of Effective Date. Each representation and warranty of Trans Energy set forth in Section 2.2 of this Agreement shall be true and correct on and as of the Effective Date.

                  (2) Operations. Except with the prior written consent of the Committee, Trans Energy will, prior to the Effective Date:

                  (a) Conduct its affairs and business only in the ordinary course of business;

                  (b) Not create or incur any additional liabilities in excess of $20,000;

                  (c) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance or restriction of any kind in excess of $20,000 which is not otherwise disclosed in this Agreement;

                  (d)      Not  make  any  capital   expenditures,   or  capital
         additions or betterment in excess of $20,000 ;

                  (e) Not enter into any contract or commitment pursuant to which it will be obligated to expend in excess of $20,000;

                  (f) Maintain its properties, assets and business in good condition and repair, and not sell, or otherwise dispose of, any of such properties, assets or business, except sales of oil and gas in the ordinary course of business;

                  (g) Not declare or pay any dividend on or make any other distribution upon, or purchase, retire or redeem, any shares of its capital stock, or set aside any funds for any such purpose;

                  (h) Not issue or sell or obligate itself to issue or sell any additional shares of its common stock or issue or sell any warrants, rights or options to acquire any such shares, or acquire any stock of any corporation or any interest in any business enterprise, except with respect to the Convertible Debenture issued to VenGua as described in Trans Energy's Disclosure Schedule;

                  (i) Except as necessary to accomplish the transactions contemplated herein, not amend its Articles of Incorporation or Bylaws;

                  (j) Not pay or agree to pay, conditionally or otherwise, any bonus, compensation, pension or severance pay to any director, stockholder, officer, consultant, agent or employee under any pension plan or otherwise or increase the compensation paid by it as of December 31, 1997 to any officer, director, agent, consultant or employee, except as otherwise set forth in Trans Energy's Disclosure Schedule;

                  (k) Not discharge or satisfy any material lien, charge or encumbrance, or pay any obligation or liability in excess of $20,000, absolute or contingent, except (i) current liabilities shown on Trans Energy's Financial Statements dated December 31, 1997 and (ii) expenses incurred in connection with the transaction contemplated by this Agreement (including, without limitation, reasonable attorneys' and accounting fees and costs);

                  (l) Duly comply with all material governmental laws, rules and regulations applicable to it, its operations, business, employees or assets and use reasonable commercial efforts to preserve its business organization intact;

                  (m) Except with respect to this transaction, not merge or consolidate, or obligate itself to do so, with or into any other entity;

                  (n) Not enter into any transactions or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties and agreements contained herein; and

                  (o) Not institute, settle or agree to settle any action or proceeding before any court or governmental body.

                  (3)      Access to Records.  Trans Energy will afford NGT, its
         representatives, counsel, agents and employees, at all reasonable times and in a manner and under circumstances which will not cause unreasonable interference with the operation of Trans Energy's business, access to all of the properties and working interests of Trans Energy and its books, files, records, insurance policies and other corporate books and records, for the purpose of audit, inspection and examination thereof, and shall do everything reasonable necessary to enable NGT to make a complete examination of the assets, properties and business of Trans Energy and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment on the part of NGT of its right to rely upon the covenants, representations and warranties made by Trans Energy in the provisions of this Agreement.

                  (4) Approval of Shareholders. Trans Energy and its officers and directors shall (a) cause a meeting of its shareholders to be duly called and held as soon as practicable for the purpose of voting on this Agreement and the Merger contemplated hereby and (b) recommend approval and adoption of this Agreement and the Merger to Trans Energy's shareholders. In connection with such shareholders' meeting, Trans Energy will file the Registration Statement with the SEC and will use its best efforts to respond to the comments of the SEC and cause the Registration Statement to be mailed to its shareholders, all at the earliest practicable time. Trans Energy will notify NGT promptly of the receipt of any comments from the SEC, and of any requests by the

         SEC for amendments or supplements to the Registration Statement or for additional information, and will supply NGT with copies of all correspondence between Trans Energy or its representatives and the SEC with respect to the Registration Statement. Trans Energy will notify NGT, both orally and in writing, at least forty-eight hours prior to mailing of the Registration Statement to its shareholders. If at any time prior to the meeting of Trans Energy's shareholders, an event relating to Trans Energy is discovered which should be set forth in an amendment of, or a supplement to, the Registration Statement, Trans Energy shall promptly so inform NGT, will furnish all necessary information to NGT relating to such event, will use its best efforts to cause the SEC to take any necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to NGT's and Trans Energy's shareholders and will transmit such amendment or supplement as promptly as practicable.

                  (5) No Solicitation or Disclosure. Trans Energy shall not directly solicit, entertain or encourage inquiries or proposals to enter into an agreement or negotiate with any third party to sell or participate in any merger or consolidation with respect to the business and/or assets of Trans Energy. Except to the extent required by law, Trans Energy shall not publicly announce or disclose the Merger or the terms of this Agreement without the prior approval of NGT, which approval shall not be unreasonably withheld, conditioned or delayed.

                  (6) Consultation; Supplement Disclosure Schedule. Trans Energy shall endeavor to keep NGT apprised with respect to the operation and conduct of Trans Energy's business and assets prior to the Effective Date. From time to time prior to the Effective Date, Trans Energy shall supplement or amend Trans Energy's Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in Trans Energy's Disclosure Schedule.

         3.4 Confidentiality. Trans Energy and NGT each will hold, and will cause its respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the parties furnished to any other party in connection with the Merger and the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the non-disclosing party; (ii) in the public domain; or (iii) later lawfully acquired by the non-disclosing party from sources other than as a result of the transactions contemplated herein; provided that each party may disclose such information to its officers, directors, employees, consultants, advisors and agents who need to know such information in connection with the Merger and the transactions contemplated by this Agreement so long as such persons are informed of the confidential nature of such information and are directed to treat such information confidentially in accordance herewith. Subject to the foregoing, each party shall keep confidential the Merger and the terms of this Agreement, except to the extent such information is legally required to be disclosed. If this Agreement is terminated, such confidence shall be maintained and each party shall, and shall use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver to each other party, upon request, all documents and other materials, and all copies thereof, obtained by such party in connection with the Merger and this Agreement, that are subject to such confidence.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

         4.1 Conditions to Obligations of Both Parties. The obligations of the Constituent Corporations under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by the party for whose benefit such condition exists to the extent permitted by law):

                  (1) No Material Errors. The representations and warranties of NGT in Section 2.1 and of Trans Energy in Section 2.2 hereof shall be true and correct as of the Effective Date, subject to any changes contemplated by this Agreement, and the parties shall not have discovered any material error, misstatement or omission therein.

                  (2) Schedules Delivered. The Disclosure Schedules and all other schedules and exhibits to this Agreement and all outstanding due diligence documents to be delivered by each party shall have been delivered in a form and substance reasonably satisfactory to each party and such schedules shall not disclose a material adverse change from Trans Energy's Financial Statements or Trans Energy's most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB or NGT's Financial Statements.

                  (3) Registration Statement; Shareholder Approvals. The Constituent Corporations shall have received SEC approval of the Registration Statement to be mailed to the shareholders of each Constituent Corporation and the shareholders of each Constituent
         Corporation shall have approved the Merger and this Agreement in accordance with the Registration Statement and the respective Articles of Incorporation and applicable Code of each Constituent Corporation.

                  (4) Injunctions; Changes in Law. No governmental authority shall have issued any injunction, order, decree or ruling and there shall not be any statute, rule or regulation (i) restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby or (ii) which materially and adversely effects the benefits expected to be received by either party from the Merger.

                  (5)  Other   Requirements.   Any  other   requirements   under
         applicable Nevada or Texas laws shall have been satisfied prior to the Effective Date in connection with the Merger and this Agreement.

                  (6) Tax-Free Qualification. Each party shall have satisfied itself that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

         4.2 Conditions to Obligations of Trans Energy. The obligations of Trans Energy under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by Trans Energy in its sole discretion to the extent permitted by law):

                  (1) NGT's Performance. NGT shall have performed in all material respects its obligations hereunder and under any other documents and instruments to be executed and delivered by NGT pursuant hereto and required to be performed by it at or prior to the Effective Date, and Trans Energy shall have received a certificate signed on behalf of NGT by its Chief Executive Officer and Chief Financial Officer to such effect with respect to such obligations of NGT.

                  (2) Financing. Trans Energy shall have received a minimum of $4,000,000 of financing from VenGua, pursuant to the Term Sheet dated February 9, 1998, as set forth in Trans Energy's Disclosure Schedule, and/or other sources.

                  (3) Release of Personal Guarantees. Trans Energy shall have successfully restructured all of its indebtedness which is personally guaranteed by officers or directors of Trans Energy as set forth in Trans Energy's Disclosure Schedule to eliminate such personal guarantees.

                  (4) No Material Changes. Since the date of this Agreement, and except as otherwise set forth herein, there shall not have accrued or be threatened any material adverse effect (including as a result of any threatened or pending action, suit, proceeding or investigation) on the financial condition, assets, business, prospects or results of operations of NGT.

                  (5) Completion of Due Diligence. Trans Energy shall have completed its due diligence investigation of NGT in scope, detail, substance and result reasonably satisfactory to Trans Energy prior to the Effective Date.

                  (6) Other Consents. Any and all other consents, permits, authorizations, approvals and orders deemed in the sole discretion of Trans Energy to be material to the consummation of the Merger and the transactions contemplated hereby shall have been obtained.

         4.3 Conditions to Obligations of NGT. The obligations of NGT under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by NGT in its sole discretion to the extent permitted by law):

                  (1) Trans Energy's Performance. Trans Energy shall have performed in all material respects its obligations hereunder and under any other documents and instruments to be executed and delivered by Trans Energy pursuant hereto and required to be performed by it at or prior to the Effective Date, and NGT shall have received a certificate signed on behalf of Trans Energy by its Chief Executive Officer and Chief Financial Officer to such effect with respect to such obligations of Trans Energy.

                  (2) Eliminate Series 1994-A Preferred Stock. NGT shall have either purchased or caused all holders of its Series 1994-A Preferred Stock and most of the holders of its Series 1994-B Preferred Stock to convert such preferred stock into NGT Common Stock.

                  (3) Sale of Lyric Stock. NGT shall have terminated its Agreement and Plan of Share Exchange with Lyric Energy Inc. and it shall have sold or otherwise disposed of all shares of common stock owned by it in Lyric Energy, Inc.

                  (4) No Material Changes. Since the date of this Agreement, and except as otherwise set forth herein, there shall not have accrued or be threatened any material adverse effect (including as a result of any threatened or pending action, suit, proceeding orinvestigation) on the financial condition, assets, business, prospects or results of operations of Trans Energy.

                  (5) Completion of Due Diligence. NGT shall have completed its due diligence investigation of Trans Energy in scope, detail, substance and result reasonably satisfactory to NGT prior to the Effective Date.

                  (6) Other Consents. Any and all other consents, permits, authorizations, approvals and orders deemed in the sole discretion of NGT to be material to the consummation of the Merger and the transactions contemplated hereby shall have been obtained.

                  (7) Payments by Trans Energy. Trans Energy shall pay (i) $1,250,000 to NGT to be used for the satisfaction of NGT's financial obligations and (ii) $310,000 to Brent Wagman as reimbursement for such amount which was paid by Mr. Wagman for the benefit of NGT in connection with a recent transaction with Gulf Canada.


                                    ARTICLE 5
                                OTHER AGREEMENTS

         5.1 NGT's Right to Sell Additional Stock. Notwithstanding anything contained in this Agreement to the contrary, NGT shall have the unconditional right to issue up to a maximum of 1.9 million additional shares of NGT Common Stock in exchange for fair consideration, as determined in the sole discretion of NGT.

         5.2 Disputes With Terry Huston. Trans Energy acknowledges that it is aware of the litigation matters which are currently pending between NGT, Brent Wagman and Terry Huston. Such matters include a claim by NGT to recover approximately 400,000 shares of NGT Common Stock which are currently held by Terry Huston. The parties hereby agree that any shares of Trans Energy Common Stock to be distributed pro rata in the Merger with respect to NGT Common Stock held by Terry Huston shall be placed in escrow until resolution of all such matters. In the event that Terry Huston prevails, he will be entitled to the escrowed Trans Energy Common Stock. In the event that NGT and Brent Wagman prevail and NGT recovers Terry Huston's shares of NGT Common Stock, the escrowed Trans Energy Common Stock shall be distributed pro rata to the NGT shareholders.

         5.3 Sundance Producers LLC. The parties acknowledge that they are the sole owners (50% each) of Sundance Producers LLC, which after the Merger shall become a wholly owned entity of Trans Energy. NGT has paid certain costs and expenses of Sundance Producers LLC, half of which costs and expenses are the obligation of Trans Energy. The parties agree that prior to the Effective Date of the Merger, they shall perform a final accounting of all such costs and expenses related to Sundance Producers LLC and Trans Energy shall promptly reimburse NGT with respect to any amounts owing by it to NGT.

         5.4 Intercompany Loans. The parties believe that shareholder approval of the Merger is only a formality and that the Merger will, therefore, be completed. Accordingly, in order to as quickly as possible receive the benefits to be obtained by the parties as a result of the Merger, and to the extent reasonably deemed necessary and appropriate by the Committee, the parties shall make intercompany loans between them prior to the Effective Date. Such loans shall be negotiated on an arms-length basis, properly documented and secured.


                                    ARTICLE 6
                             NATURE AND SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         6.1 Nature and Survival of Representations and Warranties. All statements of fact contained herein, or in any certificate or schedule delivered by or on behalf of NGT or Trans Energy pursuant to the terms hereof, shall be deemed representations and warranties made by NGT and Trans Energy, respectively, to each other under this Agreement. For purposes of this Section
6.1 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty hereunder is called a Claimant, and any party or other person against which right is claimed is called a Defendant. All representations and warranties of the parties shall survive the completion of the Merger and all inspections, examinations or audits on behalf of the parties; provided however that all representations and warranties shall terminate and expire, and be without further force and effect whatsoever from and after one year from the Effective Date, and neither party hereto shall have liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless the Claimant shall on or prior to such date, serve written notice on the Defendant, with a copy to the Defendant's counsel herein, setting forth in reasonable detail any claims (and to the extent possible an estimate of the damages) which Claimant may have under this Agreement.


                                    ARTICLE 7
                                   TERMINATION

         7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing:

                  (1) By the mutual agreement of both NGT and Trans Energy for any reason, including the failure of a condition precedent set forth in
         Section 4.1;

                  (2) By Trans Energy if any of the conditions precedent set forth in Section 4.2 are not satisfied or waived by Trans Energy on or before September 30, 1998;

                  (3) By NGT if any of the  conditions  precedent  set  forth in
         Section 4.3 are not satisfied or waived by NGT on or before September 30, 1998.


                                    ARTICLE 8
                             RESOLUTION OF DISPUTES

         8.1 Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the schedules, exhibits or other documents or instruments to be executed in connection herewith or the breach, termination or validity thereof (a "Dispute") shall be resolved in accordance with the procedures set forth in this Section 8.1. These procedures shall be the sole and exclusive process for the resolution of any such Dispute. However, any party may initiate litigation to obtain a preliminary injunction or other provisional relief, pending the completion of the procedures set forth in this Section 8.1, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

                  (1) The parties shall attempt in good faith to resolve any Dispute promptly by negotiation between executives who have authority to settle the controversy. Any party may give the other party written notice of any Dispute not resolved in the normal course of business. Within 20 days after delivery of such notice, the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position and (ii) the name and title of the executive who will represent that party and of any other persons who will accompany the executive. Within 30 days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other shall be honored. If the Dispute has not been resolved within 45 days of the receipt of the disputing party's notice, or if the parties fail to meet within 30 days, either party may initiate mediation of the controversy as provided hereinafter.

                  (2) If the Dispute has not been resolved by negotiation as provided herein, upon the written request of either party, the parties shall endeavor to settle the Dispute by mediation under the CPR Model Procedure for Mediation of Business Disputes, promulgated by the CPR Institute for Dispute Resolution ("CPR"), that is in effect on the date of this Agreement except as modified herein ("CPR Model Rules"). If the parties are unable to agree upon a mediator within 15 days of the request for mediation, the mediator shall be selected by CPR from the CPR Panels of Neutrals. In the event that the Dispute has not been resolved by mediation within 30 days of appointment of a mediator in accordance with the CPR Model Rules, either party may initiate arbitration as provided below.

                  (3) All negotiations held and submissions made pursuant to subparagraphs (1) and (2) above are confidential and shall be treated as compromise and settlement negotiations for the purpose of the Federal Rules of Evidence and State rules of evidence.

                  (4) Any Dispute which has not been resolved by use of the processes set forth in subparagraphs (1) and (2) above shall be resolved by a sole arbitrator under arbitration in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes in effect on the date of this Agreement except as modified herein. However, if one party has requested the other to participate in the processes set forth in subparagraphs (1) and (2) and the other has failed to participate, including the failure to give any required notices, the requesting party may initiate arbitration immediately. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. The arbitrator is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration.

                  (5) The parties agree that, in the event that a Dispute comes before a sole arbitrator pursuant to subparagraph (4), such sole arbitrator may take into account (subject to acting in accordance with the provisions of subparagraph (4)) in resolving such Dispute that the parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damages would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Amendment and Waiver. This Agreement may be amended or modified at any time and in all respects only by an instrument in writing executed by the Presidents of Trans Energy and NGT.

         9.2 Assignment. Neither this Agreement nor any right created hereby shall be assignable by NGT or Trans Energy without the prior written consent of the other, except by the laws of succession. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         9.3 Notices. Any notice, communication, request, reply or advice, hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made, or accepted by either party to the other must be in writing and may be given or be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer of such party. Notice deposited in the mail in the manner hereinabove described shall be effective only if and when received by the parties to be notified. For purposes of notice the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                  (1)      If to Trans Energy:

                           Loren E. Bagley, President
                           Trans Energy, Inc.
                           210 Second Street
                           P. O. Box 393
                           St. Marys, West Virginia 26170

                           with a copy to:

                           Leonard E. Neilson, Esq.
                           1121 East 3900 S.
                           Building C, Suite 200
                           Salt Lake City, Utah 84124


                  (2)      If to NGT:

                           Brent Wagman
                           Natural Gas Technologies, Inc.
                           16775 Addison Road, Suite 300
                           Dallas, Texas 75248
                           with a copy to:

                           Roger V. Davidson, Esq. and
                           Andrew L. Pidcock, Esq.
                           Cohen Brame & Smith Professional Corporation
                           1700 Lincoln Street, Suite 1800
                           Denver, Colorado 80203

              or at such other addresses as either party may have advised the other in writing.

         9.4  Paragraph  and  Other  Headings.   Paragraph  and  other  headings
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.5 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions of this Agreement, but this Agreement shall be constructed as if such invalid, illegal or unenforceable provisions had never been contained therein.

         9.6 Parties in Interest. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise expressly provided herein.

         9.7 Fees and Expenses. Except as set forth in Section 9.8 below, each party hereto shall bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement and the other documents and instruments to be executed and delivered pursuant hereto.

         9.8 Attorneys' Fees. Subject to Article 8 hereof, if any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

         9.9 Counterparts. This Agreement and all other copies of this Agreement insofar as they relate to the rights, duties and remedies of parties, shall be deemed to be one agreement. This Agreement may be executed concurrently in one or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original until replaced by the original signatures which shall then be substituted.

         9.10 Integrated Agreement. This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided for.

              IN WITNESS WHEREOF, this Agreement has been executed effective as of the day and year first set forth above.

TRANS ENERGY, INC.,                              NATURAL GAS TECHNOLOGIES, INC.,
a Nevada corporation                             a Texas corporation



By:_______________________________               By:____________________________
      Loren E. Bagley, President                 Brent Wagman, President

                                                                         Annex11
Nevada Revised Statutes

                           RIGHTS OF DISSENTING OWNERS
                                    (Nevada)

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive. (Added to NRS by 1995, 2087)

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NEVADA CASES.
Definition.  Term "fair  cash  value"  (now "fair  value") as used in former NRS
78.510 (cf. NRS 92A.320 and 92A.380), relating to payment to dissident former shareholders of merged corporation, meant intrinsic value of dissenting shareholders' interests determined from assets and liabilities of corporation considered in light of every factor bearing on value. Southdown, Inc. v. McGinnis, 89 Nev. 184, 510 P.2d 636 (1973)

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995,
2087)

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic  limited-liability  company.
The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation. 1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled. 2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares. 1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
(a) Consummation of a plan of merger to which the domestic corporation is a party: (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180. (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan. (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. <249-9>2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087)

NEVADA CASES.
Definition.  Term "fair  cash  value"  (now "fair  value") as used in former NRS
78.510 (cf. NRS 92A.320 and 92A.380), relating to payment to dissident former shareholders of merged corporation, meant intrinsic value of dissenting shareholders' interests determined from assets and liabilities of corporation considered in light of every factor bearing on value. Southdown, Inc. v. McGinnis, 89 Nev. 184, 510 P.2d 636 (1973)

FEDERAL AND OTHER CASES. Adequate remedy at law for dissenting stockholders. Stockholders in Nevada corporation who opposed merger with another corporation could not invoke equity powers of federal courts to block merger, in absence of fraud, because they had adequate remedy at law under NCL ss. 1640 (cf. NRS 92A.380) which provides that dissenting stockholder may demand and receive "the fair cash value of his shares." Skelly v. Dockweiler, 75 F. Supp. 11 (S.D. Cal.
1947)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger. 1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless: (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except: (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of: (I) The surviving or acquiring entity; or (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b). 2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995,
2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder. 1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders. 2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if: (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent. 1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections. 2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares. 1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and (b) Must not vote his shares in favor of the proposed action.
2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995,
2089)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents. 1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights. 2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date; (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder. 1. A stockholder to whom a dissenter's notice is sent must: (a) Demand payment; (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and (c) Deposit his certificates, if any, in accordance with the terms of the notice. 2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action. 3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730)

NEVADA CASES.
Dissident stockholders entitled to prejudgment interest from date of demand. In proceeding pursuant to former NRS 78.510 (cf. NRS 92A.490) by dissident former shareholders of merged Nevada corporation to recover fair cash value of their shares, former shareholders were entitled to recover prejudgment interest on fair cash value from date of demand for payment because, under former NRS 78.515 (cf. NRS 92A.440), they ceased to be shareholders and became creditors on date of demand and, as creditors, were entitled to interest under NRS 99.040. Fact that amount due had not yet been judicially determined was immaterial. Southdown, Inc. v. McGinnis, 89 Nev. 184, 510 P.2d 636 (1973), cited, Tolotti v. Eikelberger, 90 Nev. 466, at 468, 530 P.2d 106 (1974), Lake Tahoe Sailboat Sales & Charter, Inc. v. Douglas County, 562 F. Supp. 523 (D. Nev. 1983)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder. 1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received. 2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements. 1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court: (a) Of the county where the corporation's registered office is located; or (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly. 2. The payment must be accompanied by: (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any; (b) A statement of the subject corporation's estimate of the fair value of the shares; (c) An explanation of how the interest was calculated; (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and (e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice. 1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action. 2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate. 1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated. 2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter. 1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. 3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. 4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5. Each dissenter who is made a party to the proceeding is entitled to a judgment: (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

NEVADA CASES.
Findings of appraisers not disturbed unless clearly wrong. On appeal from judgment confirming appraisal of stock of merged corporation in proceeding under former NRS 78.510 (cf. NRS 92A.490) by dissident former shareholders to recover value of their shares, findings of appraisers would not be disturbed unless clearly wrong. Southdown, Inc. v. McGinnis, 89 Nev. 184, 510 P.2d 636 (1973) Dissident stockholders entitled to prejudgment interest from date of demand. In proceeding pursuant to former NRS 78.510 (cf. NRS 92A.490) by dissident former shareholders of merged Nevada corporation to recover fair cash value of their shares, former shareholders were entitled to recover prejudgment interest on fair cash value from date of demand for payment because, under former NRS 78.515 (cf. NRS 92A.440), they ceased to be shareholders and became creditors on date of demand and, as creditors, were entitled to interest under NRS 99.040. Fact that amount due had not yet been judicially determined was immaterial. Southdown, Inc. v. McGinnis, 89 Nev. 184, 510 P.2d 636 (1973), cited, Tolotti v. Eikelberger, 90 Nev. 466, at 468, 530 P.2d 106 (1974), Lake Tahoe Sailboat Sales & Charter, Inc. v. Douglas County, 562 F. Supp. 523 (D. Nev. 1983)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees. 1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. 2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable: (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited. 4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. 5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

                                                                       Annex III

Texas Business Corporation Act

Art. 5.11.  Rights of Dissenting  Shareholders in the Event of Certain Corporate
            Actions.

         A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

                  (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article
                           5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

                  (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

                  (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

         B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

Acts 1955, 54th Leg., p. 239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1957, 55th Leg., p. 111, ch. 54, Sec. 10; Acts 1973, 63rd Leg., p. 1508, ch. 545, Sec.
36, eff. Aug. 27, 1973.

Amended by Acts 1989, 71st Leg., ch. 801, Sec. 34, eff. Aug. 28, 1989; Sec. B amended by Acts 1991, 72nd Leg., ch. 901, Sec. 32, eff. Aug. 26, 1991.

Art. 5.12.  Procedure for Dissent by Shareholders as to Said Corporate Actions.

         A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in
                  Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

                  (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten
                           (10) day period shall be bound by the action.

                           (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder.

                           Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

                  (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

                  (3) If,  within  sixty  (60) days  after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

         B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

         C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

         D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

         E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

         F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

         G.       In the  absence  of  fraud  in  the  transaction,  the  remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Acts 1955, 54th Leg., p. 239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1967, 60th Leg., p. 1721, ch. 657, Sec. 12, eff. June 17, 1967.

Secs. A and D amended by Acts 1983, 68th Leg., p. 2570, ch. 442, Sec. 9, eff. Sept. 1, 1983; Sec. B amended by Acts 1987, 70th Leg., ch. 93, Sec. 27, eff. Aug. 31, 1987. Amended by Acts 1989, 71st Leg., ch. 801, Sec. 35, eff. Aug. 28, 1989. Secs. A, D amended by Acts 1993, 73rd Leg., ch. 215, Sec. 2.16, eff. Sept. 1, 1993.

Art. 5.13.  Provisions Affecting Remedies of Dissenting Shareholders.

         A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

         B.       Upon  receiving  a demand  for  payment  from  any  dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty
                  (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

         C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

Acts 1955, 54th Leg., p. 239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1967, 60th Leg., p. 1723, ch. 657, Sec. 13, eff. June 17, 1967.

Sec. B amended by Acts 1983, 68th Leg., p. 2573, ch. 442, Sec. 10, eff. Sept. 1, 1983. Amended by Acts 1993, 73rd Leg., ch. 215, Sec. 2.17, eff. Sept. 1, 1993.

                                                                       Annex  IV

                GLOSSARY OF CERTAIN TERMS RELATING TO THE MERGER

         The  terms  defined  below  are  used   throughout   this  Joint  Proxy
Statement/Prospectus.

         Bcf.  One billion cubic feet.

         Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to oil or other liquid hydrocarbons.

         BOE. Barrels of oil equivalent. Oil equivalents are determined using the ratio of six Mcf of gas (including gas liquids) to one Bbl of oil.

         Commission.  Means the Securities and Exchange Commission.

         Development well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive in an attempt to recover proved undeveloped reserves.

         Disposal well. A well employed for the reinjection of salt water produced with oil into an underground formation.

         Effective Date. The date the Merger becomes effective upon which the Articles of Merger are filed with the State of Nevada.

         Estimated net proved reserves. The estimated quantities of oil, gas and gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

         Exchange Act.  Means the Securities Exchange Act of 1934, as amended.

         Exchange Agent.  Means Interstate Transfer Company.

         Exploratory well. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

         Gross acres. An acre in which a working interest is owned.

         Injection well. Well employed to inject water or polymer into an oil bearing formation in order to increase reservoir pressure.

         MBbl.  One thousand barrels of oil or other liquid hydrocarbons.

         MMBbl.  One million barrels of oil or other liquid hydrocarbons.

         MBOE.  One thousand barrels of oil equivalent.

         Mcf.  One thousand cubic feet.

         Merger Agreement. Means the Plan and Agreement of Merger between Trans Energy, Inc. and natural Gas Technologies, Inc., dated March 26, 1997, a copy of which is annexed to this Joint Proxy Statement/Prospectus as Annex I.

         MMcf.  One million cubic feet.

         Net acres. The sum of the fractional working interests owned in gross acres.

         NGT Series 1994-A Preferred Stock.

         Pay. A geological deposit in which oil and gas is found in commercial quantities.

         PV-10 value. The present value of estimated future gross revenue to be generated from the production of estimated net proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated (unless such prices or costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

         Productive well. A well that is producing oil or gas or that is capable of production.

         Proved developed reserves. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

         Proved undeveloped reserves. Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

         Securities Act.  Means the Securities Act of 1933, as amended.

         Shut-in.  To close down a producing well temporarily.

         Stripper. A well which produces very little oil and therefore provides very little if any profit margin.

         Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities or oil and gas, regardless of whether such acreage contains estimated net proved reserves.

         Working interest. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and to share in the production. Working interest is computed as a percentage of the interest remaining after payment of royalties.

--------------------------------------------------------------------------------
                               Trans Energy, Inc.
         210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170
--------------------------------------------------------------------------------


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                                      -----

         The undersigned hereby constitutes and appoints William F. Woodburn, Vice President of Trans Energy, Inc., with power of substitution, the proxies of the undersigned to attend the Special Meeting of the Shareholders of Trans Energy, Inc. on October __, 1998, and any adjournment thereof, and to vote the stock of the corporation standing in the name of the undersigned.

         1. Proposal to approve the issuance of Trans Energy, Inc. common stock pursuant to an Plan and Agreement of Merger with Natural Gas Technologies, Inc. and the transactions contemplated thereby.
         [   ] FOR                  [   ] AGAINST               [   ] ABSTAIN

         2. Proposal to amend the Articles of Incorporation to change the authorized capitalization of Trans Energy, Inc. to add 10,000,000 shares of preferred stock , par value $.001 per share.
         [   ] FOR                  [   ] AGAINST               [   ] ABSTAIN

         3. Proposal to issue to Brent Wagman, President of Natural Gas Technologies, Inc., ____________ shares of Trans Energy, Inc. Common Stock in exchange for certain debts owed.
         [   ] FOR                  [   ] AGAINST               [   ] ABSTAIN

         4. Proposal to ratify the issuance of up to $4,850,000 face value convertible debenture that may be converted into shares of Trans Energy, Inc. Common Stock. [
         [   ] FOR                  [   ] AGAINST               [   ] ABSTAIN

         5. On any and all other matters that may properly come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

         ------------------------            ------------------------
         Print Name                          Signature of Shareholder
         ------------------------            -------------------------
         Number of Shares                    Signature if Held Jointly
                                             -------------------------
                                             Date

         Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers

                  As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), TSRG has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of TSRG, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of TSRG and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of TSRG, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

         TSRG must indemnify a director, officer, employee or agent of TSRG who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of TSRG, against expenses actually and reasonably incurred by them in connection with the defense.

         TSRG may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by TSRG.

         The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of TSRG, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not TSRG has the authority to indemnify them against such liability and expenses. Presently, TSRG does not carry such insurance.

Item 21.          Exhibits and Financial Statement Schedules

         (a) The following exhibits are filed with this Registration Statement:

Exhibit No.                                          Exhibit Name
-----------                                          ------------
  2.1        Plan and Agreement of Merger  (See Annex I)
  3.1*       Articles of Incorporation and Amendments
  3.2*       By-Laws
  4.1*       Specimen Common Stock Certificates of Registrant
  5          Opinion of Leonard E. Neilson, P.C.
10.1*        Marketing Agreement with Sancho Oil and Gas Corporation

  10.2*      Gas Purchase Agreement with Central Trading Company
  10.3*      Price Agreement with Key Oil Company
  21*        Subsidiaries of Registrant
  23.1       Consent of Jones  Jensen & Company,  Independent  Certified  Public
             Accountants, related to financial statements for Trans Energy, Inc.
  23.2       Consent of Jones  Jensen & Company,  Independent  Certified  Public
             Accountants,  related  to  financial  statements  for  Natural  Gas
             Technologies, Inc.
  23.3       Consent of Leonard E. Neilson, P.C. (included in Exhibit 5)
  27         Financial Data Schedule
 99.1*       Reserve Estimate and Evaluation of oil and gas properties
 99.2*       Reserve Estimate and Evaluation for Dennis L. Spencer wells
------------
*Previously filed as Exhibit to Form 10-SB.

     (b) Financial Statement Schedules for Registrant.

         Schedules other than those listed above are omitted for the reason that
         they  are  not  required  or  are  not  applicable,   or  the  required
         information is shown in the financial statements or notes therein.

Item 22.          Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               TRANS ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1997

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Trans Energy, Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of Trans Energy, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trans Energy, Inc. and subsidiaries as of December 31, 1997 and the consolidated results of their operations and their cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has generated significant losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones, Jensen & Company
Salt Lake City, Utah
March 25, 1998

                               TRANS ENERGY, INC.
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------

                                                      December 31,
                                                          1997
                                                 -----------------
CURRENT ASSETS

  Cash                                           $         185,881
  Accounts receivable                                      175,161
  Prepaid and other current assets                           1,441
                                                 -----------------

     Total Current Assets                                  362,483
                                                 -----------------
PROPERTY AND EQUIPMENT (Note 2)

  Vehicles                                                  94,589
  Machinery and equipment                                   10,092
  Pipelines                                              2,231,308
  Well equipment                                           271,882
  Wells                                                  3,850,429
  Leasehold acreage                                        597,221
  Accumulated depreciation                              (1,742,136)
                                                 -----------------

     Total Fixed Assets                                  5,313,385
                                                 -----------------
OTHER ASSETS

  Loan acquisition costs                                     4,733
                                                 -----------------
     Total Other Assets                                      4,733
                                                 -----------------
   TOTAL ASSETS                                  $       5,680,601
                                                 =================

        The accompanying notes are an integral part of these consolidated financial statements.



                               TRANS ENERGY, INC.
                     Consolidated Balance Sheet (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                                   December 31,
                                                                                      1997
CURRENT LIABILITIES                                                           -----------------

  Accounts payable - trade                                                    $       1,250,017
  Accrued expenses                                                                       72,195
  Salaries payable                                                                       64,602
  Notes payable - current portion (Note 3)                                              898,098
                                                                              -----------------

     Total Current Liabilities                                                        2,284,912
                                                                              -----------------
NET LIABILITIES IN EXCESS OF ASSETS OF
 DISCONTINUED OPERATIONS (Note 9)                                                       340,821
                                                                              -----------------

LONG-TERM LIABILITIES

  Notes payable (Note 3)                                                                792,387
                                                                              -----------------

     Total Long-Term Liabilities                                                        792,387
                                                                              -----------------
     Total Liabilities                                                                3,418,120
                                                                              -----------------
MINORITY INTERESTS                                                                      250,000
                                                                              -----------------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (Note 6)

  Common Stock:  30,000,000 shares authorized  at $0.001 par value;
   5,663,215 shares issued and outstanding                                                5,663
  Capital in excess of par value                                                     10,746,979
  Accumulated deficit                                                                (8,740,161)
                                                                              -----------------

     Total Stockholders' Equity                                                       2,012,481
                                                                              -----------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $       5,680,601
                                                                              =================

        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                      Consolidated Statements of Operations

                                                           For the Years Ended
                                                               December 31,
                                                    ----------------------------------
                                                        1997               1996
                                                    --------------    ---------------
OIL AND GAS SALES                                   $    1,115,037    $     1,236,740
                                                    --------------    ---------------

COSTS AND EXPENSES

  Cost of oil and gas                                      748,757            787,136
  Salaries and wages                                       203,940            104,078
  Depreciation, depletion and amortization                 325,206            165,830
  Selling, general and administrative                    1,453,954            803,810
                                                    --------------    ---------------

     Total Costs and Expenses                            2,731,857          1,860,854
                                                    --------------    ---------------

LOSS FROM CONTINUING OPERATIONS                         (1,616,820)          (624,114)
                                                    --------------    ---------------

OTHER INCOME (EXPENSE)

  Other income                                              10,229                 73
  Interest expense                                        (281,867)        (1,276,465)
  Gain (loss) on disposition of assets                       1,500            (50,000)
  Bad debt expense                                        (100,000)           (16,000)
                                                    --------------    ---------------

     Total Other Income (Expense)                         (370,138)        (1,342,392)
                                                    --------------    ---------------

NET LOSS FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES AND MINORITY INTERESTS                    (1,986,958)        (1,966,506)
                                                    --------------    ---------------

INCOME TAXES (Note 1)                                       -                  -
                                                    --------------    ---------------

NET LOSS FROM CONTINUING OPERATIONS BEFORE
 MINORITY INTERESTS                                     (1,986,958)        (1,966,506)

NET LOSS FROM DISCONTINUED OPERATIONS (Note 9)             (42,492)        (1,711,877)
                                                    --------------    ---------------

NET LOSS BEFORE MINORITY INTERESTS                      (2,029,450)        (3,678,383)

MINORITY INTERESTS                                          -                  39,393
                                                    --------------    ---------------

NET LOSS                                            $   (2,029,450)   $    (3,638,990)
                                                    ==============    ===============

NET LOSS PER SHARE

  Continuing operations                             $        (0.44)   $         (0.59)
  Discontinued operations                                   -                   (0.53)
                                                    --------------    ---------------

                                                    $        (0.44)   $         (1.12)
                                                    ==============    ===============

        The accompanying notes are an integral part of these consolidated financial statements.


                               TRANS ENERGY, INC.
                 Consolidated Statements of Stockholders' Equity



                                              Common Shares         Capital in
                                       -------------------------    Excess of      Accumulated
                                        Shares           Amount     Par Value        Deficit
                                        ------           ------     ---------        -------

Balance, December 31, 1995            3,174,122   $      3,174   $  5,629,734    $ (3,071,721)

Common stock issued for
 debenture at $0.90 per share ..         55,555             56         49,944            --

Common stock issued for
 services at $2.67 per share              9,000              9         23,991            --

Common stock warrants
 issued                                    --             --          774,000            --

Cancellation of common
 stock options issued for
 services                                  --             --         (275,000)           --

Shareholder loans contributed
 to capital                                --             --          250,000            --

Issuance of common stock for
 cash at $5.36 per share                585,366            585      3,137,415            --

Common stock offering costs                --             --         (663,451)           --

Net loss for the year ended
 December 31, 1996                         --             --             --        (3,638,990)
                                   ------------   ------------   ------------    ------------

Balance, December 31, 1996            3,824,043          3,824      8,926,633      (6,710,711)

Common stock issued for services
 at $1.41 per share                     350,000            350        491,837            --

Common stock issued for cash
 at $0.96 per share                   1,489,172          1,489      1,428,511            --

Contribution of capital by
 shareholders                              --             --           49,998            --

Common stock offering costs                --             --         (150,000)           --

Net loss for the year ended
 December 31, 1997                         --             --             --        (2,029,450)
                                   ------------   ------------   ------------    ------------

Balance, December 31, 1997            5,663,215   $      5,663   $ 10,746,979    $ (8,740,161)
                                   ============   ============   ============    ============

        The accompanying notes are an integral part of these consolidated financial statements.



                               TRANS ENERGY, INC.
                      Consolidated Statements of Cash Flows


                                                                   For the Years Ended
                                                                       December 31,
                                                                   -------------------
                                                                   1997           1996
                                                                   ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                    $(2,029,450)   $(3,638,990)
  Adjustments to Reconcile Net Loss to Cash
   Provided by Operating Activities:
    Depreciation and depletion                                    325,206        165,830
    Minority interest                                             250,000        (39,393)
    (Gain) loss on disposition of assets                           (1,500)        50,000
    Bad debt expense                                              100,000         16,000
    Common stock issued for services                              492,837         24,000
    Stock options canceled for services not performed                --         (275,000)
    Loss on discontinued operations                              (477,896)     1,190,800
  Changes in Operating Assets and Liabilities:
    Decrease (increase) in accounts receivable                    (39,404)       (73,290)
    Decrease (increase) in prepaid and other current assets        58,160        (59,601)
    Decrease (increase) in deposits                                  --              355
    Decrease (increase) in loan acquisition costs                    --          876,065
    Increase (decrease) in accounts payable and
     accrued expenses                                             721,716        243,223
                                                              -----------    -----------

       Cash Provided (Used) by Operating Activities              (600,331)    (1,520,001)
                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Expenditures for property and equipment                        (918,685)      (152,206)
                                                              -----------    -----------

       Cash Provided (Used) by Investing Activities           $  (918,685)   $  (152,206)
                                                              -----------    -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                Consolidated Statements of Cash Flows (Continued)


                                                           For the Years Ended
                                                               December 31,
                                                      --------------------------
                                                           1997          1996
CASH FLOWS FROM FINANCING ACTIVITIES:                 -----------    -----------

  Principal payments on related party advances       $  (605,190)   $      --
  Proceeds from sale of common stock                   1,429,350      3,138,000
  Payment of deferred offering costs                        --         (388,451)
  Proceeds from related party advances                      --          204,110
  Principal payments on notes payable                   (211,109)      (899,606)
  Proceeds from notes payable                            610,000        100,000
                                                     -----------    -----------

      Cash Provided (Used) by Financing Activities     1,223,051      2,154,053
                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                         (295,965)       481,846

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                      481,846           --
                                                     -----------    -----------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                        $   185,881    $   481,846
                                                     ===========    ===========

CASH PAID FOR:

  Interest                                           $   279,525    $   184,381
  Income taxes                                       $      --      $      --

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services                   $   492,837    $    24,000
  Stock options issued (cancelled) for services      $      --      $  (275,000)
  Conversion of debentures to equity                 $      --      $    50,000
  Common stock warrants                              $      --      $   774,000
  Shareholder loans contributed to capital           $    49,998    $   250,000


        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 1 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               a. Organization

               The Company was originally incorporated in the State of Idaho on January 16, 1964. On January 11, 1988, the Company changed its name to Apple Corporation. In 1988, the Company acquired oil and gas leases and other assets from Ben's Run Oil Company (a Virginia limited partnership) and has since engaged in the business of oil and gas production.

               On November 5, 1993, the Board of Directors caused to be incorporated in the State of Nevada, a new corporation by the name iof Trans Energy, Inc., with the specific intent of effecting a merger between Trans Energy, Inc. of Nevada and Apple Corp. of Idaho, for the sole purpose of changing the domicile of the Company to the State of Nevada. On November 15, 1993, Apple Corp. and the newly formed Trans Energy, Inc. executed a merger agreement whereby the shareholders of Apple Corp. exchanged all of their issued and outstanding shares of common stock for an equal number of shares of Trans Energy, Inc. common stock. Trans Energy, Inc. was the surviving corporation and Apple Corp. was dissolved.

               On August 7, 1995, the Company purchased 80 percent of the issued and outstanding stock of Vulcan Energy Corporation (Vulcan), a Texas corporation, for $1,100,000 including the assumption of $300,000 in debt for a customer of Vulcan. Vulcan was located in the State of Texas and was engaged in the oil gathering and marketing business. In March 1997, the Company decided to cease the operations of Vulcan. Accordingly, the results of operations along with the net liabilities of Vulcan have been reflected as discontinued operations in the accompanying consolidated financial statements. See Note 9 for further discussion.

               b. Accounting Method

               The Company's consolidated financial statements are prepared using the accrual method of accounting. The successful efforts method of accounting is used for oil and gas exploration and production activities which states that total net capitalized costs, as a minimum test, may not exceed future undiscounted net cash flows. In any period that total net capitalized costs exceed future undiscounted net cash flows, the excess will be charged to current operations. The Company has elected a calendar year end.

               c. Net Loss per Share of Common Stock

               The net loss per share of common stock is based on the weighted average number of shares issued and outstanding at the date of the consolidated financial statements. Only primary net loss per share of common stock is disclosed in the accompanying consolidated statements of operations as fully diluted loss per share is anti-dilutive.

               d. Provision for Taxes

               At December 31, 1997, the Company had net operating loss carryforwards of approximately $8,740,000 that may be offset against future taxable income through 2012. No tax benefit has been reported in the consolidated financial statements, because the potential tax benefits of the net operating loss carryforwards is offset by a valuation allowance of the same amount.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 1 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               e. Cash Equivalents

               The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

               f. Principles of Consolidation

               The consolidated financial statements include the Company and its wholly owned subsidiary, Ritchie County Gathering Systems, Inc., its 65% owned subsidiary, Tyler Construction Company, Inc. and its 50% owned and now discontinued subsidiary, Sundance, LLC. All significant intercompany accounts and transactions have been eliminated.

               g. Presentation

               Certain 1996 balances have been reclassified to conform to the presentation of the 1997 consolidated financial statements.

               h. Depreciation

               Fixed assets are stated at cost. Depreciation on vehicles, pipelines, machinery, equipment and well equipment is provided using the straight line method over expected useful lives of five to fifteen years. Wells are being depreciated using the units-of-production method on the basis of total estimated units of proved reserves.

               i. Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -       PROPERTY AND EQUIPMENT

               The Company acquired oil and gas leases from Ben's Run Oil Company (a Virginia limited partnership) in 1988 along with other assets and liabilities in exchange for shares of the Company's common stock. The assets were recorded at predecessor cost since the former owners of Ben's Run Oil Company became the controlling shareholders of the Company. The assets acquired had been fully amortized or depreciated. Therefore, they were recorded at a cost of $0.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996

NOTE 2 -       PROPERTY AND EQUIPMENT (Continued)

               In January of 1989 the Company acquired interests in oil and gas producing properties from Black Petroleum Corporation (Black). In exchange for the interests acquired, the Company paid $100,000 cash, 160,790 shares of common stock and assumed certain liabilities of Black. The value of the stock issued was based on the estimated fair market value of the properties acquired less cash paid and liabilities assumed. The purchase price for oil and gas properties totaled $2,015,109.

               On November 15, 1994, the Company acquired six oil and gas wells at a cost of $1,082,222 and other equipment totaling $8,710 in exchange for shares of the Company's common stock. All assets were recorded at their market value (which was approximately the same as book value) at the time of acquisition based on the purchase method of accounting.

               Based upon the reserve estimates, depletion and depreciation on these properties and the related equipment is computed under the units-of-production method as required by generally accepted accounting principles. In 1994 and 1993, the Company refurbished a number of wells. In 1995, the Company obtained a reserve study which showed that the oil and gas reserves are higher than originally reported because the fix-up work allowed the producing wells to produce greater quantities and put some non-productive wells into production.

               During 1994, the Company purchased leasehold acreage in Ohio known as Rose Run for $287,000. The acreage was purchased from shareholders of the Company in part for forgiveness of receivables from those shareholders.


                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 3 -       LONG-TERM DEBT

               The Company had the following debt obligations at December 31, 1997:

Calhoun  County  Bank,  secured  by oil and gas  well  interests, payable in monthly  installments of $1,859 including interest at variable rates, (lender's base rate of 9.75% as of December 31,
 1997), matures April 12, 1999                                                $    22,354

Calhoun  County  Bank,  secured  by oil and gas  well  interests, payable in monthly  installments  of $269 including  interest at variable rates,  (lender's base rate of 9.75% as of December 31,
 1997), matures
 April 12, 1999                                                                     4,072

Calhoun  County  Bank,  secured  by oil and gas  well  interests, payable in monthly  installments of $1,300 including interest at variable rates,  (lender's base rate of 9.75% as of December 31,
 1997), matures
 April 12, 1999                                                                    30,133

New York Life, secured by cash value in policy, interest payable
 annually at 7.25% interest rate                                                   21,800

First National Bank of St. Marys, $9,244 payable monthly, 12.5%
 interest rate, secured by equipment                                              592,979

Union Bank of Tyler County, interest at 11.5% due quarterly,
 renewable, due on demand, secured by equipment                                    19,756

Note due private company, principal and interest of $163 payable
 monthly, interest rate of 10.75%, secured by vehicle                               1,573

Bank of Paden City, interest payable quarterly, prime +2%, due
 on demand, secured by officers personal assets                                   268,234

Note payable to an individual, due on demand, bearing interest at
 9.75%, unsecured                                                                 292,078

Bank of Paden City, secured by vehicles, various maturity dates,
 principal and interest due monthly at 9.25% to 10.25%                             28,779

Note due to a private individual, due November 7, 1996 with interest
 at 20%, unsecured                                                                100,000

Note due to an  individual,  due  August  1999 with  interest  at
 7.50%, requiring monthly payments of $3,000, secured by personal guarantee
 of officer                                                                       250,232

Note due to an individual, due on demand with interest at 7.00%, unsecured         58,495
                                                                              -----------

     Total                                                                      1,690,485

     Less Current Portion                                                        (898,098)
                                                                              -----------
     Total Long-Term Debt                                                     $   792,387
                                                                              ===========


                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 3 -       LONG-TERM DEBT (Continued)

               Future maturities of long-term debt are as follows:

                       1997                             $          898,098
                       1998                                        279,273
                       1999                                         53,167
                       2000                                         56,586
                       2001                                         62,346
                       2002 and thereafter                         341,015
                                                        ------------------

                                     Total              $        1,690,485
                                                        ==================

NOTE 4 -       RELATED PARTY TRANSACTIONS

               a. Management Agreement

               A company owned by an officer of the Company's subsidiary, Vulcan Energy Corporation (Vulcan), owns the remaining 20% of Vulcan's common stock. The management company is entitled to a management fee of $252,000 per year and 20% of net profits before taxes less 20% of the principal paid to the seller of Vulcan. This 20% net profits interest has had no effect on the Company's consolidated financial statements since the subsidiary has generated net losses through December 31, 1996. Since the operations of Vulcan Energy have been discontinued (see Note 9), management believes that the Company has no obligation related to this management agreement as of December 31, 1996 or in future periods.

NOTE 5 -       ECONOMIC DEPENDENCE AND MAJOR CUSTOMERS

               The Company's marketing arrangement with Sancho accounted for approximately 47% of the Company's revenue for the year ended December 31, 1997. This marketing agreement is in effect until December 1, 2003. Another customer also generated sales in excess of 10% of the Company's total sales. Sales to this customer made up approximately 49% of net revenues in 1997.

NOTE 6 -       COMMON STOCK, OPTIONS AND WARRANTS

               On January 15, 1995, the Company issued 100,000 shares of its common stock to a consultant for services rendered. The shares were valued at $1.50 per share which was the average trading price when issued.

               On October 1, 1995, the Company issued an option to a consultant to purchase 100,000 shares of its common stock at $0.001 per share. The option was valued at the difference between the exercise price and the trading price of the shares. Accordingly, the Company incurred $275,000 of consulting fees in 1995. On March 29, 1996, the consultant returned the option for cancellation. The option was not exercised and was cancelled without consideration, therefore the cancellation was accounted for as a decrease of capital in excess of par value and the related asset during 1996.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 6 -       COMMON STOCK, OPTIONS AND WARRANTS (Continued)

               During 1995, debentures having a total face value of $45,000 were converted into 50,000 shares of the Company's common stock, valued at $0.90 per share. Remaining debentures with a total face value of $50,000 were converted into 55,555 shares of the Company's common stock in 1996, also valued at $0.90 per share. As an incentive to the debenture holders for extending the due date of the debentures due on December 31, 1995, they were given the right to receive the number of post-split shares they were to have received pre-split. The value of the additional shares issued, $202,032, has been recorded as loan costs and amortized over the period until the debentures were converted in 1996.

               The Company also received $5,000 during December of 1995 for the purchase of 500,000 bridge warrants at $0.01 per warrant. The bridge warrants were valued at the average trading price when issued and expensed during the year ended December 31, 1995 in the amount of $1,345,000. The bridge warrants are convertible into 1 share of common stock at $0.50 per share for up to eighteen months. With the completion of the public offering discussed below, the $0.50 common stock conversion option of the bridge warrants terminated and the bridge warrants automatically converted into 2 redeemable warrants exercisable at 110% of the offering price. The Company issued 48,750 additional stock warrants as compensation for the sale of the bridge warrants which were later surrendered to the Company for no consideration.

               The Company issued an additional 300,000 bridge warrants in March 1996 in conjunction with the completion of a $600,000 bridge financing. The Company issued 30,000 additional bridge warrants in conjunction for the sale of bridge units containing the unsecured notes and bridge warrants which were later returned to the Company for no consideration. These bridge warrants were exercisable for 18 months from the date of issuance and entitled the holder thereof to purchase 1 share of common stock at $0.50 per share. The bridge warrants were valued at the average trading price when issue and were being amortized to interest expense over 12 months. With the completion of the public offering discussed below, the $0.50 common stock conversion option of these bridge warrants terminated and the bridge warrants converted into 2 redeemable warrants exercisable at 110% of the offering price. Accordingly, the remaining unamortized portion was expensed at December 31, 1996.

               The Company issued 9,000 shares of common stock during 1996 to an individual as compensation for services rendered totaling $24,000 representing a per share price of $2.67 which approximated the fair market value of the shares on the date they were authorized to be issued.

               In December 1996, the Company completed a public offering of its common stock issuing 585,366 shares while receiving total proceeds of $3,138,000 or $5.36 per share. Related costs associated with this offering totalled $663,451 which has been charged to capital in excess of par value in the accompanying consolidated financial statements.

               In September 1996, two officers, directors and shareholders of the Company agreed to a reduction in amounts payable to them by the Company totaling $250,000 which have previously been accounted for as advances from related parties. This amount has been contributed to capital in excess of par value in the accompanying consolidated financial statements.

               In 1997, the Company completed the sale of 8% cumulative convertible debentures due March 25, 2000, netting cash proceeds to the Company of $1,430,000. The terms of the convertible debentures enable the holder to convert the debentures into common stock of the Company at any time after 45 days at a price based on a percentage of the quoted market price depending on when the debentures are converted. The debentures were converted to 1,489,172 shares of common stock in 1997.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 7 -       COMMITMENTS AND CONTINGENCIES

               Several vendors of Vulcan Energy, Inc., the discontinued operation, have filed legal action against Vulcan Energy and the Company alleging breach of contract and non-payment of outstanding obligations. Those vendors are also seeking other damages and assessments. The Company has included in the net liabilities of the discontinued operations of Vulcan Energy, amounts which they believe are owing to those vendors. These actions are still in the discovery stage and the Company is attempting to negotiate settlements with those vendors. The Company believes that the amounts accrued in the accompanying consolidated financial statements are adequate to satisfy these claims.

               A former officer of Vulcan Energy has filed suit against the Company, its officers and directors and Vulcan Energy, asserting a claim against these parties based upon a breach of contract and fraud in connection with his employment with Vulcan Energy. The parties to this action have filed response vigorously contesting the allegations and have filed a countersuit to this action. Management believes that the Company and the ultimate outcome of these actions and their possible effects on the consolidated financial statements cannot be readily determined.

               The Company pays $1,400 per month for leased office space which is on a month-to-month basis.

NOTE 8 -       GOING CONCERN

               The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred cumulative operating losses through December 31, 1997, and has a working capital deficit at December 31, 1997. Revenues have not been sufficient to cover its operating costs and to allow it to continue as a going concern. During 1995, the Company purchased an 80% equity ownership of Vulcan Energy Corporation, replaced management and recapitalized Vulcan Energy with a $200,000 working capital infusion. However, the Company discontinued the operations of Vulcan Energy during 1997, incurring a substantial loss from discontinued operations. Management believes that despite the discontinued operations of Vulcan Energy and recurring operating losses, the potential proceeds from the sale of common stock, other contemplated debt and equity financing, and increases in operating revenues from new development and the merger with Natural Gas Technologies will enable the Company to continue as a going concern. (See also Notes 10 and 11)

NOTE 9 -       VULCAN ENERGY, INC. - DISCONTINUED OPERATIONS

               In March 1997, the Company discontinued the operations of Vulcan Energy, Inc., its 80% owned subsidiary. Accordingly, net liabilities in excess of assets, totaling $340,821, have been reflected separately in the accompanying consolidated balance sheet as of December 31, 1997. The net operating loss of Vulcan Energy, Inc. for the year ended December 31, 1996 amounting to $1,711,877 has been reflected separately in the accompanying consolidated statements of operations and include estimated losses on disposition of Vulcan Energy, Inc.

NOTE 10 -      JOINT VENTURE

               The Company has entered into a joint venture with Natural Gas Technologies, Inc. (NGT) to form Sundance Producers, LLC. This joint venture will be engaged in oil and gas production activities in Wyoming.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 11 -      SUBSEQUENT EVENTS

               Acquisition of Subsidiary
               -------------------------

               The Company has entered into a plan and agreement of merger with Natural Gas Technologies, Inc. (NGT). It is expected that this merger will qualify as a tax free reorganization within the meaning of Section 368(9)(1)(A) of the Internal Revenue Code. The merger is expected to be accomplished by way of exchanging 100% of the issued and outstanding NGT common stock and NGT series 1994-B preferred stock for fully registered shares of common stock of the Company at the exchange ratio. The exchange ratio will be 2.785 shares of the Companys common stock for one share of NGT common or preferred stock. It is intended that the shareholders of NGT will own 75% of the issued and outstanding shares of the Company immediately after the exchange.

               Acquisition of Leasehold Interest
               ---------------------------------

               The Company has entered into a purchase and sale agreement with GCRL Energy Ltd. wherein the Company will pay $3,325,000 for leasehold interests located in Wyoming and for Seismic data associated with those leasehold interests.

                               TRANS ENERGY, INC.
                      S.F.A.S. 69 Supplemental Disclosures
                           December 31, 1997 and 1996
                                   (Unaudited)


S.F.A.S. 69  SUPPLEMENTAL DISCLOSURES


               (1)          Capitalized Costs Relating to
                        Oil and Gas Producing Activities

                                                              December 31,
                                                      -------------------------
                                                        1997               1996
                                                      -----------   -----------

Proved oil and gas producing properties and related
 lease and well equipment                             $ 4,122,311   $ 3,799,387
Accumulated depreciation and depletion                   (433,799)     (407,934)
                                                      -----------   -----------

Net Capitalized Costs                                 $ 3,688,512   $ 3,391,453
                                                      ===========   ===========


               (2)     Costs Incurred in Oil and Gas Property
              Acquisition, Exploration, and Development Activities


                                                        For the Years Ended
                                                            December 31,
                                                    ---------------------------
                                                       1997              1996
                                                    -----------      -----------
Acquisition of Properties
   Proved                                             $ 65,000         $    --
   Unproved                                            573,479              --
Exploration Costs                                      164,900              --
Development Costs                                      280,206              --


               The Company does not have any investments accounted for by the equity method.

               (3)         Results of Operations for
                              Producing Activities


                                                            For the Year Ended
                                                                December 31,
                                                            1997          1996
                                                        -----------  -----------
Sales                                                    $ 390,922    $ 452,183

Production costs                                          (120,190)    (115,112)
Depreciation and depletion                                 (25,865)     (13,916)
                                                         ---------    ---------

Results of operations for producing activities
 (excluding corporate overhead and interest costs)       $ 244,867    $ 323,155
                                                         =========    =========

                               TRANS ENERGY, INC.
                      S.F.A.S. 69 Supplemental Disclosures
                           December 31, 1997 and 1996
                                   (Unaudited)


S.F.A.S.  69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

               (4)          Reserve Quantity Information

                                                          Oil          Gas
                                                          BBL          MCF
                                                     ----------    ----------
Balance, December 31, 1996                              196,343     1,677,359

  Production                                             (1,343)     (125,210)
  Purchased and developed                                15,870       229,167
                                                     ----------    ----------

Balance, December 31, 1997                              210,870     1,781,316
                                                     ==========    ==========

Proved developed reserves:
                                                          Oil          Gas
                                                          BBL          MCF
                                                     ----------    ----------
  Beginning of the year 1997                            196,343     1,677,359
  End of the year 1997                                  210,870     1,781,316

  Beginning of the year 1996                            199,070     1,789,654
  End of the year 1996                                  196,343     1,677,359


               During 1996, 1995, 1992, 1991 and 1990, the Company had reserve studies and estimates prepared on its various properties. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult. Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

                               TRANS ENERGY, INC.
                      S.F.A.S. 69 Supplemental Disclosures
                           December 31, 1997 and 1996
                                   (Unaudited)

S.F.A.S.  69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

               (5)       Standardized Measure of Discounted
                        Future Net Cash Flows Relating to
                           Proved Oil and Gas Reserves

                              At December 31, 1996

                                                                   Trans Energy
                                                                       and
                                                                  Subsidiaries
                                                              -----------------
Future cash inflows                                                $ 17,638,619
Future production and development costs                              (6,332,264)
                                                                   ------------
Future net inflows before income taxes                               11,306,355
Future income tax expense                                            (3,844,161)
                                                                   ------------
Future net cash flows                                                 7,462,194
10% annual discount for estimated timing of cash flows               (3,850,492)
                                                                   ------------

Standardized measure of discounted future net cash flows           $  3,611,702
                                                                   ============

               Future income taxes were determined by applying the statutory income tax rate to future pre-tax net cash flow relating to proved reserves.

                                                    At December 31, 1997

                                                                   Trans Energy
                                                                       and
                                                                  Subsidiaries
                                                              -----------------
Future cash inflows                                                $ 17,407,048
Future production and development costs                              (6,249,130)
                                                                   ------------
Future net inflows before income taxes                               11,157,918
Future income tax expense                                            (3,793,693)
                                                                   ------------
Future net cash flows                                                 7,364,225
10% annual discount for estimated timing of cash flows               (3,829,397)
                                                                   ------------

Standardized measure of discounted future net cash flows           $  3,534,828
                                                                   ============

               The following schedule summarizes changes in the standardized measure of discounted future net cash flow relating to proved oil and gas reserves:

                                                         For the Years Ended
                                                            December 31,
                                                    ---------------------------
                                                         1997            1996
                                                    -----------     -----------
Standardized measure, beginning of year             $ 3,611,702     $ 4,063,885
Oil and gas sales, net of production costs             (390,922)       (452,183)
Sales of mineral in place                                  --              --
Quantity estimates made                                 314,048            --
                                                    -----------     -----------

Standardized measure, end of year                   $ 3,534,828     $ 3,611,702
                                                    ===========     ===========

                               TRANS ENERGY, INC.
                      S.F.A.S. 69 Supplemental Disclosures
                           December 31, 1997 and 1996
                                   (Unaudited)


S.F.A.S.  69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

               The above schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and with the assumption of current pricing and current costs of production for oil and gas produces in future periods. These reserve estimates are made from evaluations conducted by independent geologists, of such properties and will be periodically reviewed based upon updated geological and production date. Estimates of proved reserves are inherently imprecise. The above standardized measure does not include any restoration costs due to the fact the Company does not own the land.

               Subsequent development and production of the Company's reserves will necessitate revising the present estimates. In addition, information provided in the above schedules does not provide definitive information as the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting the Company's oil and gas producing activities. Therefore, the Company suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.

                               TRANS ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30,1998

                                   (Unaudited)

                               TRANS ENERGY, INC.
                           Consolidated Balance Sheets


                                       ASSETS
                                       ------

                                                 June 30,          December 31,
                                                  1998                1997
                                               -----------        -----------
                                               (Unaudited)
CURRENT ASSETS

   Cash                                   $           -       $       185,881
   Accounts receivable                             64,686             175,161
   Prepaid and other current assets                   -                 1,441
                                               -----------        -----------

     Total Current Assets                          64,686             362,483
                                               -----------        -----------

PROPERTY AND EQUIPMENT

   Vehicles                                        94,589              94,589
   Machinery and equipment                         10,092              10,092
   Pipelines                                    2,231,308           2,231,308
   Well equipment                                 271,895             271,882
   Wells                                        6,941,955           3,850,429
   Leasehold acreage                              767,500             597,221
   Accumulated depreciation                    (1,823,397)         (1,742,136)
                                               -----------        -----------

     Total Fixed Assets                         8,493,942           5,313,385
                                               -----------        -----------

OTHER ASSETS

   Note receivable - other                        100,002                 -
   Deposits                                         1,508                 -
   Prepaid promotion expenses                   1,061,628                 -
   Loan acquisition costs                       2,706,898               4,733
                                               -----------        -----------

     Total Other Assets                         3,870,036               4,733
                                               -----------        -----------

     TOTAL ASSETS                         $    12,428,664     $     5,680,601
                                          =    ==========     =     =========


        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                     Consolidated Balance Sheets (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                         June 30,       December 31,
                                                           1998             1997
                                                       -----------      -----------
                                                       (Unaudited)
CURRENT LIABILITIES

   Cash overdraft                                      $    16,133   $      --
   Accounts payable - trade                              1,396,788     1,250,017
   Accrued expenses                                        432,037        72,195
   Salaries payable                                           --          64,602
   Notes payable - current portion                          25,313       898,098
   Debentures payable                                    4,625,400          --
                                                       -----------   -----------

     Total Current Liabilities                           6,495,671     2,284,912
                                                       -----------   -----------

NET LIABILITIES IN EXCESS OF ASSETS OF
 DISCONTINUED OPERATIONS                                   340,821       340,821
                                                       -----------   -----------

LONG-TERM LIABILITIES

   Notes payable                                         1,744,441       792,387
                                                       -----------   -----------

     Total Long-Term Liabilities                         1,744,441       792,387
                                                       -----------   -----------

     Total Liabilities                                   8,580,933     3,418,120
                                                       -----------   -----------

MINORITY INTERESTS                                            --         250,000
                                                       -----------   -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

   Common stock: 30,000,000 shares authorized at
    $0.001 par value; 2,138,450 and 1,415,808 shares
    issued and outstanding, respectively                     2,139         1,416
   Capital in excess of par value                       12,867,963    10,751,226
   Accumulated deficit                                  (9,022,371)   (8,740,161)
                                                       -----------   -----------

     Total Stockholders' Equity                          3,847,731     2,012,481
                                                       -----------   -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $12,428,664   $ 5,680,601
                                                       ===========   ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                      Consolidated Statements of Operations
                                   (Unaudited)


                                               For the Six Months            For the Three Months
                                                Ended June 30,                  Ended June 30,
                                         ----------------------------   ---------------------------
                                             1998            1997           1998           1997
                                         ------------   -------------   ------------   ------------
REVENUES

   Oil and gas sales                      $   473,006    $   543,550    $   266,768    $   272,834
                                         ------------   -------------   ------------   ------------

     Total Revenues                           473,006        543,550        266,768        272,834
                                         ------------   -------------   ------------   ------------

COSTS AND EXPENSES

   Cost of oil and gas                        303,076        248,265        160,433        157,095
   Salaries and wages                          58,596        130,386         26,802         99,635
   Depreciation and amortization               81,261        176,352         40,629        142,788
   Selling, general and administrative        412,097        621,484        271,480        519,933
                                         ------------   -------------   ------------   ------------

     Total Costs and Expenses                 855,030      1,176,487        499,344        919,451
                                         ------------   -------------   ------------   ------------

     Net Income (Loss) from
      Operations                             (382,024)      (632,937)      (232,576)      (646,617)
                                         ------------   -------------   ------------   ------------

OTHER INCOME (EXPENSE)

   Gain on sale of assets                     239,129           --          239,129           --
   Bad debt expense                              --         (100,000)          --         (100,000)
   Interest income                                459         10,155             59          8,510
   Interest expense                          (139,774)      (181,167)       (74,449)      (144,852)
                                         ------------   -------------   ------------   ------------

     Total Other Income (Expense)              99,814       (271,012)       164,739       (236,342)
                                         ------------   -------------   ------------   ------------

NET LOSS BEFORE INCOME TAXES
 AND MINORITY INTERESTS                      (282,210)      (903,949)       (67,837)      (882,959)
                                         ------------   -------------   ------------   ------------

INCOME TAXES                                     --             --             --             --
                                         ------------   -------------   ------------   ------------

NET LOSS BEFORE  MINORITY
 INTERESTS                                   (282,210)      (903,949)       (67,837)      (882,959)

MINORITY INTERESTS                               --             --             --             --
                                         ------------   -------------   ------------   ------------

NET LOSS                                  $  (282,210)   $  (903,949)   $   (67,837)   $  (882,959)
                                         ============   =============   ============   ============

PRIMARY LOSS PER SHARE

NET LOSS                                  $     (0.16)   $     (0.88)   $     (0.14)   $     (0.84)
                                         ============   =============   ============   ============

FULLY DILUTED LOSS PER SHARE              $     (0.16)   $     (0.88)   $     (0.14)   $    (0.84)
                                         ============   =============   ============   ============


        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                 Consolidated Statements of Stockholders' Equity


                                                                       Capital in
                                                 Common Shares          Excess of      Accumulated
                                             Shares        Amount       Par Value        Deficit
                                          ------------  ------------  ------------    ------------

Balance, December 31, 1996                   956,015   $        956   $  8,929,501    $ (6,710,711)

Common stock issued for services
 at $5.64 per share                           87,500             88        492,099            --

Common stock issued for cash
 at $3.84 per share                          372,293            372      1,429,628            --

Contribution of capital by
 shareholders                                   --             --           49,998            --

Common stock offering costs                     --             --         (150,000)           --

Net loss for the year ended
 December 31, 1997                              --             --             --        (2,029,450)
                                          ------------  ------------  ------------    ------------

Balance, December 31, 1997                 1,415,808          1,416     10,751,226      (8,740,161)

Common stock issued for well costs
 at $4.00 per share (unaudited)               12,500             13         49,987            --

Contribution of capital by
 shareholders (unaudited)                       --             --          208,210            --

Common stock issued for cash at
 $1.31 per share (unaudited)                 236,312            236        310,514            --

Common stock issued for services
 at $3.61 per share (unaudited)              473,830            474      1,548,026            --

Net loss for the six months ended
 June 30, 1998 (unaudited)                      --             --             --          (282,210)
                                          ------------  ------------  ------------    ------------

Balance, June 30, 1998 (unaudited)         2,138,450   $      2,139   $ 12,867,963    $ (9,022,371)
                                          ============  ============  ============    ============

        The accompanying notes are an integral part of these consolidated financial statements.

                                                  TRANS ENERGY, INC.
                                         Consolidated Statements of Cash Flows
                                                      (Unaudited)


                                                        For the Six Months           For the Three Months
                                                         Ended June 30,                 Ended June 30,
                                                   ---------------------------   ---------------------------
                                                       1998           1997           1998            1997
                                                   ------------   ------------   ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                       $  (282,210)   $  (903,949)   $   (67,837)   $  (882,959)
   Adjustments to reconcile net loss to
    cash provided by operating activities:
     Depreciation, depletion and
       amortization                                    81,261        176,352         40,629        142,788
     Minority interest                                   --             --             --             --
     Common stock issued for services               1,548,500        171,875      1,548,500        171,875
   Changes in operating assets and liabilities:
     Decrease (increase) in accounts
       receivable                                      10,473         61,237        (23,313)       (16,676)
     Decrease (increase) in prepaid
      expenses                                     (1,061,695)        59,601     (1,061,695)        59,601
     Decrease (increase) in loan
      acquisition costs                            (2,702,165)          --       (2,702,165)          --
     Increase (decrease) in accounts
      payable and accrued expenses                    666,354        495,882        230,294        598,883
     Increase (decrease) in interest
      payable                                            --           (9,154)          --             --
                                                   ------------   ------------   ------------   ------------

       Cash Provided (Used) by
        Operating Activities                       (1,739,482)        51,844     (2,035,587)        73,512
                                                   ------------   ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Proceeds from sale of property                    (259,129)          --         (259,129)          --
   Expenditures for property and
    equipment                                      (3,202,689)      (798,336)    (2,281,280)      (727,816)
                                                   ------------   ------------   ------------   ------------

       Cash Provided (Used) by
        Investing Activities                       (3,461,818)      (798,336)    (2,540,409)      (727,816)
                                                   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from debentures                         4,625,400           --        4,096,525           --
   Borrowings of long-term debt                       259,208      1,312,700        259,208        100,000
   Repayment to related parties                          --         (410,541)          --         (101,962)
   Common stock issued for cash                       310,750           --          310,750           --
   Principal payments on long-term debt              (179,939)      (154,064)       (90,487)       (47,323)
                                                   ------------   ------------   ------------   ------------

     Cash Provided (Used) by
        Investing Activities                        5,015,419        748,095      4,575,996        (49,285)
                                                   ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH                      (185,881)         1,603           --         (703,589)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                  185,881        481,846           --        1,187,038
                                                   ------------   ------------   ------------   ------------

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                    $      --      $   483,449    $      --      $   483,449
                                                   ============   ============   ============   ============

        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)


                                           For the Six Months         For the Three Months
                                             Ended June 30,              Ended June 30,
                                       ------------------------    ----------------------
                                          1998          1997          1998        1997
                                       ----------    ----------    ----------  ----------

CASH PAID FOR:

   Interest                             $  139,774   $  181,167   $   74,449   $  144,852
   Income taxes                         $     --     $     --     $     --     $     --

NON-CASH FINANCING ACTIVITIES:

   Common stock issued for services     $1,548,500   $  171,875   $1,548,500   $  171,875
   Conversion of debentures to equity   $     --     $  500,000   $     --     $  500,000
   Common stock issued for well costs   $   50,000   $     --     $     --     $     --


        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                       June 30, 1998 and December 31, 1997


NOTE 1 -      CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1998 and for all periods presented have been made.

              Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with general accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1997 audited consolidated financial statements. The results of operations for the periods ended June 30, 1998 and 1997 are not necessarily indicative of the operating results for the full year.

                         NATURAL GAS TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                        March 31, 1998 and April 30, 1997

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Natural Gas Technologies, Inc. and Subsidiary
Dallas, Texas

We have audited the accompanying consolidated balance sheet of Natural Gas Technologies, Inc. and Subsidiary as of March 31, 1998 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the eleven months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Natural Gas Technologies, Inc. and Subsidiary as of March 31, 1998, and the results of their operations and their cash flows for the eleven months then ended, in conformity with generally accepted accounting principles.



Jones, Jensen & Company
Salt Lake City, Utah
July 21, 1998

                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------

                                                                     March 31,
                                                                      1998
                                                                  ----------
CURRENT ASSETS

   Cash                                                           $   14,261
   Accounts receivable                                                17,712
   Notes receivable - related parties (Note 4)                       101,467
                                                                  ----------

     Total Current Assets                                            133,440
                                                                  ----------
FIXED ASSETS

   Oil and gas properties (full cost method) (Notes 1, 6 and 7)    4,675,193
   Other fixed assets                                                 65,466
   Accumulated depreciation and depletion                           (330,623)
                                                                  ----------

     Total Fixed Assets                                            4,410,036
                                                                  ----------
OTHER ASSETS

   Investments in joint ventures                                     190,500
   Investment in stock (Note 2)                                       14,464
   Other assets                                                        3,113
                                                                  ----------

     Total Other Assets                                              208,077
                                                                  ----------
     TOTAL ASSETS                                                 $4,751,553
                                                                  ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                     Consolidated Balance Sheet (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                     March 31,
                                                                       1998
                                                                   ------------
CURRENT LIABILITIES

   Accounts payable (Note 4)                                       $    278,295
   Accrued interest                                                      68,081
   Current portion of note payable (Note 14)                              5,746
                                                                   ------------

     Total Current Liabilities                                          352,122
                                                                   ------------
NOTE PAYABLE (Note 14)                                                   19,934
                                                                   ------------

     TOTAL LIABILITIES                                                  372,056
                                                                   ------------
REDEEMABLE PREFERRED STOCK, SERIES 1994-A
 $4.00 PAR VALUE (500,000 SHARES AUTHORIZED,
 7,097 OUTSTANDING) (Note 9)                                             28,388
                                                                   ------------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                               --
                                                                   ------------
STOCKHOLDERS' EQUITY

   Preferred stock, Series 1994-B $4.00 par value
    (500,000 shares authorized, 66,360 outstanding)                     265,440
   Common stock, $0.001 par value (10,000,000
    shares authorized, 5,878,200 outstanding)                             5,878
   Additional paid-in capital                                        10,261,358
   Deferred services (net of amortization of $17,500)                  (160,000)
   Receivable for stock issued to officers                               (9,000)
   Accumulated deficit                                               (6,012,567)
                                                                   ------------

     Total Stockholders' Equity                                       4,351,109
                                                                   ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  4,751,553
                                                                   ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.


                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                      Consolidated Statements of Operations


                                                                  For the
                                                                Eleven Months   For the
                                                                   Ended      Year Ended
                                                                 March 31,     April 30,
                                                                   1998          1997
                                                              -----------    -----------
REVENUES

   Oil and gas revenues                                       $   287,833    $   100,987
   Other Income                                                    68,208              5
                                                              -----------    -----------

     Total Revenues                                               356,041        100,992
                                                              -----------    -----------

EXPENSES

   Production expenses and taxes                                  442,963        103,646
   Depreciation, depletion and amortization                       245,266         43,176
   Professional fees                                              229,799         44,816
   Consulting fees                                                125,000        115,000
   Personnel costs                                                220,753           --
   Rent                                                            27,646          7,249
   Business promotion                                               6,551          1,015
   Director fees                                                     --           20,833
   Taxes                                                           22,803          3,658
   Travel                                                          39,866          7,610
   Other expenses                                                  48,098          9,896
   Write-down of oil and gas for ceiling test                   3,076,790           --
   Minority interest in loss of consolidated subsidiary              --           (6,573)
                                                              -----------    -----------

     Total Expenses                                             4,485,535        350,326
                                                              -----------    -----------

LOSS FROM OPERATIONS                                           (4,129,494)      (249,334)
                                                              -----------    -----------

OTHER INCOME (EXPENSES)

   Interest income                                                  7,929            715
   Interest expense                                              (405,049)       (58,486)
   Loss on impairment of assets                                  (386,800)          --
   Loss on debt extinguishment                                   (222,780)          --
                                                              -----------    -----------

     Total Other Income (Expense)                              (1,006,700)       (57,771)
                                                              -----------    -----------

NET LOSS                                                       (5,136,194)      (307,105)

   Less unpaid preferred stock dividend claims for the year        (9,199)        (9,604)
                                                              -----------    -----------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                  $(5,145,393)   $  (316,709)
                                                              ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                Consolidated Statements of Operations (Continued)


                                                            For the
                                                        Eleven Months   For the
                                                             Ended    Year Ended
                                                           March 31,   April 30,
                                                             1998         1997
                                                             ----         ----
LOSS PER SHARE
     Primary                                              $  (1.18)  $  (0.11)
     Primary, attributable to common shares               $  (1.18)  $  (0.11)

     Fully diluted                                        $  (1.16)  $  (0.10)
     Fully diluted, attributable to common shares         $  (1.16)  $  (0.11)



              The accompanying notes are an integral part of these
                       consolidated financial statements.




                  NATURAL GAS TECHNOLOGIES, INC. AND SUBSIDIARY
                           Consolidated Statements of
                 Stockholders' Equity For the Eleven Months and
                   the Year Ended March 31, 1998 and April 30,
                                      1997


                                           Preferred Stock
                                           ---------------
                                 Series 1994-A       Series 1994-B          Common Stock        Additional  Deferred
                                 -------------       -------------          ------------          Paid-In   Services &   Accumulated
                               Shares    Amount     Shares     Amount    Shares     Amount        Capital     Other        Deficit
                               ------    ------     ------     ------    ------     ------        -------     -----        -------
 Balance, April 30, 1996          9,597   $ 38,388   210,736   $ 842,944  2,805,014  $ 2,806   $   940,139   $     --    $ (569,268)

Stock issued for:
  Cash                            --         --        --          --      225,000      225     1,574,775     (159,000)        --
  Deferred promotional
    services                      --         --        --          --      200,000      200       159,800     (160,000)        --
  Oil and gas interests           --         --        --          --      120,000      120       628,862         --           --
  Stock of Interior Energy, Inc.  --         --        --          --      370,000      370       272,217         --           --
  Patent license                  --         --      50,000     200,000    100,000      100       199,900         --           --
Conversion of preferred to
 common                           --         --    (194,376)   (777,504)   194,376      193       777,311         --
Net (loss)                        --         --        --          --         --       --            --           --       (307,105)
                               ------     --------  --------   --------- ----------  -------   -----------  -----------  -----------

Balances, April 30, 1997         9,597     38,388    66,360     265,440  4,014,390    4,014     4,553,004     (319,000)    (876,373)

Stock issued for:
  Cash                            --         --        --          --      239,524      240     1,484,760         --           --
  Related party liabilities       --         --        --          --    1,614,286    1,614     3,728,578      150,000         --
  Options issued to related
   party for properties           --         --        --          --         --       --         425,026         --           --
  Management services             --         --        --          --       10,000       10        69,990         --           --
  Repurchase of shares          (2,500)   (10,000)     --          --         --       --            --           --           --
Net (loss)                        --         --        --          --         --       --            --           --     (5,136,194)
                               ------     --------  --------   --------- ----------  -------   -----------  -----------  -----------

Balances, March 31, 1998         7,097   $ 28,388    66,360   $ 265,440  5,878,200  $ 5,878   $10,261,358   $ (169,000) $(6,012,567)
                               ======     ========  ========   ========= ==========  =======   ===========  ===========  ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.


                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                      Consolidated Statements of Cash Flows


                                                              For the
                                                           Eleven Months    For the
                                                              Ended        Year Ended
                                                            March 31,       April 30,
                                                              1998           1997
                                                          -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                               $(5,136,194)   $  (307,105)
   Adjustments to reconcile net loss to net
    cash provided (used) by operating activities:
     Depreciation, depletion and amortization                 245,266         43,176
     Stock issued for services                                 70,000        100,833
     Stock issued for payables and accrued interest           692,120           --
     Amortization of note payable discount                       --           14,838
     Loss on impairment and sales of assets                   691,373           --
     Write-down of oil and gas for ceiling test             1,472,313           --
   (Increase) decrease in:
     Accounts receivable                                      (14,305)        (3,407)
     Other assets                                                --           (3,049)
   Increase (decrease) in:
     Accounts payable                                         (12,740)       252,826
     Accrued interest                                          27,972         40,029
     Minority interests                                          --           28,427
                                                          -----------    -----------

       Net Cash Provided (Used) by Operating Activities    (1,964,195)       166,568
                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Payments for oil and gas assets                         (1,697,558)      (726,286)
   Purchase of furniture and equipment                        (65,466)          --
   Investment in joint venture                               (190,500)          --
   Proceeds from sale of oil and gas interest               1,500,000           --
   Goodwill acquired in Lyric Energy acquisition                 --         (100,000)
                                                          -----------    -----------

       Net Cash (Used) by Investing Activities               (453,524)      (826,286)
                                                          -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from issuance of stock                          1,485,000      1,416,000
   Repurchase of preferred shares                             (10,000)          --
   Loans and advances from related party                      320,000         80,203
   Note receivable from related party                        (101,467)          --
   Note payable proceeds                                       25,684           --
   Note payments                                             (103,962)       (20,266)
                                                          -----------    -----------

       Net Cash Provided by Financing Activities          $ 1,615,255    $ 1,475,937
                                                          -----------    -----------

              The accompanying notes are an integral part of these
                       consolidated financial statements.



                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                      Statements of Cash Flows (Continued)


                                                             For the
                                                          Eleven Months    For the
                                                              Ended       Year Ended
                                                           March 31,       April 30,
                                                             1998            1997
                                                         -----------    -----------
INCREASE (DECREASE) IN CASH FOR PERIOD                   $  (802,464)   $   816,219

CASH AT BEGINNING OF PERIOD                                  816,725            506
                                                         -----------    -----------

CASH AT END OF PERIOD                                    $    14,261    $   816,725
                                                         ===========    ===========

CASH PAID FOR:

   Interest                                              $   188,653    $     2,525
   Income taxes                                          $      --      $      --

NON-CASH FINANCING ACTIVITIES:

   Professional services                                 $    70,000    $      --
   Prepaid professional services                         $      --      $   160,000
   Oil and gas properties                                $      --      $   628,982
   Reduction of accounts, notes and interest payable
     net of transfer price for Lyric Energy, Inc.        $ 3,630,192    $      --
   Acquisition if Interior Energy, Inc.                  $      --      $    49,997
   Acquisition of patent license and related equipment   $      --      $   400,000
   Options issued for oil and gas properties             $   425,026    $      --


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


GENERAL Natural Gas Technologies, Inc. (NGT or "the Company) was incorporated on April 26, 1993 and began operations in June 1993. NGT acquired interests in various oil and gas properties in February and June 1994 and has been active in this industry since then. The nature of the oil and gas industry lends itself to uncertainties and risks. During the year ended April 1997, the Company acquired oil and gas properties with significant reserves. (See Note 6.)

                In April 1997, NGT acquired 100% ownership of Interior Energy, Inc. (IEI) and ownership of 81% of Lyric Energy, Inc. (Lyric). During February 1998, the Company sold its interest in Lyric to an officer and director for $150,000. IEI is consolidated with the Company in the presentation of its financial statements.

NOTE 1 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                The accounting and reporting policies of NGT conform with generally accepted accounting principles and to general practices within the oil and gas industry. Policies that materially affect the determination of financial position, changes in financial position, and results of operations are summarized as follows:

                Consolidation
                -------------

                The accompanying consolidated financial statements include the accounts of the Company and its subsidiary, IEI. Intercompany transactions and balances have been eliminated in consolidation.

                Federal Income Taxes
                --------------------

                For Federal income tax purposes, NGT reports its operations on the accrual basis of accounting. Depreciation is calculated using the MACRS percentages. First year expensing under Section 179 is utilized when it is available and has been determined to be advantageous. NGT files a consolidated tax return with IEI.

                Statement No. 109 (SFAS 109) "Accounting for Income Taxes" requires that a liability approach to providing for deferred taxes be used. That is, deferred taxes must be recorded for all temporary differences between the book and tax bases of assets and liabilities. (See Note 11.)

                Oil and Gas Properties
                ----------------------

                The Company records its oil and gas producing activities under the full cost method of accounting, and accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded until the proceeds from dispositions exceed the company's basis in the full cost pool.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Oil and Gas Properties (continued)
              ----------------------------------

              Depletion and amortization are computed on a composite units-of-production method based on estimated proved reserves. All leasehold, equipment, and intangible costs associated with oil and gas properties are currently included in the base for computation and amortization unless the property has not been evaluated and no estimated reserves have been included for the property in the Company's total reserves. The Company's reserves were reviewed and estimated by a registered petroleum engineer. Included in these properties reviewed by the engineer were significant acquisitions during the current year. All of the Company's reserves are located within the United States.

              Loss per Share
              --------------

              Primary loss per share is computed on the basis of weighted average number of common shares actually outstanding. Fully diluted loss per share are computed based on the increased number of shares that would be outstanding assuming that preferred shares outstanding at the first of the year were converted at the first of the year. Preferred shares issued during the year are assumed to be converted on the date of issuance.

              The following table presents a reconciliation of the weighted average number of shares actually outstanding with the number of shares used in the computation of fully diluted loss per share:


                                                                                  March 31,          April 30,
                                                                                   1998                1997
                                                                             ----------------    ---------------
              Primary
                  Weighted average number of shares actually
                  outstanding                                                       4,356,055          2,860,393
                                                                             ================    ===============

              Fully diluted
                  Weighted average number of shares actually
                    outstanding                                                     4,356,055          2,860,393
                  Preferred shares                                                     74,167             76,917
                                                                             ----------------    ---------------

                                                                                    4,430,222          2,937,310
                                                                             ================    ===============

              At the end of each of the years presented, the Company had contractually or otherwise committed to issue common and/or preferred shares but the stock certificates had not actually been issued. These shares have been included as issued in the outstanding shares presented in the balance sheet and the statement of changes in stockholders' equity. They have also been included in weighted average earnings per share as of the effective date of the agreement rather than the date certificates were ultimately issued.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Cash and Cash Flows
              -------------------

              The Company considers cash to be its only cash equivalent for purposes of presenting its Statement of Cash Flows. The Company had cash at two banks at April 30, 1997. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. On occasion throughout the year, the Company's cash balances exceeded the insured amount.

              Amortization
              ------------

              The Company is also amortizing organization costs on the straight-line method over five years and through September 1997 was amortizing the cost of a patent license (discussed further at Note 8.)

              Use of Estimates
              ----------------

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Environmental Issues
              --------------------

              The oil and gas industry is regulated in Texas by the Texas Railroad Commission (RRC) and Texas Natural Resources Conservation Commission. Leases are operated under permits from the RRC. Failure to comply with regulations could result in interruption or termination of the operations. Additionally, upon cessation of use, the wells require plugging and sit cleanup. Costs of voluntary termination and remediation have been estimated to be insignificant on a well by well basis and are expected to be recorded as incurred.

              Advertising Costs
              -----------------

              All advertising costs are expensed as incurred.

              Fiscal Year End
              ---------------

              The Company has changed its fiscal year end to March 31, accordingly, the financial statements reflect the operations and cash flows for the eleven months then ended.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 2 -      INVESTMENTS IN STOCK AND ACQUISITIONS OF SUBSIDIARIES

              In 1994, NGT acquired approximately 2% of the outstanding shares of Wagman Petroleum, Inc. (WPI) from urelated parties in exchange for NGT common shares. As discussed at Note 4, WPI is considered a related party. WPI is not a subsidiary. There is no market for these shares. Their value has been determined based on an estimate of the future value of WPI at the time of acquisition. The Company intends to hold this investment for the foreseeable future.

              In April 1997, the Company acquired 81.25% of the outstanding shares of Lyric Energy, Inc. This entity was a consolidated subsidiary at April 30, 1997. During February 1998, the Company sold its interest in Lyric to Brent Wagman (the Company's president) for $150,000.

              On April 1, 1997, NGT acquired 100% of the outstanding shares of Interior Energy, Inc. (IEI). NGT acquired IEI subject to a note payable to third parties for $3,000,000 that arose from the purchase of interests in certain oil and gas leases. As part of the purchase, NGT assumed full liability for the balance of the note.

NOTE 3 -      STOCK TRANSACTIONS

              During the year ended April 1995, NGT authorized 1,000,000 preferred shares and designated it as Series 1994-A (Preferred ) and Series 1994-B (Preferred B). Both of these series have a 9.25% cumulative annual dividend. Preferred A shares are convertible to common shares on a 1.1 for 1 basis and may be called by the Company at five cents per share if the trading price of the common shares exceeds $7 for twenty consecutive trading days. They are also subject to a mandatory redemption at par five years from the effective date of issuance. Preferred B shares automatically convert to common on a one-for-one basis if the trading price of the common shares exceeds $5 per share for ten consecutive trading days. All of the outstanding preferred shares became convertible at the option of the holder at May 1, 1996. (See Note 15 for subsequent events.)

              In February 1996, NGT entered into an agreement for the provision of public relations, identification of funding sources, merger candidates, etc. services with a third party. These services were to be rendered over a primary period ending in December 1996 with provisions for extensions as approved by both parties. The shares were to be issued on a milestone basis with 200,000 shares issued at the commencement of the agreement. One-half of the original shares were for services to be rendered after April 30, 1996, were recorded as Deferred Services at that date, and have been included in expenses during the year ended April 1997. An additional 200,000 shares were issued during April 1997 in anticipation of meeting additional milestones after the fiscal year end and were reported as Deferred Services at April 30, 1997. Per mutual agreement, these services have been deferred to an undetermined future date and the deferred services remain on the books pending utilization of the services. The remaining 100,000 shares called for under this agreement are to be issued after the achievement of specified events. The agreement calls for all of these shares to be registered in any registration pursued by NGT.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 3 -      STOCK TRANSACTIONS (Continued)

              During the year ended April 1997, the Company issued 225,000 common shares to its directors on the basis of $7 per share. Of the total $1,575,000 to be received, the directors did not pay $150,000 until June 1997, after the year end. Due to the relationship of this receivable to stock issuance, it was presented as an offset in Stockholders' Equity collected. In 1998, $9,000 was similarly receivable for shares which the Company had agreed to issued to a director.

              During the period ended March 31, 1998, the Company has issued 239,524 shares for $1,485,000. The Company also issued 10,000 shares to an individual for management services and 50,000 shares to its president for debt forgiveness. The Company has agreed to issue 50,000 shares to a director for debt forgiveness and a payment of $9,000 and cleared up other related party liabilities totaling $3,630,192 by agreeing to issue 1,600,000 shares.

NOTE 4 -      TRANSACTIONS WITH RELATED PARTIES

              WPI operates essentially all of the properties in which the Company has interests. As operator, WPI incurs expenses for drilling, reworking, and normal lease operating expenses; and then charges them out to the respective interest owners. The Company's president owns approximately 45% of the outstanding stock of WPI and also serves as its president. At March 31, 1998 and April 30, 1997, the Company owed WPI $259,587 and $134,982, respectively, for accounts payable.

              During the year ended April 1997, the Company's directors acquired stock (as discussed at Note 3), loaned funds to the Company, and were reimbursed for business expenses.

              In April 1997, the Company acquired 81.25% of the outstanding shares of Lyric Energy, Inc. This entity was a consolidated subsidiary at April 30, 1997. During February 1998, the Company sold its interest in Lyric to Brent Wagman (the Company's president) for $150,000.

              During the eleven months ended March 31, 1998, the Company loaned $101,467 to Trans Energy, Inc. The Company is presently in the process of completing a merger with Trans Energy, Inc. The notes bear interest at 8%, are due upon demand and are unsecured.

              At March 31, 1998, the Company owed WPI $259,687 which is recorded in accounts payable.

NOTE 5 -      NOTES PAYABLE

              During February 1996, the Company borrowed $35,000 from a bank in order to finance certain reworking expenses. This note bears interest at 10.5% and is due in twenty-four installments of $1,625 per month including interest. The Company gave its interest in the wells being reworked as collateral for this note. This note was paid off during February 1998.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 5 -      NOTES PAYABLE (Continued)

              In April 1997, as part of its acquisition of IEI, the Company assumed liability for a note payable to EXP, Inc. (EXP) with an original face amount of $3,475,000. The note was due March 1, 1998 with no specified payments due prior to maturity although prepayment was allowed. Subsequent to April 1997, EXP assigned the note to Ameritech Petroleum, Inc. (Ameritech). In February 1998, the Company negotiated a deal to issue 1,452,250 common shares to Ameritech as payment in full of this note and certain other liabilities and accrued interest which Ameritech had obtained from EXP. Due to its terms, this note was recorded at its fair value at the time of the acquisition of IEI. This discount was being amortized to interest over the term of the note. Due to early extinguishment of this debt, a loss of $222,780 has been recognized in the current period.

NOTE 6 -      OIL AND GAS PROPERTIES

              The Company's oil and gas interests are all located in Texas. They consist primarily of two leases in Wilbarger County, a field in Runnels County, various small leases mostly in Runnels County, and an undeveloped lease in Crockett County. The bulk of these properties were acquired during the year ended April 1997. During the period ended March 31, 1998, the Company has expanded its interest in the field in Runnels County by paying $200,000 and issuing options to acquire 100,000 shares of common stock, purchased and drilled a lease in Shackleford County, drilled additional wells on the Runnels County field, and reworked the Wilbarger and Runnels County leases. The Company also invested in a joint venture to drill two wells in the Powder River Basin of Wyoming. The first of these wells was a dry hole. The Company and its joint venture partner have delayed drilling the second well and are seeking a buyer for the prospect.

              In December 1997, the Company sold one half of its interest in the Crockett County lease for $1,500,000. In accordance with the full cost accounting method, these proceeds were charged against the full cost pool rather than showing them as a gain on sale of assets.

              The Company hired a petroleum engineer to estimate its reserves as of March 31, 1998. The Crockett County lease was excluded from this analysis. Based on these estimates, the value of the Company's oil and gas assets was written down to the amount supported by a ceiling test calculation. The write-down amounted to $3,076,790.



                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 7 -      PROPERTY AND EQUIPMENT

              Property and  equipment  consisted  of the  following at March 31,
              1998 and April 30, 1997:
                                                                                   March 31,       April 30,
                                                                                   1997               1997
                                                                             ----------------    ---------------
              Oil and gas properties:
                   Leasehold and capitalized IDC                             $      3,307,392    $     4,662,651
                   Lease and well equipment                                         1,367,801            862,270
              Office furniture and equipment                                           65,466             -
              Blending tower                                                           -                  40,000
                                                                             ----------------    ---------------
                                                                                    4,470,659          5,564,921
              Less accumulated depreciation and depletion                            (330,623)           (97,706)
                                                                             ----------------    ---------------

                                                                             $      4,410,036    $     5,467,215
                                                                             ================    ===============

              Depletion totaled $226,959 and $39,127 for the periods ended March 1998 and April 1997, respectively. Depreciation was $5,957 during the period ended March 1998 with none during the year ended April 1997. In addition, due to the decline in oil prices and revisions to estimated reserves, the Company charged off $3,076,790 of oil and gas costs which exceed a ceiling test based on the discounted present value of estimated reserves.

NOTE 8 -      PATENT LICENSE

              During October 1996, the Company acquired a license to a patented blending process for the blending of automobile fuel. The
              acquisition  of  the  license   included   $40,000  of  tanks  and
              equipment.

              During September 1997, it was determined that the vendor did not have clear title to these assets and that the Company would be unable to utilize these assets the future due to circumstances beyond its control. As a result of this determination, these assets were abandoned and a loss was recognized of $386,800. The Company entered into a lawsuit against the vendor to retrieve the shares it had issued for these patent assets.
              (See Note 15 for subsequent events.)

NOTE 9 -      REDEEMABLE PREFERRED STOCK

              As discussed at Note 3, the Company's Preferred A shares carry a mandatory redemption requirement. They must be redeemed at par at the end of five years. Effectively, both preferred stock series may be converted to common stock by the Company upon the attainment of specific circumstances as described at Note 3. In accordance with generally accepted accounting principles, the shares carrying the mandatory redemption feature have been reported separately from stockholders' equity. The redemption date for these shares is July 1, 1999. During the period ended March 31, 1998, the Company repurchased 2,500 Preferred A shares at par plus accumulated dividends. (See Note 15 for subsequent events.)

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


    NOTE 10 - ACCUMULATED DIVIDENDS ON PREFERRED STOCK

              As discussed in Note 3, the Company has issued preferred stock that contains a provision for cumulative dividends at the rate of 9.25%. These dividends have remained undeclared and unpaid since issuance. The amounts accumulated during the periods ended March 31, 1998 and April 30, 1997 totaled $9,199 and $9,604, respectively. Total accumulated unpaid dividends at April 30, 1997 was $32,140. The statement of operations presents net loss available to common shareholders after increasing the actual net loss for the unpaid dividends for the periods.

NOTE 11 -     INCOME TAXES

              Operating loss carryforwards for income tax purposes vary from retained deficit amounts due to differences in the tax treatment of various items. These loss carryforwards which may provide future benefits, expire as shown in the following table:

                                                      Amount of
                     Year of                          Operating Loss
                   Expiration                        Carryforward
                   ----------                   -----------------
                     2009                       $            301,283
                     2010                                    241,814
                     2011                                    220,831
                     2012                                    410,280
                     2013                                  2,280,631
                                                --------------------

                                                $          3,454,839
                                                ====================

           The provision for income tax is as follows:
                                         March 31,           April 30,
                                           1998                  1997
                                   -----------------     -----------------
           Current
                Federal            $          -          $          -
                State                         -                     -
           Deferred
                Federal                   (2,009,757)             (222,455)
                State                       (265,997)              (29,433)
                Less allowance             2,275,754               251,888
                                   -----------------     -----------------

           Total                   $          -          $          -
                                   =================     =================

               A reconciliation of income tax at the statutory rate to the Company's effective rate at March 31, 1998 and April 30, 1997 indicates that the expected statutory rate for each of these years is 0%. The effective tax rate is also 0%.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 11 -      INCOME TAXES (Continued)

               The following temporary differences gave rise to the deferred tax assets and liabilities at March 31, 1998 and April 30, 1997:


                                                                              March 31,              April 30,
                                                                               1998                    1997
                                                                         ----------------      -----------------
               Depletion                                                 $          31,267     $          66,228
               Depreciation                                                       (256,481)                1,370
               Amortization of goodwill on subsidiary
                 acquisition                                                        -                      1,667
               Write-down of oil and gas values                                  3,076,790                -

               The deferred tax asset and liabilities are comprised of the following at March 31, 1998 and April 30, 1997:

                                                              March 31,                         April 30,
                                                                1998                              1997
                                                      ------------------------------------------------------------
                                                      Assets        Liabilities         Assets         Liabilities
                                                      ------        -----------         ------         -----------
               Depreciation and depletion          $     -         $      76,573    $      25,137    $       -
               Goodwill                               1,046,109           -                  614             -
               Net operating losses
                carried forward                       1,174,645           -               226,137            -
                   Less valuation allowance          (2,144,181)          -              (251,888)           -
                                                   ------------    -------------    -------------    ---------
               Gross deferred tax assets
                and liabilities                    $     76,573    $      76,573    $         769    $          769
                                                   ============    =============    =============    ==============

                   Net deferred tax liability                      $      -                          $       -
                                                                   =============                     ==============

               Due to the manner in which future utilization of tax benefits is analyzed under SFAS 109, an allowance for the full amount of the benefits that may arise from operating loss carryforwards has been made and no asset has been recorded as a result at March 31, 1998 and April 30, 1997.

NOTE 12 -      OPERATING LEASE

               On April 1, 1997, the Company leased office space in Addison, Texas and relocated its offices. This lease had an initial term of seventeen months beginning on that date. The lease called for a security deposit of $3,049 and monthly lease payments in advance. Under this lease, rent of $27,646 and $3,049 was included in expenses for the periods ended March 31, 1998 and April 30, 1997, respectively. Minimum future rental payments total $12,197 during the year ended March 31, 1999.

NOTE 13 -      MERGER AGREEMENTS

               During the period ended March 31, 1998, the Company terminated its plans to merge with Lyric.


                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 14 -      NOTE PAYABLE
                                                                                                  March 31,
                                                                                                    1998
                                                                                               -----------------
               Note payable to bank bearing interest at 8.5%,  requiring monthly principal and interest payments of $679.
                Secured by a vehicle, due November 3, 2001.                                    $          25,680

               Less current portion
                                                                                                          (5,746)
                                                                                               -----------------
                                                                                               $          19,934
                                                                                               =================

               Maturities of the note payable are as follows:

                                    1999                                                       $           5,746
                                    2000                                                                   6,881
                                    2001                                                                   7,449
                                    2002                                                                   5,604
                                                                                               -----------------

                                                                                               $          25,680
                                                                                               =================

NOTE 15 -      SUBSEQUENT EVENTS

               Subsequent to March 31, 1998, the Company finished drilling a well on one of the leases in the field in Runnels County. The Company also borrowed $150,000 from a related entity and loaned $153,475 to Trans Energy.

               The Company has redeemed all of its Preferred A shares subsequent to March 31, 1998.

               The Company has settled the lawsuits regarding the patent licenses. The vendor has withdrawn his action and has agreed to return all of the shares issued by the Company with regard to these assets and a related management agreement.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                       Supplementary Information Relating
                       To Oil and Gas Producing Activities
             For the periods ended March 31, 1998 and April 30, 1997
                                   (Unaudited)


The following tables identify the Company's estimated quantities of proved developed reserves of crude oil and natural gas related to its oil and gas interests. These supplemental disclosures of oil and gas producing activities are unaudited due to the nature of reserve estimates and their computation. Amounts presented are the activity for the periods ended April 30, 1997 and balances as of March 31, 1998 and April 30, 1997. During both periods, some properties were reevaluated resulting in revisions to their reserve estimates. As is generally well known, there are risks involved in exploration for and production of oil and gas reserves. Reserves represent quantitative estimates of the recoverable amounts of oil and gas that exist in the ground and of the timing and costs of producing them. There are many ways in which reserve estimates can be over or under the actual amounts of oil and gas that are recovered. The estimated proved oil and gas reserves included are located entirely within the United States.

                             Quantities of Reserves

                                                        Oil               Gas
               Proved and Developed Reserves         (Barrels)            (MCF)
               -----------------------------         ---------            -----

Balances, April 30, 1996                              190,213           118,980
  Acquisitions                                        887,876            38,081
  Revisions of estimates                              (81,082)          (60,434)
  Production                                           (3,833)          (10,316)
                                                     --------          --------
Balances, April 30, 1997                              993,174            86,311
  Revisions of estimates                             (291,250)          (54,339)
  Production                                          (14,521)          (17,058)
                                                     --------          --------

Balances, March 31, 1998                              687,403            14,914
                                                     ========          ========

The Company has net estimated reserve amounts for its interest in a lease in Crockett County.


         Capitalized Costs Relating to Oil and Gas Producing Activities
                                                                March 31,         April 30,
                                                                  1998               1997
                                                            ----------------    ---------------
               Unproved properties (not being amortized)    $         -         $       432,966
               Proved properties (being amortized)
                 Evaluated proved properties                       4,675,193          5,091,455
                                                            ----------------    ---------------
               Total Capitalized Costs                             4,675,193          5,524,421
                 Accumulated Depletion                              (324,665)           (97,706)
                                                            ----------------    ---------------

               Net Capitalized Costs                        $      4,350,528    $     5,426,715
                                                            ================    ===============

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                       Supplementary Information Relating
                       To Oil and Gas Producing Activities
             For the periods ended March 31, 1998 and April 30, 1997
                                   (Unaudited)


    Costs incurred in Acquisition, Exploration and Development of Properties

                                                                            March 31,      April 30,
                                                                              1998           1997
                                                                           -----------    -----------
Property acquisition
  Purchase of reserves in place                                           $      --      $ 3,675,913
  Unevaluated properties                                                         --          432,966
Development                                                                 3,727,061        148,847
                                                                          -----------    -----------

                                                                          $ 3,727,061    $ 4,257,726
                                                                          ===========    ===========

             Results of Operations for Oil and Gas Producing Activities

Sales of oil and gas                                                      $   287,833    $   100,987
Production costs (including severance taxes)                                 (442,963)      (103,646)
Depletion                                                                    (226,959)       (36,235)
Income taxes                                                                     --             --
                                                                          -----------    -----------
Results of operations from producing activities
  (excluding corporate overhead)                                          $  (382,089)   $   (38,894)
                                                                          ===========    ===========

All sales were to unaffiliated enterprises. Depletion is calculated based on equivalent barrels of oil assuming that gas reserves and production are converted to oil on the basis of 6 mcf per equivalent barrel of oil. During the periods ended March 31, 1998 and April 30, 1997, depletion cost was $13.07 and $7.03 per equivalent barrel, respectively. The significant difference between the two years is primarily due to the addition of significant properties toward the end of the year at costs that were materially higher, on a per barrel basis.

            Standardized Measure of Discounted Future Net Cash Flows

Future cash inflows                               $ 11,753,843     $ 16,538,415
Future production and development costs             (4,237,519)      (6,856,457)
Future income taxes                                       --         (1,572,429)
                                                  ------------     ------------
  Future net cash flows                              7,516,324        8,109,529
10% annual discount for estimated timing
  of cash flows                                     (3,165,796)      (3,236,864)
                                                  ------------     ------------

  Standardized measure of discounted
    future net cash flows                         $  4,350,528     $  4,872,665
                                                  ============     ============

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                       Supplementary Information Relating
                       To Oil and Gas Producing Activities
             For the Periods ended March 31, 1998 and April 30, 1997
                                   (Unaudited)


            Principal Sources of Changes in the Standardized Measure
                       of Discounted Future Net Cash Flows

                                                    March 31,       April 30,
                                                     1998             1997
                                                  -----------     -----------
Standardized measure - beginning of year          $ 4,872,665    $ 1,658,314
Acquisition of reserves in place                         --        4,705,628
Sales, net of production costs                        144,077        (25,540)
Changes in estimated future development costs         245,455      2,265,846
Revisions of quantity estimates                    (3,110,941)    (1,139,362)
Accretion of discount                                 570,125        203,283
Net change in income taxes                            828,581       (454,068)
Changes in production timing and other               (547,725)    (2,245,393)
Changes in sales prices                             1,348,291        (96,043)
                                                  -----------     -----------

Standardized measure - end of year                $ 4,350,528    $ 4,872,665
                                                  ===========    ===========

                         NATURAL GAS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 1998

                 NATURAL GAS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets

                                     ASSETS
                                     ------

                                                             June 30,              March 31,
                                                              1998                   1998
                                                            ---------             ---------
                                                           (Unaudited)
CURRENT ASSETS

   Cash                                             $           4,808     $          14,261
   Accounts receivable                                         14,022                17,712
                                                            ---------             ---------

     Total Current Assets                                      18,830                31,973
                                                            ---------             ---------

FIXED ASSETS

   Oil and gas properties (full cost method)                4,779,761             4,675,193
   Furniture and equipment                                     65,466                65,466
   Accumulated depreciation and depletion                    (367,866)             (330,623)
                                                            ---------             ---------

     Total Fixed Assets                                     4,477,361             4,410,036
                                                            ---------             ---------

OTHER ASSETS

   Accounts and notes receivable - related parties            132,198                -
   Note receivable - Trans Energy, Inc.                       158,497               101,467
   Investment in joint ventures                               190,500               190,500
   Investment in stock                                         14,464                14,464
   Other                                                        3,769                 3,113
                                                            ---------             ---------

     Total Other Assets                                       499,428               309,544
                                                            ---------             ---------

     TOTAL ASSETS                                   $       4,995,619     $       4,751,553
                                                            =========             =========

                 NATURAL GAS TECHNOLOGIES, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                           June 30,          March 31,
                                                                            1998               1998
                                                                        ------------       ------------
                                                                        (Unaudited)
CURRENT LIABILITIES

   Accounts payable (Note 2)                                      $       609,554     $       278,291
   Accrued interest                                                        -                   68,081
   Advances and amounts due related parties                               206,958              -
   Current portion of note payable                                          5,746               5,746
                                                                        ------------       ------------

     Total Current Liabilities                                            822,258             352,118
                                                                        ------------       ------------

NOTE PAYABLE                                                               18,400              19,938
                                                                        ------------       ------------

     Total Liabilities                                                    840,658             372,056
                                                                        ------------       ------------

Redeemable preferred stock, Series 1994A $4.00
   par value, (500,000 shares authorized; 7,097 outstanding)               28,388              28,388
                                                                        ------------       ------------

STOCKHOLDERS' EQUITY

   Preferred stock Series 1994-B, $4.00 par value, 500,000
     shares authorized and 66,360 outstanding                             265,440             265,440
   Common stock, $0.001 par value, 10,000,000 shares
     authorized, 5,888,700 and 5,878,200 outstanding                        5,889               5,878
   Additional paid-in capital                                          10,277,098          10,261,358
   Deferred services                                                     (160,000)           (160,000)
   Receivable for stock issued to officers                                (50,000)             (9,000)
   Accumulated deficit                                                 (6,211,854)         (6,012,567)
                                                                        ------------        ------------

     Total Stockholders' Equity                                         4,126,573           4,351,109
                                                                        ------------       ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $     4,995,619     $     4,751,553
                                                                        ============       ============

                    NATURAL GAS TECHNOLOGIES AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                                       For the
                                                                                   Three Months Ended
                                                                                        June 30,
                                                                           -------------------------------
                                                                             1998                  1997
                                                                           ---------             ---------

REVENUES
   Oil and gas revenues                                           $          46,094     $          58,916
   Other income                                                              16,644                   203
                                                                           ---------             ---------

     Total Revenues                                                          62,738                59,119
                                                                           ---------             ---------

EXPENSES

   Production expenses and taxes                                             61,634               128,617
   Depreciation, depletion and amortization                                  37,308                32,798
   Professional fees                                                         41,293                36,866
   Consulting fees                                                           -                     13,750
   Personnel costs                                                           84,165                29,793
   Rent                                                                       4,716                 4,802
   Business promotion                                                         2,845                -
   Taxes                                                                      4,799                 2,131
   Travel                                                                     6,295                 9,469
   Other expenses                                                            11,102                15,301
                                                                           ---------             ---------

     Total Expenses                                                         254,157               273,527
                                                                           ---------             ---------

LOSS FROM OPERATIONS                                                       (191,419)             (214,408  )
                                                                           ---------             ---------

OTHER INCOME (EXPENSE)

   Interest income                                                            2,556                 3,049
   Interest expense                                                         (10,424)             (107,286)
                                                                           ---------             ---------

     Total Other Income (Expense)                                            (7,868)             (104,237)
                                                                           ---------             ---------

NET LOSS                                                                   (199,287)             (318,645)

   Less unpaid preferred stock dividend claims for the year                  (5,877)               (6,282)
                                                                           ---------             ---------

NET LOSS ATTRIBUTABLE TO COMMON
 SHAREHOLDERS                                                     $        (205,164)    $        (324,927)
                                                                           =========             =========

LOSS PER SHARE DATA:
     Basic                                                        $           (0.03)    $           (0.07)
     Basic, attributable to common shares                         $           (0.04)    $           (0.07)

     Diluted                                                      $           (0.03)    $           (0.07)
     Diluted, attributable to common shares                       $           (0.04)    $           (0.07)

                  NATURAL GAS TECHNOLOGIES, INC. AND SUBSIDIARY
                 Consolidated Statements of Stockholders' Equity
   For the Year Ended March 31, 1998 and the Three Months Ended June 30, 1998
                                   (Unaudited)

                                                       Preferred Stock
                                                       ---------------
                                       Series 1994-A                      Series 1994-B
                                       -------------                      -------------
                                 Shares             Amount          Shares             Amount
                               -----------        ----------      -----------        ----------

Balances, April 30, 1997          9,597     $      38,388           66,360     $     265,440

Stock issued for:
  Cash                              -                 -                -                 -
  Related party liabilities         -                 -                -                 -
  Options issued to related
   party for properties             -                 -                -                 -
  Management services               -                 -                -                 -
  Repurchase of shares           (2,500)          (10,000)             -                 -
Net loss                            -                 -                -                 -
                               -----------        ----------      -----------        ----------

Balances, March 31, 1998          7,097            28,388           66,360           265,440

Stock issued for:
  Services at $1.50 per share       -                 -                -                 -
  Cash at $1.50 per share           -                 -                -                 -
  Management services               -                 -                -                 -
Net loss                            -                 -                -                 -
                               -----------        ----------      -----------        ----------

Balances, June 30, 1998           7,097     $      28,388           66,360     $     265,440
                               ===========        ==========      ===========        ==========


                                                                            Additional         Deferred
                                                 Common Stock                 Paid-In         Services &       Accumulated
                                           Shares             Amount          Capital           Other            Deficit
                                      -------------     -------------     -------------    -------------     -------------
Balances, April 30, 1997                  4,014,390    $       4,014    $    4,553,004    $    (319,000)    $    (876,373)

Stock issued for:
  Cash                                      239,524              240         1,484,760              -                 -
  Related party liabilities               1,614,286            1,614         3,728,578          150,000               -
  Options issued to related
   party for properties                         -                -             425,026              -                 -
  Management services                        10,000               10            69,990              -                 -
  Repurchase of shares                          -                -                 -                -                 -
Net loss                                        -                -                 -                -          (5,136,194)
                                      -------------     -------------     -------------    -------------     -------------

Balances, March 31, 1998                  5,878,200            5,878        10,261,358         (169,000)       (6,012,567)

Stock issued for:
  Services at $1.50 per share                   500                1               750              -                 -
  Cash at $1.50 per share                    10,000               10            14,990              -                 -
  Management services                           -                -                 -            (41,000)              -
Net loss                                        -                -                 -                -            (199,287)
                                      -------------     -------------     -------------    -------------     -------------

Balances, June 30, 1998                   5,888,700    $       5,889    $   10,277,098    $    (210,000)    $  (6,211,854)
                                      =============     =============     =============    =============     =============

       The accompanying notes are an integral part of these consolidated financial Statements.

                    NATURAL GAS TECHNOLOGIES AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                            For the
                                                                       Three Months Ended
                                                                             June 30,
                                                                --------------------------------
                                                                   1998                  1997
                                                                ----------            ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $        (199,287)    $        (318,645)
  Adjustments to reconcile net loss to net
   cash provided (used) by operating activities:
    Depreciation, depletion and amortization                       37,308                32,798
    Amortization of note payable discount                          -                     50,698
    Stock issued for services                                         751                -
  (Increase) decrease in:
    Accounts receivable                                             3,690                (9,887)
    Other assets                                                     (721)               (3,049)
  Increase (decrease) in:
    Accounts payable                                              331,263               207,032
    Accrued interest                                              (68,081)              152,873
                                                                ----------            ----------

      Net Cash Provided by Operating Activities                   104,923               111,820
                                                                ----------            ----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of oil and gas assets                                 (104,568)           (1,254,697)
  Purchase of furniture and equipment                              -                     (8,572)
                                                                ----------            ----------

      Net Cash (Used) by Investing Activities                    (104,568)           (1,263,269)
                                                                ----------            ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from issuance of stock                                  15,000             1,575,000
  Loans and advances from related party                            33,760               152,689
  Repayments to related party                                     (57,030)               -
  Note payments                                                    (1,538)            (95,564)
                                                                ----------            ----------

      Net Cash (Used) Provided by Financing Activities             (9,808)            1,632,125
                                                                ----------            ----------

INCREASE (DECREASE) IN CASH FOR PERIOD                             (9,453)              480,676

CASH AT BEGINNING OF PERIOD                                        14,261                  (575)
                                                                ----------            ----------

CASH AT END OF PERIOD                                   $           4,808     $         480,101
                                                                ==========            ==========

                    NATURAL GAS TECHNOLOGIES AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (Continued)

                                                                                         For the
                                                                                   Three Months Ended
                                                                                         June 30,
                                                                         ----------------------------------------
                                                                               1998                     1997
                                                                         ---------------            -------------
CASH PAID FOR:
  Interest                                                               $          534        $           1,133
  Income taxes                                                           $          -          $             -

NON-CASH FINANCING ACTIVITIES:

  Stock issued for:
    Acquisition of Interior Energy, Inc.                                 $          -          $       2,590,000
    Oil and gas assets                                                   $          -          $         840,000
    Prepaid professional services                                        $          -          $          70,000
    Patent rights                                                        $          -          $         400,000
    Business promotion                                                   $          751        $             -
  Acquisition of oil and gas assets for note payable                     $          -          $         250,000
  Acquisition of oil and gas assets from related party for
   note payable and options:
    Note payable                                                         $          -          $         200,000
    Contributed capital                                                  $          -          $         438,982

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                                  June 30, 1998

NOTE 1 -      BASIS OF PRESENTATION

              The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions of Regulation SB of the Securities and Exchange Commission. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material change in the information included in the audited financial statements for the eleven months ended March 31, 1998. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended June 30, 1998 and 1997, are not necessarily indicative of the results that may be expected for the year ending March 31, 1999.

NOTE 2 -      RELATED PARTY PAYABLES

              The accounts payable balance has significantly increased during the quarter ended June 30, 1998. This is primarily due to operations and drilling activity in excess of revenues. The total accounts payable is owed primarily to Wagman Petroleum, Inc. for lease operating and drilling costs. Other operating expenses and loans to Trans Energy, Inc. were funded by loans from related parties or entities controlled by related parties.

NOTE 3 -      PLANNED MERGER ACTIVITY

              On March 24, 1998, the Company entered into a Plan and Agreement of Merger with Trans Energy, Inc. ("Trans Energy"), a Salt Lake City, Utah based exploration Company, pursuant to which the Company will be merged with and into Trans Energy which will be the surviving corporate entity. The merger will be accomplished by way of the exchange of 100% of the issued and outstanding shares of the Company's common stock and preferred stock for shares of Trans Energy's common stock. The exchange ratio will result in the Company's present shareholders owning at lease 75% of the total number of issued and outstanding shares of Trans Energy's common stock immediately after the completion of the merger. The merger is subject to shareholder approval of both corporations and the effectiveness of Trans Energy's registration statement on Form S-4.

              Upon  completion  of the merger,  the plan calls for the Company's
              Vice President, Michael Stewart, to serve as President, Chief Operating Officer and a director of Trans Energy. The Board of Directors shall consist of five directors after completion of the merger. Trans Energy's current President, Loren E. Bagley, shall continue to serve as Chairman of the Board. In addition to Mr. Bagley and Mr. Stewart, Trans Energy will appoint two additional directors and the Company will appoint two additional directors. The seventh director has not yet been determined, however, such director will be appointed prior to completion of the merger by the mutual agreement of directors appointed by Trans Energy and the Company. Until the merger is completed, both corporations are bing managed pursuant to a joint committee consisting of Mr. Bagley and Mr. Stewart.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                                  June 30, 1998

NOTE 4 -      SUBSEQUENT EVENTS

              During July 1998, the Company has entered into an agreement with its Vice President, Michael Stewart, whereby he received 50,000 shares of common stock and is entitled to receive 150,000 additional shares upon the earlier of completion of the merger with Trans Energy (or any other publicly traded entity) or the Company becoming a fully reporting entity with the Securities Exchange Commission.

              Also during July 1998, the Company extended to the holders of its preferred shares an offer to exchange their preferred shares for common shares on a basis of two common shares for each preferred share held. As part of the offer, the Company offered to pay an amount equal to the accumulated dividends in cash or in common shares at the rate of $2.75 per share. The Company has been successful in converting all of the outstanding Series A preferred shares and nearly all of the outstanding Series B preferred shares into common. As a result of the conversion offer and the offer regarding the cumulative dividend amounts, the Company has issued 47,179 common shares. The Company has also paid cash of $29,136 to preferred shareholders electing that option.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Marys, State of West Virginia, on this 23rd day of September 1998.

                                     TRANS ENERGY, INC.
                                        (REGISTRANT)



                       By:     /S/ LOREN E. BAGLEY
                          ----------------------------------
                               Loren E. Bagley, President and
                                   Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                   Title                       Date



                             President, Chief Executive
 /S/   LOREN E. BAGLEY       Officer and Director             September 23, 1998
--------------------------
 Loren E. Bagley             (Principal Financial Officer)



 /S/   WILLIAM F. WOODBURN   Vice President and Director      September 23, 1998
 William F. Woodburn         (Chief Accounting Officer)



 /S/   JOHN B. SIMS          Director                         September 23, 1998
--------------------------
 John B. Sims



 /S/   GARY F. LAWYER        Director                         September 23, 1998
 -------------------------
 Gary F. Lawyer